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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

OSCA, Inc.
(Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
    (1)
    Title of each class of securities to which transaction applies:

    Class A Common Stock, par value $0.01 per share
    Class B Common Stock, par value $0.01 per share

    (2)
    Aggregate number of securities to which transaction applies:

    15,559,639

    (3)
    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    $28.00

    (4)
    Proposed maximum aggregate value of transaction:

    $435,669,892

    (5)
    Total fee paid:

    $40,082

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)
    Amount Previously Paid:

    (2)
    Form, Schedule or Registration Statement No.:

    (3)
    Filing Party:

    (4)
    Date Filed:

OSCA, Inc.
156 Commission Boulevard
Lafayette, Louisiana 70508

Dear Stockholder:

        The Board of Directors of OSCA, Inc. has approved a merger agreement which provides for the acquisition of our company by BJ Services Company for $28.00 per share in cash.

        In order to evaluate the advisability of the merger, our Board of Directors formed a Special Committee of the OSCA Board, consisting of three independent directors. The Special Committee has unanimously determined that the merger and the merger agreement are fair to and in the best interests of OSCA's stockholders and recommended that our Board approve and adopt the merger agreement and the merger. In its evaluation of the merger, the Special Committee considered the opinion of J.P. Morgan Securities Inc., its financial advisor, to the effect that, as of the date of the opinion, the cash consideration of $28.00 to be received by OSCA stockholders (other than Great Lakes Chemical Corporation, our majority stockholder) in the proposed merger is fair, from a financial point of view, to such stockholders. JPMorgan's opinion is subject to the assumptions, limitations and qualifications set forth in its written opinion, which is attached as Annex D to the enclosed information statement.

        Based on the recommendation of the Special Committee, among other things, our Board unanimously approved the merger agreement and the merger. In its evaluation of the merger, our Board of Directors considered the opinion of Morgan Stanley & Co. Incorporated, its financial advisor, to the effect that, as of the date of the opinion, the consideration to be received in the aggregate by the holders of shares of our common stock (other than BJ Services and its affiliates) pursuant to the merger agreement is fair from a financial point of view to such holders. Morgan Stanley's opinion is subject to the assumptions, limitations and qualifications set forth in its written opinion, which is attached as Annex E to the enclosed information statement.

        Please carefully read the enclosed information statement for information about the merger agreement and the merger, particularly before determining whether to exercise your appraisal rights. Applicable law requires that the holders of a majority of the voting power of all outstanding shares of OSCA common stock approve the merger agreement and the merger before we complete the merger. Great Lakes, our majority stockholder, has already acted by written consent and voted its shares of OSCA common stock in favor of the approval of the merger agreement and the merger. This action by Great Lakes was sufficient for the stockholders of OSCA to approve and adopt the merger agreement and the merger without the vote of any other stockholder of OSCA. Accordingly, your approval is not required and we will not ask you to vote on the transaction.

        Please do not send in your share certificates at this time. Promptly after the merger is completed, you will receive a letter of transmittal for that purpose.

        We appreciate your support.

        Sincerely,

Mark P. Bulriss Chairman of the Board	Robert L. Hollier President and Chief Executive Officer

OSCA, Inc.
156 Commission Boulevard
Lafayette, Louisiana 70508
(337) 837-6047

We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy.

        This information statement is being furnished to the holders of common stock of OSCA, Inc. in connection with the proposed acquisition of OSCA by BJ Services Company. The acquisition will be effected by the merger of a wholly-owned subsidiary of BJ Services with OSCA pursuant to an Agreement and Plan of Merger, dated as of February 20, 2002, by and among OSCA, BJ Services and a wholly owned subsidiary of BJ Services.

        Under the merger agreement, at the effective time of the merger, each outstanding share of OSCA common stock, other than treasury shares, shares held by BJ Services and shares as to which appraisal rights have been properly exercised, will be converted into the right to receive $28.00 in cash.

        The Board of Directors of OSCA, based on among other reasons the unanimous recommendation of a Special Committee of the Board, unanimously supports the merger. In addition, Great Lakes Chemical Corporation, holder of approximately 92% of the voting power of OSCA's common stock, has delivered its written consent approving the merger agreement and the merger. This action by our controlling stockholder is sufficient for the stockholders of OSCA to approve and adopt the merger agreement and the merger without the vote of any other stockholder of OSCA. Accordingly, your approval is not required and we will not ask you to vote on the transaction.

        This information statement is also being furnished in connection with the decision by holders of OSCA common stock whether to exercise their appraisal rights under Delaware law with respect to the merger. You should read the discussion under the heading "Appraisal Rights" on page 44 of this information statement for information about these appraisal rights.

        This information statement is dated April 29, 2002 and is first being mailed to OSCA stockholders on or about May 2, 2002.

SUMMARY TERM SHEET	1
SUMMARY	3
THE MERGER	8
General	8
Company Information	8
OSCA Common Stock	8
Background of the Merger	9
OSCA's Reasons for the Merger; Conclusions of the Special Committee and Recommendation of the Board	14
Opinion of JPMorgan	17
Opinion of Morgan Stanley	20
MERGER AGREEMENT	26
Completion of the Merger	26
Merger Consideration	26
Surrender of Certificates and Payment Procedures	26
Stock Options	26
Covenants	27
Indemnification and Insurance of OSCA Directors and Officers	31
Employee Matters	31
Representations and Warranties	32
Conditions to the Merger	33
Termination	35
Certain Fees and Expenses	36
Amendments and Waivers	36
Other Matters	36
SUPPORT AGREEMENT AND INDEMNIFICATION AGREEMENT	37
Execution and Delivery of Consent	37
Other Covenants of Great Lakes Regarding its OSCA Shares	37
Other Agreements	38
Indemnification Agreement	39
INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS; POTENTIAL CONFLICTS OF INTEREST	40
Stock Options	40
Savings Plan	40
Deferred Compensation Plan	41
Change-in-Control and Severance Agreements	41
Indemnification; Directors' and Officers' Insurance	41
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES	42
United States Holders	42
Non-United States Holders	42
APPRAISAL RIGHTS	44
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	47
WHERE YOU CAN FIND MORE INFORMATION	49
ANNEX A—Agreement and Plan of Merger	A-1
ANNEX B—Support Agreement	B-1
ANNEX C—Indemnification Agreement	C-1
ANNEX D—Opinion of J.P. Morgan Securities Inc.	D-1
ANNEX E—Opinion of Morgan Stanley & Co. Incorporated	E-1
ANNEX F—Section 262 of the General Corporation Law of the State of Delaware	F-1

i

SUMMARY TERM SHEET

Q:
What transaction is being proposed?
A:
The acquisition of OSCA by BJ Services for $28.00 per share in cash through the merger of a wholly-owned subsidiary of BJ Services with and into OSCA, with OSCA as the surviving corporation.

Q:
What is the reason for the merger?
A:
Great Lakes Chemical Corporation, holder of approximately 92% of the voting power of OSCA's common stock, in conjunction with our Board, conducted an auction for the sale of OSCA from May 2001 to July 2001. After extensive efforts to sell OSCA, Great Lakes was not satisfied with the offers it received, informed the potential acquirors (including BJ Services) that it would not sell its interest in OSCA at that time and terminated the auction in July 2001.

  On January 22, 2002, Great Lakes received a new, unsolicited written offer from BJ Services to purchase all of the outstanding common stock of OSCA for $28.00 per share. In light of (1) the decline in our revenue and net income in the fourth quarter of 2001 as compared to our revenue and net income in each of the first three quarters of 2001, (2) the deterioration of the business environment in our industry since July 2001 (including the significant decline in oil well completion activity in the Gulf of Mexico driven by a weakened economic environment and decreased oil and natural gas pricing), (3) the decline in OSCA's stock price since May 2001, and (4) the fact that the $28.00 offer exceeded the offers received in July 2001, Great Lakes, in conjunction with our Board, determined to proceed to negotiate the merger with BJ Services.

  Our Board believes that the merger is fair to and in the best interests of OSCA and its stockholders. Important factors in our Board's determination included the unanimous recommendation by the Special Committee of independent directors who are not affiliated with Great Lakes and the fairness opinions of the Board's and the Special Committee's financial advisors.

Q:
Why was the Special Committee formed?
A:
Because our directors who are also directors or officers of Great Lakes could be perceived to have had potential conflicts of interest in evaluating the merger, our Board appointed the Special Committee of independent directors who are not affiliated with Great Lakes to review and evaluate the proposed merger. The Special Committee has unanimously determined that the merger and the merger agreement are fair to and in the best interests of OSCA stockholders and recommended that our Board approve the merger agreement and the merger. In arriving at its determination, the OSCA Special Committee considered, among other factors, the fairness opinion of JPMorgan, its financial advisor.

Q:
What will I receive in the merger?
A:
After the merger is completed, you will be entitled to receive $28.00 in cash in exchange for each share of OSCA stock you own.

Q:
Are there significant conditions to the closing of the merger?
A:
Completion of the merger is dependent on the satisfaction or waiver of several customary conditions, including the condition that there shall not have occurred any event or circumstance that has had a material adverse effect on OSCA.

Q:
What vote of stockholders is required to approve the merger agreement and the merger?
A:
Approval of the merger agreement and the merger requires approval by the holders of a majority of the voting power of all outstanding shares of OSCA. Great Lakes, holder of approximately 92% of the voting power of OSCA's common stock, has already acted by written consent and voted all of its OSCA shares in favor of the approval of the merger agreement and the merger. This action by Great Lakes was sufficient to obtain the necessary stockholder vote without the approval of any other stockholder of OSCA. Therefore, your vote is not required and we will not ask you to vote on the transaction.

Q:
Should I send in my stock certificates now?
A:
No. Promptly after the merger is completed, you will receive a letter of transmittal for use in surrendering your stock certificates and obtaining payment for your shares.

Q:
Do I have appraisal rights?
A:
Yes. If you so choose, you are entitled to exercise appraisal rights so long as you take all the steps required to perfect your rights under Delaware law. These steps are described under the heading "Appraisal Rights" on page 44 in this information statement. If you desire to exercise your appraisal rights, you must take action to exercise those rights within 20 days of the date we first mailed this information statement. This mailing date is indicated on the cover page.

Q:
When will the merger be completed?
A:
We are working towards completing the merger as quickly as possible. We have obtained stockholder approval, and the waiting period applicable to the merger under federal antitrust laws has been terminated. We expect to complete the merger during the second quarter of 2002.

Q:
Who should I call if I have questions about the merger?
A:
If you have any questions, require assistance, or need additional copies of this information statement or other related materials, please call our Corporate Secretary at (337) 837-6047.

SUMMARY

        The following is a summary of the material information in this information statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this information statement in its entirety and the documents to which we refer you. Additional information about OSCA has been filed with the SEC and is available upon request without charge, as described under the heading "Where You Can Find More Information" on page 49.

The Merger

        This information statement relates to the acquisition of OSCA by BJ Services for $28.00 in cash per share of OSCA common stock, through the merger of a wholly-owned subsidiary of BJ Services with OSCA.

The Companies

OSCA, Inc.
156 Commission Boulevard
Lafayette, Louisiana 70508
(337) 837-6047

        OSCA, Inc. provides specialized oil and gas well completion fluids, completion services and downhole completion tools to major oil companies and independent exploration and production companies, primarily in the Gulf of Mexico and in select international markets.

BJ Services Company
5500 Northwest Central Drive
Houston, Texas 77092
(713) 462-4239

        BJ Services Company is a leading provider of pressure pumping and other oil field services serving the petroleum industry worldwide. BJ Services' pressure pumping services consist of cementing and stimulation services used in the completion of new oil and natural gas wells and in remedial work on existing wells, both onshore and offshore. Other oilfield services include product and equipment sales for pressure pumping services, tubular services provided to the oil and natural gas exploration and production industry, commissioning and inspection services provided to refineries, pipelines and offshore platforms and specialty chemical services.

OSCA's Reasons for the Merger; Conclusions of the Special Committee and Recommendation of the OSCA Board (See page 14)

        Great Lakes Chemical Corporation, holder of approximately 92% of the voting power of OSCA's common stock, in conjunction with our Board of Directors, conducted an auction for the sale of OSCA from May 2001 to July 2001. After extensive efforts to sell OSCA, Great Lakes was not satisfied with the offers it received, informed the potential acquirors (including BJ Services) that it would not sell its interest in OSCA at that time and terminated the auction in July 2001.

        On January 22, 2002, Great Lakes received a new, unsolicited written offer from BJ Services to purchase all of the outstanding common stock of OSCA for $28.00 per share. In light of (1) the decline in our revenue and net income in the fourth quarter of 2001 as compared to our revenue and net income in each of the first three quarters of 2001, (2) the deterioration of the business environment in our industry since July 2001 (including the significant decline in oil well completion activity in the Gulf of Mexico driven by a weakened economic environment and decreased oil and natural gas pricing),

(3) the decline in OSCA's stock price since May 2001, and (4) the fact that the $28.00 offer exceeded the offers received in July 2001, Great Lakes, in conjunction with our Board, determined to proceed to negotiate the merger with BJ Services.

        A Special Committee of independent directors of the OSCA Board unanimously determined that the merger agreement and the merger are fair to and in the best interests of OSCA stockholders. The OSCA Board then unanimously:

  •
  approved the form, terms and provisions of the merger agreement and the merger;

  •
  determined that the merger is fair to and in the best interests of OSCA and its stockholders;

  •
  approved and declared advisable the merger agreement and the merger; and

  •
  recommended that OSCA's stockholders approve and adopt the merger agreement and the merger.

        Important factors in the OSCA Board's determination included:

  •
  the recommendation of the Special Committee of the Board, which took into consideration the opinion of JPMorgan, the Special Committee's financial advisor, that as of the date of the opinion the cash consideration to be received by OSCA's minority stockholders in the proposed merger is fair, from a financial point of view, to such stockholders; and

  •
  the opinion of Morgan Stanley, the Board's financial advisor, that as of the date of the opinion the consideration to be received in the aggregate by the holders of shares of our common stock (other than BJ Services and its affiliates) pursuant to the merger agreement is fair from a financial point of view to such holders.

Interests of Executive Officers and Directors in the Merger; Potential Conflicts of Interest (See page 40)

        You should be aware that a number of OSCA officers and directors have interests in the merger that are different from, or in addition to, yours. Under the plans, awards and agreements described under the heading "Interests of Executive Officers and Directors; Potential Conflicts of Interest" on page 40 our executive officers and directors will receive, in the aggregate, approximately $3.3 million in payments with respect to their OSCA stock options as a result of the merger and our executive officers will receive, in the aggregate, approximately $6.3 million in additional payments if they are terminated without cause or resign for good reason within one year of the merger. The OSCA Board was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

Legal Documents (See Annexes A, B and C)

        The merger agreement, the related Great Lakes support agreement and the related Great Lakes indemnification agreement are attached as Annexes A, B and C to this information statement. We encourage you to read these agreements since they are the legal documents that govern the merger.

Merger Consideration (See page 26)

        In the merger, each share of OSCA common stock outstanding immediately prior to the completion of the merger, except for treasury shares, shares held by BJ Services and shares as to which appraisal rights have been properly exercised, will be exchanged for $28.00 in cash.

Stockholder Vote Required to Approve the Merger Agreement and the Merger

        Approval of the merger agreement and the merger requires approval by the holders of a majority of the voting power of all outstanding shares of OSCA common stock. Great Lakes, holder of 92% of the voting power of OSCA's common stock, has already acted by written consent and voted all of its OSCA shares in favor of the approval of the merger agreement and the merger. This action by Great Lakes was sufficient to obtain the necessary stockholder vote without the approval of any other stockholder of OSCA. Therefore, your vote is not required and we will not ask you to vote on the transaction.

Opinions of Financial Advisors (See page 17 and page 20)

        In making its determination with respect to the merger agreement and the merger, the Special Committee considered, among other factors, the opinion of JPMorgan, its financial advisor. The Special Committee received a written opinion dated February 18, 2002 from JPMorgan to the effect that, as of the date of the opinion, the cash consideration to be received by OSCA's minority stockholders in the proposed merger is fair, from a financial point of view, to such stockholders. The opinion, which is attached as Annex D to this information statement, sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion.

        In making its determination with respect to the merger agreement and the merger, the OSCA Board considered, among other factors, the opinion of Morgan Stanley, the financial advisor to the OSCA Board. The OSCA Board received a written opinion dated February 18, 2002 from Morgan Stanley to the effect that, as of the date of the opinion, the cash consideration to be received in the aggregate by OSCA stockholders (other than BJ Services and its affiliates) pursuant to the merger is fair from a financial point of view to such holders. The opinion, which is attached as Annex E to this information statement, sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion.

Regulatory Approvals (See page 36)

        The waiting period under the Hart-Scott-Rodino Act, or HSR Act, was terminated on March 8, 2002.

Conditions to the Merger (See page 33)

        The obligation of OSCA and BJ Services to complete the merger is subject to the following mutual closing conditions:

  •
  passage of twenty business days since the mailing of this information statement;

  •
  approval of the merger agreement by OSCA's stockholders (which was obtained by the delivery of Great Lakes' written consent described above);

  •
  expiration or termination of the waiting period under antitrust laws (which termination occurred on March 8, 2002);

  •
  the absence of any order, decree or ruling prohibiting the completion of the merger; and

  •
  since February 20, 2002, there shall not have occurred and be continuing (1) any suspension or limitation of trading on any national exchange for 48 hours, (2) any banking moratorium or suspension of payments in respect of U.S. banks, or (3) either commencement of a war or the occurrence of a national or international calamity or emergency, in either case with a commensurate calamitous effect on the U.S. capital markets (but the "war on terrorism" as conducted on February 20, 2002 does not constitute such a war, calamity or emergency).

        BJ Services' obligation to complete the merger is also subject to the following additional conditions:

  •
  performance by OSCA of its obligations under the merger agreement;

  •
  accuracy of the representations and warranties made by OSCA; and

  •
  there shall not have occurred any event or circumstance that has had a material adverse effect on OSCA.

        OSCA's obligation to complete the merger is also subject to the following additional conditions:

  •
  performance by BJ Services of its obligations under the merger agreement; and

  •
  accuracy of the representations and warranties made by BJ Services.

Termination; Fees (See page 35 and page 36)

        OSCA and BJ Services may mutually agree, at any time prior to the completion of the merger, to terminate the merger agreement. In addition, either OSCA or BJ Services may terminate the merger agreement if:

  •
  there is a final and non-appealable order, decree or ruling issued by a governmental entity that prohibits the completion of the merger; or

  •
  the merger has not been completed by September 1, 2002 (but neither OSCA nor BJ Services can terminate the merger agreement on this basis if its failure to fulfill any obligation or its breach of any representation or warranty has caused or resulted in the failure to close by September 1, 2002).

        In addition, BJ Services may terminate the merger agreement if:

  •
  any of the parties' mutual closing conditions become impossible to fulfill (other than as a result of any breach by BJ Services of the merger agreement); or

  •
  OSCA breaches any obligation, representation or warranty under the merger agreement (but if the breach is reasonably capable of being cured by OSCA through its use of best efforts no later than 10 days after BJ Services gives notice to OSCA, and so long as OSCA continues to exercise such best efforts, BJ Services cannot terminate the merger agreement on this basis before the end of that 10-day period).

        In addition, OSCA may terminate the merger agreement if:

  •
  any of the parties' mutual closing conditions become impossible to fulfill (other than as a result of any breach by OSCA of the merger agreement); or

  •
  BJ Services breaches any obligation, representation or warranty under the merger agreement (but if the breach is reasonably capable of being cured by BJ Services through its use of best efforts no later than 10 days after OSCA gives notice to BJ Services, and so long as BJ Services continues to exercise such best efforts, OSCA cannot terminate the merger agreement on this basis before the end of that 10-day period).

        BJ Services has agreed to reimburse OSCA for up to $3,000,000 of its financial advisory, legal and accounting fees and expenses incurred in connection with the merger if the merger agreement is terminated under the circumstances described under the heading "Merger Agreement—Certain Fees and Expenses" on page 36.

Material U.S. Federal Income Tax Consequences of the Merger (See page 42)

        The receipt by an OSCA stockholder of cash for OSCA shares will be a taxable transaction for United States federal income tax purposes. An OSCA stockholder generally will recognize gain or loss in an amount equal to the difference between the cash received by the stockholder and the stockholder's tax basis in the OSCA shares surrendered in the merger. That gain or loss will be a capital gain or loss if the OSCA shares are held as a capital asset by the stockholder, and will be a long-term capital gain or loss if the OSCA shares have been held for more than one year. Because the tax consequences of the merger may vary depending upon your particular circumstances, we recommend that you consult with your tax advisor regarding the tax consequences of the merger.

Appraisal Rights (See page 44)

        You are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law in connection with the merger so long as you take all steps necessary to perfect those rights. If you consider seeking appraisal of the "fair value" of your shares, you should be aware that the fair value of your shares determined under Section 262 could be more than, the same as or less than the $28 per share you would receive in the merger if you did not seek appraisal of your shares. Section 262 is reprinted in its entirety as Annex F to this information statement.

        If you desire to exercise your appraisal rights, you must take action to exercise those rights within 20 calendar days of the date this information statement is first mailed to OSCA stockholders, as indicated on the cover page. Additional information regarding the actions you must take to exercise your appraisal rights are described under the heading "Appraisal Rights" on page 44.

Relationship with Great Lakes Chemical Corporation

        Great Lakes owns shares representing approximately 92% of the voting power of OSCA's common stock. In addition, one member of OSCA's Board—Mark P. Bulriss—is an officer and director of Great Lakes, two members of OSCA's Board—Martin M. Hale and Mack G. Nichols—are directors of Great Lakes, and a fourth member—Richard T. Higgons—is an officer of Great Lakes. Great Lakes has entered into a support agreement with BJ Services in which, among other things, it agreed to vote its OSCA shares in favor of the adoption of our merger agreement with BJ Services and approval of our merger with BJ Services, such that approval of any other OSCA stockholder is not required or being sought in connection with the merger.

        Great Lakes has also entered into an indemnification agreement with BJ Services in which Great Lakes has agreed to pay BJ Services after completion of the merger a certain percentage of any uninsured cash damages in excess of a certain amount paid by OSCA upon settlement or final determination of pending litigation matters to which OSCA is a party regarding a blowout of a well in the Gulf of Mexico operated by Newfield Exploration Company. In the lawsuit, plaintiffs claimed that OSCA and the other defendants breached their contracts to perform workover operations on the well and were negligent in performing those operations. On April 4, 2002, a jury reached a verdict on those claims, finding OSCA and the other defendants responsible for those claims and finding OSCA's share of the damages to be approximately $13.3 million. In connection with the lawsuit, OSCA asserted claims against its insurers and insurance brokers in support of insurance coverage for this incident. A related trial on these insurance coverage claims is scheduled to begin on May 20. The court has not yet entered a final judgment on the liability claims and OSCA does not expect final judgment to be entered until completion of the related insurance trial.

        The terms of OSCA's original separation from Great Lakes in June 2000 and many of the transactions that were undertaken in connection with that separation are governed by a master separation agreement and a number of additional agreements. These other agreements include agreements relating to OSCA's initial public offering and distributions to Great Lakes stockholders, the registration of Great Lakes' remaining shares of OSCA common stock, the provision of transitional services by Great Lakes, the supply of brominated chemicals by Great Lakes and the tax treatment of OSCA's separation from Great Lakes. Pursuant to the support agreement, Great Lakes and BJ Services have agreed that each of these arrangements will be terminated or modified upon completion of the merger as described under the heading "Support Agreement and Indemnification Agreement" on page 37.

THE MERGER

General

        The OSCA Board is using this information statement to inform OSCA's public stockholders about the proposed acquisition of OSCA by BJ Services. The OSCA Board has unanimously approved the merger and the merger agreement.

        The proposed acquisition will occur pursuant to the Agreement and Plan of Merger dated as of February 20, 2002 among OSCA, BJ Services and a wholly-owned subsidiary of BJ Services, BJTX, Co., which we refer to as "Merger Sub." We refer to this agreement as the "merger agreement" and have attached it as Annex A to this information statement. Under the merger agreement, OSCA will merge with Merger Sub with OSCA continuing as the surviving corporation, and each outstanding share of OSCA, other than those as to which appraisal rights have been properly exercised and other than shares held by BJ Services and shares held in the treasury of OSCA, will at the effective time of the merger be converted into the right to receive $28.00 in cash. The separate existence of Merger Sub will cease and OSCA will become a wholly-owned subsidiary of BJ Services.

        Great Lakes, our majority stockholder, has already voted its OSCA shares by written consent in favor of the approval and adoption of the merger agreement and approval of the merger. Since Great Lakes holds approximately 92% of the voting power of OSCA's common stock and the favorable vote of a majority of the voting power of OSCA stock is required for stockholder approval and adoption of the merger agreement and the merger, no further approval by the OSCA public stockholders is required or will be sought.

Company Information

  OSCA, Inc.

        OSCA provides specialized oil and gas well completion fluids, completion services and downhole completion tools to major oil companies and independent exploration and production companies, primarily in the Gulf of Mexico and in select international markets.

  BJ Services Company

        BJ Services Company, whose operations trace back to the Byron Jackson Company (which was founded in 1872), was organized in 1990 under the corporate laws of the state of Delaware. BJ Services is a leading provider of pressure pumping and other oilfield services serving the petroleum industry worldwide. BJ Services' pressure pumping services consist of cementing and stimulation services used in the completion of new oil and natural gas wells and in remedial work on existing wells, both onshore and offshore. Other oilfield services include product and equipment sales for pressure pumping services, tubular services provided to the oil and natural gas exploration and production industry, commissioning and inspection services provided to refineries, pipelines and offshore platforms and specialty chemical services.

        Prior to the execution of the merger agreement, no material affiliation existed between BJ Services and either OSCA or Great Lakes.

OSCA Common Stock

        OSCA's issued and outstanding capital stock consists of shares of Class A common stock and Class B common stock. All outstanding shares of Class B common stock are owned by Great Lakes. All outstanding shares of Class A common stock are owned by stockholders other than Great Lakes. The holders of Class A common Stock are entitled to one vote per share while holders of Class B common stock are entitled to ten votes per share. When referring to shares of "OSCA common stock" in this information statement, we mean shares of OSCA's Class A common stock and Class B common stock.

Background of the Merger

        In 1999, Great Lakes, which then wholly owned OSCA, decided to separate OSCA from Great Lakes because OSCA's business no longer fit with the core businesses of Great Lakes. Great Lakes believed that a separation of the OSCA business from Great Lakes' core businesses would enable the management of Great Lakes and OSCA to focus exclusively on maximizing the opportunities for the future growth and profit of their respective businesses without the distractions inherent in being affiliated with an entirely different business. Great Lakes also decided to separate OSCA from Great Lakes to enhance the effectiveness of OSCA's equity based compensation arrangements in attracting, retaining and motivating key employees.

        In September 1999, Great Lakes' board of directors approved an initial public offering of OSCA common stock as the first step in divesting the OSCA business. In June 2000, OSCA completed its initial public offering.

        After OSCA's initial public offering, Great Lakes considered various strategic alternatives to continue the separation process. Beginning in March 2001, Great Lakes, along with its legal and financial advisors, explored alternatives such as:

  •
  a distribution of all of the shares of OSCA common stock held by Great Lakes to its stockholders as a dividend;
  •
  an exchange offer in which Great Lakes stockholders would be invited to exchange some or all of their shares of Great Lakes common stock for Great Lakes' shares of OSCA common stock, which is referred to as the "exchange offer";
  •
  a sale of all of its OSCA common stock to a third party; and
  •
  a sale of OSCA to a third party.

        In April 2001, Great Lakes, in consultation with its legal and financial advisors, decided to pursue a "dual track" strategy to proceed with both the exchange offer and a possible sale of OSCA to a third party because Great Lakes believed that these two alternative courses of action would be the most effective paths to achieve Great Lakes' desired separation of OSCA.

        In a letter agreement dated April 20, 2001, Great Lakes engaged Morgan Stanley to assist it with this strategy.

        On May 1, 2001, representatives of Great Lakes, OSCA, Morgan Stanley and their legal advisors gathered for an organizational meeting with respect to the potential exchange offer. At the meeting, OSCA's management team gave a presentation relating to its business operations and expected financial results.

        During May 2001, representatives of Great Lakes, OSCA, Morgan Stanley and their legal advisors participated in several telephonic drafting sessions to prepare a registration statement that would be filed with the SEC in connection with the proposed exchange offer.

        During May 2001, Great Lakes' management, with the approval of the OSCA Board and with assistance by Morgan Stanley, also began to conduct an auction for the sale of OSCA to a third party. Morgan Stanley then contacted 19 companies believed to be interested in acquiring OSCA. OSCA entered into confidentiality agreements with nine of these companies (including BJ Services) and sent each of them packages of information describing certain investment highlights and containing other publicly available information.

        By May 24, 2001, three companies (including BJ Services) submitted preliminary indications of interest based on the information that they received. The closing price of OSCA common stock on the prior trading day was $26.85. OSCA invited these three companies to pursue further due diligence investigations, including presentations by OSCA management and more in-depth access to due diligence materials, including non-public information provided in accordance with the terms of the confidentiality agreements. Each of these companies began due diligence in June 2001.

        On June 1, 2001, OSCA filed with the SEC its registration statement relating to the proposed exchange offer.

        On June 15, 2001, the OSCA Board formed a Special Committee, consisting of Richard A. Pattarozzi, W. Bernard Pieper and John L. Whitmire, the three members of the OSCA Board who were not officers or directors of Great Lakes or officers of OSCA. The Board authorized the Special Committee to (1) review the preliminary efforts previously conducted by Great Lakes and its financial and legal advisors to explore a possible sale of OSCA, (2) be advised of and participate in further activities of Great Lakes in a manner that permits the Special Committee to make an informed and independent decision regarding the possible sale of OSCA and whether to recommend approval of a proposed transaction, if any, to OSCA's minority stockholders, and (3) advise the OSCA Board of its findings and recommendations. The Special Committee then engaged JPMorgan to serve as its financial advisor and retained independent legal counsel.

        Between June 22, 2001 and July 6, 2001, the Special Committee met seven times to discuss its role and responsibilities, the means available to it to discharge those responsibilities and the OSCA sale process in general.

        Beginning on June 29, 2001, OSCA sent draft transaction agreements to the three potential bidders. These transaction agreements consisted of forms of an acquisition agreement proposing a tender offer for all outstanding shares of OSCA common stock, a support agreement committing Great Lakes to tender its OSCA stock in a tender offer and disclosure schedules to the acquisition agreement.

        On July 20, 2001, the deadline OSCA set for submission of bids, two bidders (including BJ Services) submitted bids to acquire OSCA and comments to the forms of transaction agreements. BJ Services offered to acquire through a merger transaction all of the outstanding OSCA common stock at a stated price per share in cash. BJ Services also indicated its willingness to discuss paying the merger consideration in BJ Services stock rather than cash. The other bidder offered to acquire through a merger transaction (1) all of the outstanding OSCA Class A common stock at a stated price per share, payable in shares of the bidder's common stock, and (2) all of the outstanding OSCA Class B common stock at a stated price per share, payable at Great Lakes' election in either the bidder's common stock or securities representing 20% of the outstanding capital stock of the surviving corporation of the merger. The closing price of OSCA common stock on the prior trading day was $18.50, and both bids were substantially lower than the bidders' May 2001 preliminary indications of interest.

        On July 22, 2001, senior officers of Great Lakes (including Mark P. Bulriss, who is the Chairman of the Board, President and Chief Executive Officer of Great Lakes and the Chairman of the Board of OSCA) and Great Lakes' financial and legal advisors held a telephonic meeting to discuss the preliminary bids, including the consideration offered and comments to the transaction agreements.

        On July 23, 2001, these senior officers of Great Lakes met with Great Lakes' financial advisors to discuss the auction process, the two offers to acquire OSCA, prevailing industry conditions and the potential exchange offer for shares of Great Lakes common stock. After extensive discussion, these senior officers of Great Lakes determined that, in light of then current industry conditions, including increased natural gas pricing as well as increased demand for drilling and well completion activity, and their belief that the price levels of the final bids did not adequately reflect the value of the OSCA business, Great Lakes would not pursue the offers it received, would not proceed with a sale of its interest in OSCA at that time and would terminate the auction.

        On July 24, 2001, the Special Committee met and determined that in light of Great Lakes' decision not to pursue a sale of its interest in OSCA at this time, the Special Committee's responsibilities had been completed.

        Soon after that meeting, in response to a question from the Special Committee's legal advisors, Great Lakes confirmed that it would notify the OSCA Board and the Special Committee if it decided to re-engage in discussions regarding a sale of OSCA.

        On August 30, 2001 and December 20, 2001, OSCA filed with the SEC amendments to its registration statement relating to the proposed exchange offer. These exchange offer filings were a continuation of the alternate path of Great Lakes' "dual track" strategy to separate the OSCA business, and the attractiveness to Great Lakes of the exchange offer depended on the relative prices of shares of OSCA common stock and Great Lakes common stock. Upon filing each of these amendments, Great Lakes believed that, should the market price of OSCA common stock improve, it would be able to proceed with the proposed exchange offer on short notice.

        On January 18, 2002, J.W. Stewart, Chairman of the Board, President and Chief Executive Officer of BJ Services, called Mr. Bulriss and indicated that BJ Services was interested in acquiring OSCA.

        On January 22, 2002, Mr. Stewart submitted to Mr. Bulriss BJ Services' new, unsolicited written offer to purchase in a merger all of the outstanding OSCA common stock for $28.00 per share in cash, subject to among other things (1) a commitment to commence exclusive negotiations by no later than February 1, 2002 and (2) that there be no disclosure of the offer. Mr. Stewart also noted that, if requested, BJ Services was also willing to offer OSCA stockholders a choice of BJ Services common stock or cash. The only material difference between BJ Services' new bid and its July 2001 offer was the $28.00 per share price, which was significantly higher than its July 2001 offer price.

        On January 23, 2002, the Great Lakes board of directors held a special meeting and authorized Mr. Bulriss to proceed with negotiations with BJ Services at a price of $28.00 per share. On that same day, the OSCA Board held a special meeting during which Mr. Bulriss described BJ Services' written offer. Mr. Bulriss also mentioned that the Great Lakes board of directors had met and that they looked favorably on the proposal and authorized Great Lakes' management to proceed with negotiations at a price of $28.00 per share. The OSCA Board then discussed the decline in OSCA's revenue and net income in the fourth quarter of 2001 as compared to each of the first three quarters of 2001, considered the approximately 81% premium that the $28.00 offer represented to the $15.46 prior day closing price of OSCA common stock, and reviewed the two offers OSCA had received in July 2001 in connection with OSCA's auction. The OSCA Board also considered the increase in OSCA's revenue and net income for fiscal 2001 compared to its revenue and net income for fiscal 2000, which was due primarily to the significant increase in natural gas pricing and the increased demand for drilling and well completion activity OSCA experienced in the first two quarters of 2001 and early in the third quarter of 2001. However, the OSCA Board also considered that the benefits from these favorable conditions were partially offset by the financial downturn OSCA experienced in the third quarter and in the fourth quarter of 2001 as a result of the significant decline in oil well completion activity in the Gulf of Mexico driven by a weakened economic environment and decreased oil and natural gas pricing. The OSCA Board then noted that the $28.00 per share price was higher than the two prices offered in July 2001 despite the deterioration of the business environment in OSCA's industry since July 2001. The OSCA Board then discussed the merger structure BJ Services proposed for the transaction as well as the need for a quick process to limit any disruption to OSCA's business. The OSCA Board then determined to reconvene the Special Committee and approved of Great Lakes negotiating a definitive agreement to sell OSCA to BJ Services, subject to (1) ongoing updates to the Special Committee on the status of negotiations and (2) the Special Committee's recommendation of any final agreement. Later that evening, the Special Committee met briefly by teleconference to discuss re-engaging legal and financial advisors and to discuss generally how it would proceed.

        On January 24, 2002, the OSCA Board held a special meeting and determined that, based on the input of Jones, Walker, Waechter, Poitevant, Carrère & Denègre L.L.P., counsel to the Special Committee, and after considering that (1) BJ Services' unsolicited $28.00 per share offer represented an approximately 81% premium to the $15.46 closing price of OSCA common stock on the prior trading day, (2) BJ Services' offer was conditioned on a commitment to exclusive negotiations and no disclosure of the offer and (3) Great Lakes had no urgent need for cash encouraging Great Lakes to pursue an immediate sale of OSCA, there did not appear to be any present conflict of interest between Great Lakes and OSCA's minority stockholders. The OSCA Board then adopted the following process for assessing the fairness of BJ Services' offer to all of OSCA's stockholders:

  •
  the OSCA Board would act as a whole in considering the fairness of the offer to all stockholders,
  •
  the OSCA Board would clarify with Morgan Stanley that it is acting for all of the stockholders of OSCA with respect to a sale of OSCA,

  •
  Great Lakes would continue to lead the negotiations and report back to the entire OSCA Board,
  •
  the OSCA Board would schedule and conduct meetings with its advisors in such a manner that each member of the OSCA Board would be satisfied that there is an informed and deliberate review of the proposed transaction, and
  •
  the OSCA board would reserve the right to reconvene the Special Committee if it later concludes there is any material conflict among the stockholders' interests or if the deal changes materially.

        Later that day, representatives of Great Lakes, OSCA, BJ Services, Morgan Stanley, Merrill Lynch, Pierce, Fenner & Smith Incorporated (BJ Services' financial advisor) and legal advisors to Great Lakes, OSCA and BJ Services, participated in an organizational conference call. The participants discussed a number of matters, including the timing of due diligence and face-to-face negotiations. In addition, the participants discussed the substantive non-price terms of the proposed transaction, including whether the transaction would be structured as a merger or a tender offer. While BJ Services desired to structure the transaction as a merger, Great Lakes and OSCA preferred to structure the transaction as a tender offer since they believed a tender offer could be completed faster than a merger.

        On January 25, 2002, counsel to Great Lakes and OSCA circulated a draft merger agreement that provided for a tender offer transaction.

        On January 28, 2002, counsel to Great Lakes and OSCA and counsel to BJ Services discussed BJ Services' reaction to the transaction structure contemplated by the draft merger agreement. BJ Services' counsel indicated that BJ Services had a strong preference to structure the transaction as a merger and that BJ Services now desired to offer OSCA's stockholders the option to elect payment in cash or BJ Services stock. BJ Services' counsel also expressed BJ Services' desire to have the Special Committee reconvene to evaluate the transaction.

        During the week of January 28, 2002, the legal and financial advisors to BJ Services began to conduct due diligence on the operations of OSCA.

        On January 30, 2002, counsel to Great Lakes and OSCA circulated a revised draft of the merger agreement reflecting BJ Services' preference for a merger transaction and desire to offer OSCA's stockholders the option to elect payment in cash or BJ Services stock.

        On February 1, 2002, representatives of Great Lakes and BJ Services participated in a conference call outlining the major issues that they would need to resolve prior to the execution of a definitive merger agreement. The parties then scheduled meetings in Houston beginning on February 6 to continue their negotiations.

        From February 6 through February 8, 2002, representatives from Great Lakes, OSCA, BJ Services, Morgan Stanley, legal counsel to Great Lakes and OSCA and legal counsel to BJ Services met to negotiate the merger agreement and the support agreement and to discuss various transaction issues, including due diligence questions about pending litigation matters to which OSCA is a party regarding a blowout of a well in the Gulf of Mexico operated by Newfield Exploration Company. Counsel to the Special Committee also attended the meetings so that counsel could report on the negotiations to the Special Committee in case it was later reconvened. During those meetings, OSCA and Great Lakes agreed to a number of principal provisions requested by BJ Services, including (1) the transaction would be structured as a merger, (2) the stockholders of OSCA would have the right to elect payment in either cash or BJ Services stock and (3) OSCA would not have the right to terminate the merger agreement in favor of any superior transaction that might be later proposed by another party. In exchange, BJ Services agreed to a number of points requested by OSCA and Great Lakes that would increase the certainty of BJ Services' obligation to complete the transaction. In particular, BJ Services agreed that its closing condition requiring the accuracy of OSCA's representations in the merger agreement would generally exclude any inaccuracies that would not have a broadly-defined "material adverse effect" on OSCA. During those meetings, Great Lakes also agreed that Great Lakes would enter into an indemnification agreement with BJ Services, at the time of signing of a definitive merger agreement, in which Great Lakes would agree to pay to BJ Services after completion of the merger a certain percentage of any uninsured cash damages in excess of a certain amount paid by OSCA upon settlement or final determination of the Newfield claims.

        On February 8, 2002, the Special Committee was once again reconvened to consider BJ Services' proposal. The Special Committee then immediately re-engaged its legal and financial advisors.

        On February 10, 2002, the Special Committee met by teleconference to discuss BJ Services' offer. At that meeting, the Special Committee's legal advisors summarized the status of the negotiations and the current terms of the proposed merger agreement. The Special Committee's financial advisors then summarized their anticipated role in the process, the work they had already performed and the work left to be accomplished in order for them to be in a position to deliver a fairness opinion and to provide other financial advice and guidance to the Special Committee.

        On February 11, 2002, the Great Lakes board of directors met and unanimously approved and authorized the $28.00 purchase price and the other principal terms of the merger agreement, the support agreement and the indemnification agreement negotiated during the February 6 to February 8 meetings, subject to satisfactory resolution of certain issues relating to directors' and officers' insurance coverage and BJ Services' closing conditions and termination rights.

        During the week of February 11, 2002, the legal and financial advisors to each of the Special Committee and the OSCA Board conducted due diligence on the operations of BJ Services since the transaction structure at that time contemplated that OSCA stockholders would have the option to elect payment in cash or BJ Services stock.

        On February 12, 2002, the Special Committee met again by teleconference and discussed the status of the negotiations among Great Lakes, OSCA and BJ Services. The Special Committee's legal advisors again summarized the terms of the transaction as then proposed, and presented a list of issues that could be raised by the Special Committee with BJ Services in an effort to improve the transaction from the perspective of OSCA's minority stockholders. After further discussion, the Special Committee determined that it would raise a number of issues with BJ Services on behalf of the minority stockholders. These issues included the following principal requests:

  •
  BJ Services should pay only cash to OSCA's stockholders, and should not offer an election to receive cash or BJ Services stock. Since the merger would most likely be a taxable transaction (since Great Lakes indicated that it would elect to receive cash if offered the choice between cash and BJ Services stock), the ability of OSCA's stockholders to elect to receive cash or BJ Services stock was not meaningful and would have the effect of eliminating the availability of appraisal rights under Delaware law.
  •
  The transaction should be structured as a tender offer since a tender offer transaction could be completed faster than a merger.
  •
  Although not required under Delaware law, consummation of the transaction should be made contingent upon approval by a majority of the shares of OSCA common stock held by stockholders other than Great Lakes.
  •
  OSCA should have a right to accept any new superior proposal from a third party upon payment of a reasonable break-up fee to BJ Services.

        On February 12, February 13 and February 14, 2002, representatives of Great Lakes, OSCA, BJ Services, Morgan Stanley, legal counsel to Great Lakes and OSCA and legal counsel to BJ Services participated in conference calls to discuss minor outstanding issues in connection with the merger agreement, the support agreement and the indemnification agreement. In addition, the parties began to discuss the timing of seeking final board approvals and announcement of the transaction.

        On February 15, 2002, the Special Committee, through its legal advisors, raised with BJ Services and its legal advisors the issues the Special Committee had discussed at its February 12 meeting. After discussion, BJ Services agreed to the Special Committee's request for an all-cash transaction, which would entitle OSCA's minority stockholders to exercise appraisal rights under Delaware law in lieu of accepting the merger consideration if they choose to do so, but rejected the Special Committee's other proposals.

        On February 16, 2002, the Special Committee met with its legal and financial advisors in Houston, Texas. At that meeting, the Special Committee received a detailed financial presentation from its financial advisor, JPMorgan, including the financial analyses that JPMorgan had performed in analyzing the proposed transaction. JPMorgan also provided the Special Committee with a draft of its opinion regarding the fairness of the proposed transaction. The Special Committee's legal advisors gave a detailed presentation on the Special Committee's legal responsibilities and summarized the principal terms of the transaction and the results of their February 15 discussion with BJ Services. Following a period of discussion, the Special Committee unanimously decided to recommend that OSCA's Board approve the transaction with BJ Services, conditioned upon the receipt of JPMorgan's fairness opinion and conditioned upon the receipt of reports from OSCA's management and its financial advisor, Morgan Stanley.

        On February 18 and 19, 2002, representatives of Great Lakes, OSCA, BJ Services, Morgan Stanley, legal counsel to Great Lakes and OSCA and legal counsel to BJ Services participated in telephonic conference calls to finalize minor details relating to the merger agreement, the support agreement and the indemnification agreement.

        On February 18, 2002, the entire OSCA Board held a special teleconference meeting with its legal and financial advisors. The Special Committee's legal advisors also attended this meeting. At this meeting, Mr. Bulriss reviewed in detail the principal terms of the proposed merger agreement and the merger. In addition, the Board received a detailed financial presentation from its financial advisor, Morgan Stanley, including the financial analyses that it had performed in analyzing the proposed transaction. Morgan Stanley also provided the OSCA Board with its oral opinion (subsequently confirmed in writing) regarding the fairness of the proposed transaction. The OSCA Board then received a detailed report from Mr. Pattarozzi, Chairman of the Special Committee, that included a review of the deliberations of the Special Committee since February 8, a description of the separate negotiations the Special Committee held with BJ Services and their legal advisors that resulted in BJ Services' agreement that the merger consideration would be payable solely in cash so that OSCA's minority stockholders would be entitled to exercise appraisal rights under Delaware law if they desired, and a report that JPMorgan had delivered a satisfactory fairness opinion to the Special Committee. The Special Committee members then discussed whether they could proceed to recommend the proposed transaction to the OSCA Board. After discussion, the Special Committee unanimously recommended that OSCA's Board approve the transaction. After additional discussion, the OSCA Board then unanimously determined that the merger agreement and the merger are fair to, and in the best interests of, OSCA's stockholders, approved and adopted the merger agreement and the merger, and recommended that OSCA's stockholders approve and adopt the merger agreement and the merger.

        On February 20, 2002, Great Lakes, OSCA and BJ Services executed definitive transaction agreements and Great Lakes executed and delivered to OSCA its written stockholder consent voting its shares of OSCA common stock in favor of the approval of the merger agreement and the merger. Each of Great Lakes, OSCA and BJ Services then issued separate press releases announcing the transaction.

OSCA's Reasons for the Merger; Conclusions of the Special Committee and Recommendation of the OSCA Board

        The Special Committee was convened to provide an independent evaluation of the proposed transaction with BJ Services. In doing so, the Special Committee consulted with its legal and financial advisors and, upon receipt of a written fairness opinion and other related advice from JPMorgan, determined that the transaction was advisable and fair to and in the best interests of OSCA's minority stockholders, and unanimously recommended that OSCA's Board adopt, approve and declare advisable the transaction. In so doing, the Special Committee considered several factors including:

  •
  The availability of an all cash, premium price in an environment of low oil and gas prices, declining industry economics and a relatively inactive merger market.

  •
  The significant premium over OSCA's recent stock price that the per share merger consideration represented at the time the unsolicited offer was received.
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  The fact that the auction conducted by Great Lakes and OSCA from May 2001 to July 2001 had failed to result in any acceptable bids and that the BJ Services bid was not only superior to those bids but came at a time of weaker economic and industry conditions.
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  The state of the prevailing U.S. domestic economy and capital markets, the deterioration in oil and gas industry conditions over the last year and the likely timing of any recovery.
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  BJ Services' agreement to provide all cash consideration with no financing condition, which had the effect of simplifying the transaction and allowing it to proceed more quickly to closing.
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  The fact that minority stockholders will have the right to seek an appraisal of their shares of OSCA common stock in lieu of accepting the merger consideration, if they choose to do so.
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  The financial strength of BJ Services and its ability to complete the transaction without a need for external financing.
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  The strategic alternatives and opportunities available to OSCA, including remaining independent, or pursuing a business combination with entities other than BJ Services and the likelihood of completing any such transactions versus the likelihood of completing the merger.
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  The written opinion of JPMorgan that as of February 18, 2002, the consideration to be received in the merger by the minority stockholders of OSCA was fair to such holders from a financial point of view, and the related analyses underlying such opinion.
  •
  The terms of the merger agreement, including the conditions to completing the merger, the representations and warranties of the parties, the inability of OSCA to terminate the merger agreement in favor of any superior transaction that might be later proposed by another party and BJ Services' obligation to reimburse certain of OSCA's fees and expenses if the merger agreement is terminated under certain circumstances.
  •
  The structure of the transaction as a merger rather than a tender offer (which the Special Committee believed could be completed faster than a merger) and the increased risk and uncertainty inherent in a transaction that would take longer to complete.
  •
  The lack of any burdensome government approvals or other regulatory approvals (other than the Hart-Scott-Rodino Act waiting period) necessary to complete the merger.

        The above discussion of information and factors considered by the Special Committee is not intended to be exhaustive but is believed to include all material factors considered by the Special Committee. In view of the wide variety of factors considered by the Special Committee, the Special Committee did not find it practicable to quantify or otherwise assign relative weight or rank to any one or more of the specific factors considered. In addition, the Special Committee did not reach any specific conclusion on each factor considered, or any aspect of any particular factor, but conducted an overall analysis of these factors. Individual members of the Special Committee may have given different weight to different factors.

        The OSCA Board consists of eight members, three of whom served on the Special Committee. At the February 18 meeting of the OSCA Board, the OSCA Board unanimously determined that the merger agreement and the merger are fair to, and in the best interests of, OSCA's stockholders, approved and adopted the merger agreement and the merger, and recommended that OSCA's stockholders approve and adopt the merger agreement and the merger. In so doing, the OSCA Board considered several factors including:

  •
  The Special Committee's report to the entire OSCA Board on its review of the merger agreement and the merger, the conclusions and recommendation of the Special Committee and the fact that the Special Committee received a fairness opinion from JPMorgan.
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  The availability of an all-cash, premium price in an environment of low oil and gas prices, declining industry economics and a relatively inactive merger market.

  •
  The significant premium over OSCA's recent stock price that the per share merger consideration represented.
  •
  The fact that the auction conducted by Great Lakes and OSCA from May 2001 to July 2001 had failed to result in any acceptable bids and that the BJ Services bid was not only superior to those bids but came at a time of weaker economic and industry conditions.
  •
  The state of the prevailing U.S. domestic economy and capital markets, the deterioration in oil and gas industry conditions over the last year and the likely timing of any recovery.
  •
  The financial strength of BJ Services and its ability to complete the transaction without a need for external financing.
  •
  The strategic alternatives available to OSCA, including remaining independent, or pursuing a business combination with entities other than BJ Services and the likelihood of completing any such transactions versus the likelihood of completing the merger.
  •
  The written opinion of Morgan Stanley that, as of February 18, 2002, the consideration to be received in the aggregate by the holders of shares of OSCA common stock (other than BJ Services and its affiliates) pursuant to the merger agreement is fair from a financial point of view to such holders.
  •
  The analyses underlying Morgan Stanley's opinion and the OSCA Board's independent assessment of the likelihood of future events upon which certain of Morgan Stanley's analyses were based.
  •
  The terms of the merger agreement, including the conditions to completing the merger, the representations and warranties of the parties, the inability of OSCA to terminate the merger agreement in favor of any superior transaction that might be later proposed by another party and BJ Services' obligations to reimburse certain of OSCA's fees and expenses if the merger agreement is terminated under certain circumstances.
  •
  The structure of the transaction as a merger (at BJ Services' insistence) rather than a tender offer (which the OSCA Board believed could be completed faster than a merger) and the increased risk and uncertainty inherent in a transaction that would take longer to complete.
  •
  The lack of any burdensome government approvals or other regulatory approvals (other than the Hart-Scott-Rodino Act waiting period) necessary to complete the merger.

        The above discussion of information and factors considered by the OSCA Board is not intended to be exhaustive but is believed to include all material factors considered by the OSCA Board. In view of the wide variety of factors considered by the OSCA Board, the OSCA Board did not find it practicable to quantify or otherwise assign relative weight or rank to any one or more of the specific factors considered. In addition, the OSCA Board did not reach any specific conclusion on each factor considered, or any aspect of any particular factor, but conducted an overall analysis of these factors. Individual members of the OSCA Board may have given different weight to different factors.

Opinion of JPMorgan

        Pursuant to an engagement letter dated July 6, 2001, the Special Committee retained JP Morgan as its financial advisor for the purpose of providing financial advisory services and rendering a fairness opinion in connection with a possible transaction.

        At the meeting of the Special Committee on February 16, 2002, JPMorgan rendered its oral opinion to the Special Committee that, as of such date, the consideration to be paid to the holders (other than OSCA's principal stockholder, Great Lakes) of OSCA's Class A common stock in the proposed merger was fair, from a financial point of view, to such holders. JPMorgan has confirmed its February 16, 2002 oral opinion by delivering its written opinion to the Special Committee, dated February 18, 2002, that, as of such date, the consideration to be paid to the holders (other than Great Lakes) of OSCA's Class A common stock in the proposed merger was fair, from a financial point of view, to such holders. No limitations were imposed by the Special Committee upon JPMorgan with respect to the investigations made or procedures followed by it in rendering its opinions. However, JPMorgan was not authorized to and did not solicit any expressions of interest from any other parties with respect to a sale of all or any part of OSCA or any other alternative transaction.

        The full text of the written opinion of JPMorgan dated February 18, 2002, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex D to this information statement and is incorporated herein by reference. OSCA's stockholders are urged to read the opinion in its entirety. JPMorgan's written opinion is addressed to the Special Committee and is directed only to the consideration to be paid in the merger. The summary of the opinion of JPMorgan set forth in this information statement is qualified in its entirety by reference to the full text of such opinion.

        In arriving at its opinion, JPMorgan, among other things:

  •
  reviewed the drafts dated February 9, 2002 of the merger agreement and the support agreement among Great Lakes, BJ Services and its acquisition subsidiary;

  •
  reviewed certain publicly available business and financial information concerning OSCA and the industries in which it operates;

  •
  compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies JPMorgan deemed relevant (including BJ Services) and the consideration received for such companies;

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  compared the financial and operating performance of OSCA with publicly available information concerning certain other companies JPMorgan deemed relevant and reviewed the current and historical market prices of OSCA's common stock and certain publicly traded securities of such other companies;

  •
  reviewed certain internal financial analyses and forecasts prepared by the management of OSCA relating to its business; and

  •
  performed such other financial studies and analyses and considered such other information as JPMorgan deemed appropriate for the purposes of its opinion.

        JPMorgan also held discussions with certain members of the management of OSCA with respect to the past and current business operations of OSCA, the financial condition and future prospects and operations of OSCA, and certain other matters JPMorgan believed necessary or appropriate to its inquiry.

        JPMorgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by OSCA or otherwise reviewed by JPMorgan, and JPMorgan has not assumed any responsibility or liability therefor. JPMorgan did not conduct any valuation or appraisal of any assets or liabilities, nor were any valuations or appraisals provided to JPMorgan. In relying on financial analyses and forecasts provided to JPMorgan, JPMorgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of OSCA to which such analyses or forecasts relate. JPMorgan also assumed that the merger will have the tax consequences described in discussions with, and materials furnished to JPMorgan by, representatives of OSCA, and that the other transactions contemplated by the merger agreement and the support agreement will be consummated as described in such agreements. JPMorgan also assumed that the definitive merger agreement and support agreement would not differ in any material respects from the drafts thereof furnished to it, except for the elimination of the option on the part of holders of OSCA's common stock to elect to receive BJ Services common stock in lieu of cash consideration. JPMorgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on OSCA or BJ Services or on the contemplated benefits of the merger.

        The projections furnished to JPMorgan for OSCA were prepared by the management of OSCA. OSCA does not publicly disclose internal management projections of the type provided to JPMorgan in connection with JPMorgan's analysis of the merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

        JPMorgan's opinion is based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, the date of such opinion. Subsequent developments may affect the written opinion dated February 18, 2002, and JPMorgan does not have any obligation to update, revise, or reaffirm such opinion. JPMorgan's opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the holders (other than Great Lakes) of OSCA's Class A common stock in the proposed merger and JPMorgan has expressed no opinion as to OSCA's Class B common stock or the underlying decision by OSCA to engage in the merger. In addition, JPMorgan was not requested to and did not provide advice concerning the negotiation of structure, consideration, or any other terms of the merger. JPMorgan was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of OSCA or any other alternative transaction, nor did it participate in negotiations with respect to the terms of the merger and related transactions. Consequently, JPMorgan has expressed no opinion as to whether OSCA could have achieved more beneficial terms.

        In accordance with customary investment banking practice, JPMorgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by JPMorgan in connection with providing its opinion.

        Public Trading Multiples.    Using publicly available information, JPMorgan compared selected financial data of OSCA with similar data for selected publicly traded companies engaged in the U.S. oilfield services business, which is the business that OSCA is engaged in and which JPMorgan therefore considered similar to OSCA for purposes of analysis. JPMorgan divided these companies into three categories according to the relative sizes of their market capitalizations: large ("large cap"), medium ("mid cap"), and small ("small cap"), because multiples paid for these companies' equity varied broadly by capitalization size. The large cap companies were Schlumberger Limited, Baker Hughes Incorporated, and Halliburton Company. The mid cap companies were Weatherford International, Inc., BJ Services Company, and Smith International Inc. The small cap companies were Superior Energy Services, Inc., CARBO Ceramics Inc., W-H Energy Services, Inc., Newpark Resources, Inc., Oil States International, Inc., Core Laboratories N.V., and TETRA Technologies, Inc. Under these criteria, OSCA would be considered a small cap company. For each of these publicly traded companies, trading multiples reflecting publicly available financial information were measured. For the years 2002 and 2003, JPMorgan selected the mean and the median value for selected multiples based upon estimated financial performance by Wall Street analysts and September 30, 2001 balance sheet information, specifically: price to earnings ("P/E"), price to cash flow ("P/CF"), and firm value to earnings before interest, tax, depreciation and amortization ("EBITDA") ("FV/EBITDA").

        This analysis showed among other things that (1) the P/E multiple for 2002 ranged from 42.2x to 11.0x with a median of 18.7x; (2) the P/E multiple for 2003 ranged from 26.3x to 8.4x, with a median of 11.1x; (3) the P/CF multiple for 2002 ranged from 20.7x to 6.0x, with a median of 8.6x; (4) the P/CF multiple for 2003 ranged from 18.3x to 5.1x, with a median of 7.6x; (5) the FV/EBITDA multiples for 2002 ranged from 12.7x to 5.4x, with a median of 8.6x; and (6) the FV/EBITDA multiples for 2003 ranged from 10.4x to 4.4x, with a median of 7.0x. A range of multiples derived from this analysis was then applied to OSCA's projected earnings per share ("EPS"), cash flow per share ("CFPS") and EBITDA as estimated by Wall Street consensus estimates, yielding implied trading values for OSCA's common stock of approximately $5.00 to $17.00 per share.

        Selected Transaction Analysis.    Using publicly available information, JPMorgan examined selected transactions with respect to ratios of price to last twelve months earnings ("LTM P/E"), and firm value to last twelve months EBITDA ("LTM FV/EBITDA"). Specifically, JPMorgan reviewed all transactions taking place over the last five years involving U.S. oilfield services businesses, because that is the business OSCA is engaged in. Such transactions consisted of the following transactions, listed with acquirer company preceding the target company: Tuboscope, Inc./Varco International, Inc.; Baker Hughes, Inc./Petrolite Corp.; BJ Services Company/Nowsco Well Service Ltd.; Weatherford International, Inc./Enterra Corp.; Emerson Electric Co./Daniel Industries; National-Oilwell, Inc./Dreco Energy Services Ltd.; Key Energy Services, Inc./Dawson Production Services; National-Oilwell, Inc./IRI International Corp.; Baker Hughes, Inc./Drilex International, Inc.; and W-H Energy Services, Inc./Coil Tubing Services LLC.

        The analysis showed among other things that (1) the LTM P/E ratio ranged from 47.6x to 5.7x, with a median of 32.4x; and (2) the LTM FV/EBITDA multiple ranged from 22.4x to 4.9x, with a median of 12.2x. JPMorgan applied a range of multiples derived from this analysis to OSCA's 2001 unaudited financial results prepared by OSCA's management, and arrived at an estimated range of equity values for OSCA's common stock of between $10.00 and $25.00 per share.

        Discounted Cash Flow Analysis.    JPMorgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for OSCA's common stock. JPMorgan calculated the unlevered free cash flows that OSCA is expected to generate during fiscal years 2002 through 2006 based upon financial projections prepared by OSCA management through the years ended 2004 and as adjusted by OSCA management to reflect revenue growth consistent with OSCA's financial performance from 1996 to 2001 (2001 financial performance was based upon unaudited estimates from OSCA management). Unlevered free cash flow was calculated as net income (excluding extraordinary items and before preferred dividends, equity income and minority interests) plus after-tax interest expense plus depreciation, amortization, deferred taxes and other non-cash charges minus capitalization expenditures and the change in working capital accounts. JPMorgan also calculated a range of terminal asset values of OSCA at the end of the five-year period ending 2006 by applying a terminal multiple ranging from 7.0x to 9.0x the EBITDA of OSCA during the final year of the five-year period. The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 10.0% to 12.0%, which were chosen by JPMorgan based upon an analysis of OSCA's weighted average cost of capital. The present value of the unlevered free cash flows and the range of terminal asset values were then adjusted for OSCA's estimated January 31, 2002 pro forma excess cash and total debt. Based on the adjusted management projections, the discounted cash flow analysis indicated a range of equity values of between $16.00 and $24.00 per share of OSCA's common stock on a stand-alone basis (that is, without synergies).

        The summary set forth above does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan believes that the summary set forth above and their analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. JPMorgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which JPMorgan based its analyses are set forth above under the description of each such analysis. JPMorgan's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, JPMorgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

        As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. JPMorgan was selected to advise and deliver an opinion to the Special Committee with respect to the merger on the basis of such experience and its familiarity with OSCA.

        For the delivery of its opinion, OSCA agreed to pay JPMorgan a fee of $1,750,000 upon delivery of its opinion. This fee was not conditioned on completion of the merger. In addition, OSCA has agreed to reimburse JPMorgan for its expenses incurred in connection with its services and will indemnify JPMorgan against certain liabilities, including liabilities arising under the Federal securities laws. Other than the fee for the delivery of its opinion, JPMorgan has not received any fees for financial advisory or financing services from OSCA during the past two years. JPMorgan has received approximately $1.0 million in such fees from Great Lakes during that time.

        Certain of JPMorgan's affiliates are lenders to a subsidiary of BJ Services. In addition, in the ordinary course of their businesses, JPMorgan and its affiliates may actively trade the debt and equity securities of BJ Services or OSCA for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Opinion of Morgan Stanley

        The OSCA Board retained Morgan Stanley to provide it with financial advisory services and a financial fairness opinion in connection with the merger. The OSCA Board selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise, reputation and its knowledge of the business and affairs of OSCA. At the meeting of the OSCA Board on February 18, 2002, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that, as of such date and based upon and subject to the considerations set forth in its opinion, the consideration to be received in the aggregate by holders of shares of OSCA common stock pursuant to the merger agreement is fair from a financial point of view to such holders.

        The full text of Morgan Stanley's opinion, dated February 18, 2002, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley is attached as Annex E to this information statement. We urge you to read the opinion carefully and in its entirety. Morgan Stanley's opinion is directed to the OSCA Board and addresses only the fairness from a financial point of view of the consideration to be received by holders of shares of OSCA common stock pursuant to the merger agreement, and does not address any other aspect of the merger. This summary is qualified in its entirety by reference to the full text of such opinion.

        In connection with rendering its opinion, Morgan Stanley, among other things:

  •
  reviewed certain publicly available financial statements and other business and financial information of OSCA;

  •
  reviewed certain internal financial statements and other financial and operating data concerning OSCA prepared by the management of OSCA;

  •
  reviewed certain financial forecasts regarding OSCA prepared by the management of OSCA;

  •
  discussed the past and current operations and financial condition and the prospects of OSCA with senior executives of OSCA;

  •
  reviewed the reported prices and trading activity of OSCA's Class A common stock;

  •
  compared the financial performance of OSCA and the prices and trading activity of OSCA's Class A common stock with that of certain comparable publicly traded companies and their securities;

  •
  reviewed the financial terms, to the extent publicly-available, of certain comparable acquisition transactions;

  •
  participated in discussions and negotiations among representatives of OSCA, Great Lakes and BJ Services and their financial and legal advisors;

  •
  reviewed the merger agreement, the support agreement and certain related documents; and

  •
  considered such other factors as Morgan Stanley deemed appropriate.

        In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best available estimates and judgments of the future financial performance of OSCA.

        Morgan Stanley did not make, and did not assume any responsibility for making, any independent valuation or appraisal of the assets or liabilities of OSCA, nor was it furnished with any such appraisals. Morgan Stanley assumed that the executed versions of the merger agreement and the support agreement would not differ in any material respect from the last drafts reviewed by Morgan Stanley. Morgan Stanley also assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement without material modification or waiver. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it, as of February 18, 2002. Subsequent developments may affect the written opinion dated February 18, 2002, and Morgan Stanley does not have any obligation to update, revise, or reaffirm such opinion.

        The following is a summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion. These summaries of financial analyses include information presented in tabular format. In order to understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

        Historical Share Price Performance.    Morgan Stanley reviewed the stock performance of OSCA and compared it with the stock performance of the PHLX Oil Service Sector Index, a price-weighted index composed of the common stocks of 15 companies that provide oil drilling and production services, oil field equipment, support services and geophysical/reservoir services. Morgan Stanley observed that during the period from January 18, 2002, which represented the last trading day prior to OSCA's receipt of the offer from BJ Services, to February 15, 2002, the price per share for OSCA's Class A common stock increased 24.8%. In comparison, the PHLX Oil Service Sector Index increased 14.4% during the period from January 18, 2002 to February 15, 2002. Morgan Stanley noted that for the period from June 15, 2000, the date of OSCA's initial public offering, to February 15, 2002, the price per share for OSCA's Class A common stock increased 9.1%, while the PHLX Oil Service Sector Index declined by 27.1%. Morgan Stanley also noted that the trading range for the 52-week period ended February 15, 2002 for OSCA's Class A common stock was from $14.00 per share to $28.97 per share and compared that to the consideration offered in the merger of $28.00 per share.

        Historical Implied Premium Analysis.    Morgan Stanley calculated the implied premium of the $28.00 per share consideration to be paid in the merger to the closing prices of OSCA common stock over various periods from February 16, 2001 to February 15, 2002. Morgan Stanley noted that the $28.00 per share merger consideration represented a 51.0% premium to the OSCA closing stock price on February 15, 2002. Morgan Stanley also noted that the $28.00 per share merger consideration represented the following premiums to the OSCA average closing stock prices over the periods set forth below:

	Average Closing Stock Price	$28.00 Offer % Premium
Last 1 week	$18.41	52.1%
Last 1 month	17.50	60.0%
Last 3 months	18.38	52.3%
Last 6 months	17.51	59.9%
Last 12 months	19.61	42.8%

        Peer Group Comparison.    Morgan Stanley compared financial information of OSCA with publicly available information for a peer group of U.S.-based, oilfield services companies. Morgan Stanley selected companies for the peer group that operate in and are exposed to the U.S. oilfield services industry and that have similar lines of business as OSCA. The peer group contained:

Baker-Hughes Incorporated
BJ Services Company
Cooper Cameron Corporation
Halliburton Company
Natco Group Inc.
National-Oilwell Incorporated
Newpark Resources, Inc.
Schlumberger Limited
Smith International, Inc.
Tetra Technologies, Inc.
Varco International Inc.
Weatherford International Incorporated

        For this analysis, Morgan Stanley examined a range of estimates based on securities research analysis and company filings with the SEC. The following table presents, as of February 15, 2002, the low, high and median of (1) the ratio of aggregate value, defined as market capitalization plus total debt less cash and cash equivalents, to estimated calendar years 2001 and 2002 earnings before interest, taxes, depreciation and amortization ("EBITDA") and (2) the ratio of share price to estimated calendar years 2001 and 2002 cash flow per share, defined as net income plus depreciation and amortization

("CFPS"). Morgan Stanley then compared this information to similar information for OSCA calculated using the $28.00 per share merger consideration.

	Agg. Value/2001 Estimated EBITDA		Agg. Value/2002 Estimated EBITDA		Share Price/2001 Estimated CFPS		Share Price/2002 Estimated CFPS
Low	4.3	x	6.3	x	4.8	x	7.3	x
High	12.4		14.0		14.6		18.0
Median	8.3		9.8		8.9		11.0
OSCA at $28.00 per share	16.8		13.6		22.1		16.8

        Analysis of Selected Precedent Transactions.    Morgan Stanley compared statistics based on publicly available information for selected precedent transactions to the relevant financial statistics for OSCA. Morgan Stanley reviewed 13 oil field services industry transactions selected by Morgan Stanley because they involved acquired companies that operated in and were exposed to the U.S. oilfield services industry and that had lines of business similar to OSCA. These transactions consisted of the acquisitions of:

OGC International Plc by Halliburton Company;
Petrolite Corp. by Baker Hughes Incorporated;
Drilex International Inc. by Baker Hughes Incorporated;
Dreco Energy Services Ltd. by National-Oilwell, Incorporated;
Wilson Industries, Inc. by Smith International, Inc.;
Dresser Industries Inc. by Halliburton Company;
Weatherford Enterra Inc. by EVI, Inc.;
Ceanic Corp. by Stolt Comex Seaway S.A.;
Camco International Inc. by Schlumberger Limited;
IRI International Corp. by National-Oilwell, Incorporated;
Varco International, Inc. by Tuboscope Inc.;
Aker's Deepwater Division by Coflexip; and
Coflexip S.A. by Technip S.A.

        For each of these transactions, Morgan Stanley reviewed the price paid and calculated the premiums to the acquired company's unaffected closing stock price. The unaffected closing stock price represents the closing stock price one day prior to the announcement of a transaction or, when applicable, prior to share price movements related to the acquisition. Morgan Stanley also calculated the multiple of aggregate value implied by the consideration paid in each transaction to the acquired company's last twelve month ("LTM") EBITDA. Morgan Stanley then compared this information to similar information for OSCA calculated using the $28.00 per share merger consideration. This analysis indicated the following premiums and multiples:

	Aggregate Value/LTM EBITDA		Premium to Unaffected Price
Low	9.0	x	2.4%
High	17.9		57.9
Median	10.8		24.0
OSCA at $28.00 per share	16.8		51.0

        No company or transaction utilized in the peer group comparison or precedent transactions analyses is identical to OSCA or the merger. In evaluating the transactions and peer groups, Morgan Stanley made judgments and assumptions with regard to industry performance, business, economic, market and financial conditions and other matters, many of which are beyond the control of OSCA, such as the impact of competition on the business of OSCA or its industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of OSCA or its industry or in the financial markets in general. Mathematical analysis, such as determining the mean or median, or the high or the low, is not in itself a meaningful method of using peer group data.

        Discounted Cash Flow Analysis.    Morgan Stanley performed a discounted cash flow analysis, which is an analysis of the present value of projected unlevered free cash flows using terminal year free cash flow growth rates and discount rates (each, as indicated below) for OSCA. For each forecast year, projected unlevered free cash flows were calculated to estimate the cash flow available from operations before the payment of interest related to financial indebtedness. Unlevered free cash flow was calculated as income before interest expense plus non-cash expenses less capital expenditures and increases in working capital. The terminal year used was 2006, the last year of the projection period. The terminal year's unlevered free cash flow was assumed to grow in perpetuity at various rates detailed below as an estimate of the business's unlevered free cash flows beyond 2006. Terminal value calculations were performed using assumed terminal perpetual growth rates of estimated 2006 unlevered free cash flow ranging from 3.5% to 4.5%. For purposes of this analysis, Morgan Stanley estimated OSCA's discounted unlevered free cash flow value using discount rates ranging from 8% to 14%. Discount rates were chosen by Morgan Stanley based upon an analysis of OSCA's weighted average cost of capital and on the experience and professional judgment of Morgan Stanley.

        Morgan Stanley performed analyses of OSCA's business using various cases derived from publicly-available information, discussions with OSCA's management and financial forecasts prepared by OSCA's management. Morgan Stanley also performed analyses to determine the sensitivity of the discounted cash flow valuation to changes in the projections of future performance. Using a scenario ("Scenario I") that incorporated common assumptions of accepted cyclicality and growth in the oil services sector and assumed a modest expansion into new businesses, the result of the discounted cash flow analysis implied a range of values for OSCA's common stock of $14 to $28 per share. Using a scenario ("Scenario II") that contemplated greater success in expanding into new businesses, less industry cyclicality, and lower pricing pressure in the oil services sector, the result of the discounted cash flow analysis implied a range of values for OSCA's common stock of $24 to $45 per share.

        In summary, the analyses implied the following ranges of value per share of OSCA common stock:

Value per Share
Scenario I	$14 - $18
Scenario II	$24 - $45
Offer price	$28

        Morgan Stanley noted that the offer price of $28.00 per share was within the range of per share values observed in each of its discounted cash flow analyses.

        In connection with the review of the merger by OSCA's Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of OSCA.

        In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of OSCA. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness from a financial point of view of the consideration to be received by holders of OSCA common stock pursuant to the merger agreement and were conducted in connection with the delivery by Morgan Stanley of its opinion to the OSCA Board. The consideration to be received by the holders of OSCA common stock pursuant to the merger agreement and other terms of the merger agreement were determined through negotiations between OSCA and BJ Services and were approved by the OSCA Board. Morgan Stanley did not recommend any specific consideration to OSCA or that any specific consideration constituted the only appropriate consideration for the merger.

        Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, Morgan Stanley has provided financial advisory and financing services for Great Lakes, OSCA and BJ Services and has received fees for the rendering of these services. During the past two years, Morgan Stanley has received approximately $1.4 million in such fees from OSCA. It has not received any such fees from Great Lakes or BJ Services during that time. Morgan Stanley is currently engaged by Great Lakes to provide financial advisory and financing services in the event the merger is not consummated and will receive fees for rendering such services. In the ordinary course of business, Morgan Stanley may from time to time trade in the securities or indebtedness of Great Lakes, OSCA or BJ Services for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or indebtedness.

        Pursuant to the Engagement Letter, dated February 11, 2002, between OSCA and Morgan Stanley, Morgan Stanley provided financial advisory services and a financial fairness opinion to OSCA in connection with the merger, and OSCA agreed to pay Morgan Stanley a fee upon completion of a transaction. Morgan Stanley's fee upon completion of the merger will equal $3,460,000 plus 2.0% of the amount by which the aggregate value of the transaction exceeds $401,838,000. The "aggregate value" of the transaction means the value of the consideration paid per share of OSCA common stock (including shares that would be oustanding upon the exercise of options) plus the value of any direct or indirect debt, capital leases and preferred stock obligations of OSCA assumed or retired in connection with the transaction. OSCA has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, OSCA has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions.

MERGER AGREEMENT

        The following is a summary of the material terms of the merger agreement and is qualified by reference to the complete text of the merger agreement, which is incorporated herein by reference and attached as Annex A to this information statement.

Completion of the Merger

        As soon as practicable after the later of:

  •
  two business days after all of the conditions set forth in the merger agreement have been satisfied or waived, unless OSCA and BJ Services agree to another date, or

  •
  the 20th business day after this information statement is first sent to OSCA stockholders,

the parties will file a certificate of merger with the Secretary of State of the State of Delaware. The merger will be completed at the time the certificate is filed or, if later, at the time specified in the certificate.

Merger Consideration

        The merger agreement provides that each share of OSCA common stock outstanding immediately prior to the completion of the merger (other than shares as to which appraisal rights have been properly exercised), will, at the completion of the merger, be converted into the right to receive $28.00 per share in cash, without interest. However, shares of OSCA held as treasury shares or owned by BJ Services will be cancelled and retired without any payment for those shares.

Surrender of Certificates and Payment Procedures

        A paying agent will be appointed to handle the payment of the merger consideration in exchange for your share certificates. Promptly after the merger, BJ Services will cause the paying agent to send you a notice and letter of transmittal and instructions explaining how to surrender your share certificates. If you surrender your certificates to the paying agent, together with a properly completed letter of transmittal, and all other documents the paying agent may reasonably require, you will receive the appropriate merger consideration. Until surrendered in accordance with the foregoing instructions, each certificate formerly representing shares of OSCA, other than shares as to which appraisal rights have been properly exercised and other than shares of OSCA held as treasury shares or owned by BJ Services, will only represent the right to receive the merger consideration. No interest will be paid or will accrue on the merger consideration payable.

        At the completion of the merger, the stock transfer book of OSCA will be closed and there will be no further registration of transfers of shares. If certificates of shares are presented after the completion of the merger, they will be canceled and represent only the right to receive the merger consideration.

Stock Options

        The merger agreement provides that each outstanding OSCA stock option and restricted stock unit, whether or not vested, will be cancelled by OSCA immediately prior to the closing of the merger. Each holder of outstanding OSCA stock options will then be paid an amount determined by multiplying the excess, if any, of $28.00 over the per share exercise price of the stock option by the number of shares subject to such stock option. Each holder of restricted stock units will then be paid an amount determined by multiplying $28.00 by the number of shares subject to such restricted stock unit.

Covenants

        OSCA and BJ Services have agreed to certain covenants in the merger agreement. A description of the covenants follows:

  No Solicitation by OSCA

        OSCA has agreed that neither it nor any of its subsidiaries will, nor will OSCA or any of its subsidiaries authorize or permit any of its officers, directors, agents, representatives or advisors to:

  •
  solicit, initiate, encourage or take any action to facilitate or encourage any inquiries, proposals or offers relating to, other than the merger:

  (1)
  any acquisition or purchase of 10% or more of the consolidated assets of OSCA and its subsidiaries or of 10% or more of any class of equity securities of OSCA or any of its subsidiaries,

  (2)
  any tender offer (including a self tender offer) or exchange offer that would result in any person beneficially owning 10% or more of any class of equity securities of OSCA or any of its subsidiaries, or

  (3)
  any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving OSCA or any of its subsidiaries whose assets, individually or in the aggregate, constitute 10% or more of the consolidated assets of OSCA, or agree to or endorse any such acquisition proposal;

  •
  enter into or participate in any discussions or negotiations regarding any of the above, or furnish to any person any information with respect to its business, properties or assets in connection with the above; or

  •
  grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of OSCA or any of its subsidiaries.

        However, OSCA may comply with Rule 14e-2 and Rule 14d-9 under the Securities Exchange Act of 1934, as amended, if OSCA receives any bona fide third party acquisition proposal, so long as OSCA does not recommend acceptance of the acquisition proposal. In addition, OSCA may make any disclosure which is necessary or appropriate under applicable law or the rules of the Nasdaq Stock Market.

        If the OSCA Board or its advisors receives an acquisition proposal or request for non-public information in connection with an acquisition proposal or for access to the properties, books or records of OSCA by any person or entity that informs OSCA or its advisors that it is considering making, or has made, an acquisition proposal, then OSCA must promptly inform BJ Services of the proposal, the identity of the person making it and the terms and conditions of the proposal or requests and any further proposals or requests.

  Mutual Covenants

        OSCA and BJ Services have agreed:

  •
  to confer on a regular and frequent basis with each other;

  •
  to promptly advise the other of:

  (1)
  any representation or warranty made by it in the merger agreement becoming untrue or inaccurate,

    (2)
    the failure by it to comply with or satisfy in any respect any covenant, condition or agreement under the merger agreement, or

    (3)
    any change, event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect on it or materially and adversely affect its ability to complete the merger in a timely manner;

  •
  to file all reports required to be filed by it with the SEC and all other governmental entities prior to the effective time of the merger (the "Effective Time") and, to the extent permitted by law or regulation or any applicable confidentiality agreement, to deliver or otherwise make available to the other party copies of all such reports promptly after the same are filed;

  •
  to consult with the other party with respect to the obtaining of all permits, consents, approvals and authorizations necessary or advisable to consummate the merger and to keep the other apprised of the status of matters relating to completion of the merger;

  •
  to the extent permitted by its certificate of incorporation or by-laws or other pertinent agreements to which it is a party and subject to certain limitations, upon reasonable notice:

  (1)
  to afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its officers, accountants and representatives, and

  (2)
  during such period, to furnish or otherwise make available promptly to the other party, among other things, copies of documents relating to federal and state securities laws and any other documents that the other party may reasonably request;

  •
  to use its commercially reasonable efforts to take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the merger, including, but not limited to filings under the Hart-Scott-Rodino Act;

  •
  to use its commercially reasonable efforts to avoid the entry of, or to have vacated, lifted, reversed, overturned or terminated, any order, judgment, injunction or decree or any other judicial, administrative or legislative action or proceeding that would restrain, prevent or delay the closing of the merger on or before September 1, 2002;

  •
  to use its commercially reasonable efforts to obtain clearance under any antitrust, competition or trade regulation law applicable to the merger so as to enable the closing to occur as soon as reasonably possible;

  •
  to give any notices to third parties, and use all reasonable best efforts to obtain any third party consents (other than governmental consents):

  (1)
  necessary, proper or advisable to consummate the merger, and

  (2)
  otherwise required under any material contracts of OSCA, OSCA permits or other agreements in connection with the consummation of the merger;

  •
  to promptly notify the other of:

  (1)
  any material change in the current or future business, financial condition or results of operations of it or any of its material subsidiaries,

  (2)
  any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental entities with respect to its business or the merger,

    (3)
    the institution or the threat of material litigation involving it or any of its subsidiaries, or

    (4)
    any event or condition that might reasonably be expected to cause any of its representations, warranties, covenants or agreements not to be true and correct at the Effective Time;

  •
  to not make any press release or public announcement with respect to the merger agreement or the merger without the prior written consent of the other party hereto; and

  •
  to take, or cause to be taken, all action necessary to terminate guarantees of indebtedness and other obligations of OSCA and its subsidiaries by Great Lakes.

  OSCA's Interim Operations

        OSCA has agreed that until the completion of the merger, OSCA and its subsidiaries will carry on their business in the ordinary course consistent in all material respects with past practices and will use reasonable commercial efforts to preserve intact their present business organizations, keep available the services of their current employees (except for reductions in employee ranks that OSCA determines to be appropriate under then existing business conditions) and preserve their relationships with customers, suppliers and others. OSCA has also agreed, with certain exceptions, that neither it nor its subsidiaries will, prior to the completion of the merger, do any of the following without the prior written consent of BJ Services:

  •
  enter into any new, or amend any existing, severance agreement or arrangement (other than settlement arrangements with employees other than officers in accordance with past practice and pursuant to which OSCA obtains certain waivers of rights from such employees), deferred compensation arrangement or employment agreements with any current officer, director or employee;

  •
  adopt any new, or amend or terminate any existing, incentive, retirement or welfare benefit arrangements, plans or programs for the benefit of current, former or retired employees of OSCA and its subsidiaries and their respective predecessors or otherwise adopt, terminate or amend any OSCA benefit plans;

  •
  grant any increases in employee compensation, other than in the ordinary course or pursuant to promotions, in each case consistent with past practice, provided that in no event may the compensation or benefits of any officer or employee that is a party to a change of control agreement with OSCA be increased if such increase would be included within the definition of "Annual Compensation" in such officer's or employee's change of control agreement;

  •
  declare, set aside or pay any dividends on or make other distributions on its capital stock;

  •
  split, combine or reclassify its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock;

  •
  repurchase, redeem or otherwise acquire any shares of OSCA's or its subsidiaries' capital stock, or any securities convertible into or exercisable for any shares of such capital stock;

  •
  acquire (by merger, consolidation or acquisition of stock or assets) or sell, lease or otherwise dispose of any corporation, partnership or other business organization or division thereof or business or line of business or any other assets other than in the ordinary course, or engage in any negotiations with any person or entity concerning any such transaction;

  •
  make any capital expenditures in excess of $250,000, individually or in the aggregate, except for those capital expenditures individually listed in OSCA's 2002 business plan provided to BJ Services;

  •
  enter into any other transaction not in the ordinary course;

  •
  amend or modify, except as specifically required by the terms of the merger agreement, any of the terms of any outstanding OSCA stock option or grant any stock options, stock appreciation rights or stock bonuses;

  •
  merge or consolidate with another corporation other than the merger of a wholly owned subsidiary of OSCA with and into OSCA or another wholly owned subsidiary;

  •
  issue, deliver or sell any shares of its capital stock of any class, any debt having, or convertible into other securities having, the right to vote, or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or OSCA debt or any equity equivalents, interests in the ownership or earnings of OSCA or its subsidiaries or any similar rights or enter into any agreement with respect to any of the foregoing, other than as specified in the merger agreement;

  •
  except as otherwise required, amend or propose to amend its certificate of incorporation or by-laws in any manner which would have an adverse impact on the consummation of the merger;

  •
  lease, license, mortgage or otherwise encumber or subject to any consensual lien any material asset other than in the ordinary course;

  •
  other than incurrence of indebtedness under existing working capital facilities in the ordinary course, incur any indebtedness for borrowed money or guarantee, assume, endorse or otherwise become responsible for any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of OSCA or its subsidiaries or of other persons, other than intercompany indebtedness;

  •
  make any loans or advances other than by OSCA or its subsidiaries to OSCA or its subsidiaries or other than to customers for the purchase of products or services in the ordinary course;

  •
  make any capital contributions to, or investments in, any other entity, other than by OSCA or its wholly owned domestic subsidiaries to or in OSCA or its wholly owned domestic subsidiaries;

  •
  other than the payment, discharge or satisfaction of claims, liabilities and obligations in the ordinary course not in excess of amounts duly accrued or accruable therefor, pay, discharge or satisfy any claims, liabilities or obligations;

  •
  adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization;

  •
  other than in the ordinary course, enter into any collective bargaining agreement, successor collective bargaining agreement or amended collective bargaining agreement or any other labor agreement;

  •
  change any accounting principle used by it, except for such changes required to be implemented after the date of the merger agreement pursuant to a change in U.S. generally accepted accounting principles;

  •
  settle or compromise any litigation brought against it other than settlements or compromises of any litigation where the amounts paid in settlement or compromise, including compliance costs, do not, individually or in the aggregate, exceed $400,000, exclusive of amounts covered by insurance;

  •
  other than in the ordinary course, waive, release, grant or transfer any right of material value;

  •
  other than in the ordinary course, modify or change in any material respect any existing material license, lease, contract or other document; or

  •
  change any tax election, change any annual tax accounting period, change any method of tax accounting, file any material amended tax return, enter into any closing agreement relating to any material amount of taxes, waive or extend the statute of limitations in respect of any material amount of taxes, settle any material tax claim or assessment or surrender any right or claim for a material tax refund, or change regular independent accountants or make any payments to Great Lakes pursuant to the Tax Disaffiliation Agreement, dated June 20, 2000, between OSCA and Great Lakes (except as provided in the support agreement).

Indemnification and Insurance of OSCA Directors and Officers

        BJ Services has agreed that it will cause OSCA:

  •
  from and after the Effective Time, to maintain the right to indemnification and exculpation of officers and directors provided for by applicable law and in OSCA's certificate of incorporation and by-laws as in effect on the date of the merger agreement, with respect to indemnification and exculpation for acts and omissions occurring prior to the Effective Time, including the transactions contemplated by the merger agreement;

  •
  until the sixth anniversary of the Effective Time, to maintain officers' and directors' liability insurance with an insurance company or companies covering the persons serving as directors and/or officers of OSCA and its subsidiaries with respect to actions or omissions by the such persons prior to the Effective Time on terms at least equivalent in all material coverage respects to the terms of the current insurance in effect on the date of the merger agreement and providing coverage only with respect to matters occurring prior to the Effective Time; and

  •
  from and after the Effective Time, to indemnify, including the advancement of expenses, to the fullest extent permitted under applicable law, OSCA's present and former directors and officers in respect of acts or omissions occurring prior to the Effective Time.

Employee Matters

        After completion of the merger, BJ Services has agreed to cause OSCA to:

  •
  assume and honor in accordance with their terms all written employment, benefits, indemnification, severance and termination plans and agreements (including change in control provisions contained in the OSCA Savings Plan) applicable to employees of OSCA and its subsidiaries;

  •
  cover employees of OSCA, other than those employees covered under change of control agreements that provide for severance pay, under a severance program that provides a level of benefits specified on a schedule to the merger agreement; and

  •
  "grandfather" the number of weeks of vacation that employees of OSCA would become entitled to at any time up to December 31, 2002 under OSCA's vacation policy in effect immediately prior to the Effective Time. Otherwise, the vacation benefits of employees of OSCA shall be determined in accordance with the terms of the vacation policy applicable to similarly situated employees of BJ Services.

        In addition, BJ Services has agreed to cause OSCA, not later than the first anniversary of the Effective Time, to establish or make available employee benefit plans and arrangements to the U.S. employees of OSCA that are substantially comparable to those benefit plans and arrangements provided to similarly situated employees of BJ Services. Until OSCA so establishes or makes available a BJ Services plan, BJ Services will cause OSCA to maintain in effect the similar OSCA benefit plan, if any, in effect for such employees (subject to changes required to comply with applicable law or to make such plan comparable to the benefits provided to similarly situated employees of BJ Services and its subsidiaries). BJ Services has agreed to cause OSCA to make similar arrangements with respect to the non-U.S. employees of OSCA working for OSCA and its subsidiaries outside of the U.S.

        In addition, BJ Services has agreed that employees of OSCA will be entitled to receive credit for service with OSCA prior to the Effective Time (to the same extent credit was granted under the analogous OSCA benefit plans) for all purposes under the comparable BJ Services benefits plans (including eligibility, vesting, and levels of benefits), except for purposes of defined benefit plan benefit accruals or eligibility for benefit subsidies or for any other purpose for which similarly situated employees of BJ Services are not credited with their service with BJ Services prior to the effective date of the applicable BJ Services benefits plan.

Representations and Warranties

        OSCA has made certain customary representations and warranties to BJ Services, including as to:

  •
  corporate existence and power;

  •
  capitalization;

  •
  subsidiaries;

  •
  corporate authorization;

  •
  delivery by Great Lakes of a written stockholder consent approving the merger agreement;

  •
  non-contravention;

  •
  governmental authorization;

  •
  SEC filings;

  •
  financial statements;

  •
  disclosure documents;

  •
  compliance with laws and court orders;

  •
  regulatory matters;

  •
  litigation;

  •
  tax matters;

  •
  absence of certain changes or events;

  •
  vote required;

  •
  employee benefit plans;

  •
  labor matters;

  •
  intellectual property;

  •
  environmental matters;

  •
  brokers' or finders' fees; affiliate transactions; anti-takeover statutes; and

  •
  insurance.

        BJ Services has made certain customary representations and warranties to OSCA, including as to:

  •
  corporate existence and power;

  •
  corporate authorization;

  •
  non-contravention;

  •
  governmental authorization;

  •
  disclosure documents;

  •
  brokers' or finders' fees;

  •
  ownership of OSCA common stock; and

  •
  financial resources.

        The representations and warranties contained in the merger agreement do not survive the completion of the merger or the termination of the merger agreement.

Conditions to the Merger

  Closing Conditions for Each Party

        The obligations of OSCA and BJ Services to complete the merger are subject to the satisfaction or waiver of the following conditions:

  •
  20 business days shall have elapsed since the mailing of this information statement to OSCA's stockholders and OSCA shall have obtained all approvals of holders of shares of OSCA capital stock required under applicable law to approve the merger agreement (the delivery of Great Lakes' stockholder consent has irrevocably satisfied all such required approvals);

  •
  the applicable waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated (this waiting period was terminated on March 8, 2002);

  •
  no governmental entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement, which order or injunction remains in effect; and

  •
  since the date of the merger agreement, there shall not have occurred and be continuing:

  (1)
  any suspension or limitation of trading in securities generally on any national securities exchange (which suspension or limitation shall continue for at least 48 hours) or any setting of minimum prices for trading on such exchange,

  (2)
  any banking moratorium declared by the U.S. federal or New York authorities or any suspension of payments in respect of banks in the United States, or

  (3)
  either commencement of a war or the occurrence of a national or international calamity or emergency, in either case with a commensurate calamitous effect on the capital markets in the United States; provided however, that the "War on Terrorism" as conducted on the date of the merger agreement does not constitute such a war, calamity or emergency.

  Additional Closing Conditions for BJ Services' Benefit

        BJ Services' obligation to complete the merger is subject to satisfaction or waiver of the following additional conditions:

  •
  OSCA shall have performed to the extent specified in the merger agreement all of its obligations and agreements under the merger agreement required to be performed by it at or prior to the Effective Time;
  •
  the representations and warranties of OSCA contained in the merger agreement shall be true and correct to the extent specified in the merger agreement when made and at and as of the Effective Time as if made at and as of such time, except to the extent such representations and warranties of OSCA address matters only as of a particular date, in which case as of such date;
  •
  the support agreement shall have been executed and delivered by Great Lakes, the support agreement shall remain in full force and effect and Great Lakes shall not have materially breached the support agreement or, if so breached, such breach is not then continuing; and
  •
  there shall not have occurred any event or circumstance that has had a Material Adverse Effect on OSCA.

        A "Material Adverse Effect" on OSCA means:

  •
  any change, circumstance or effect that, individually or aggregated with other changes, circumstances and effects, has or would reasonably be expected to have a material adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of OSCA and its subsidiaries taken as a whole, or
  •
  a material impairment of the ability of OSCA and its subsidiaries taken as a whole to perform any of their material obligations under the merger agreement or to consummate the merger on a timely basis.

        However, the concept of Material Adverse Effect will not include any change, circumstance or effect resulting from:

  •
  general economic conditions or conditions affecting firms in OSCA's industry generally,
  •
  declines in the market price of any securities issued by OSCA,
  •
  the merger agreement or the merger, or
  •
  the loss of a customer, contract or account to BJ Services or any of its subsidiaries.

  Additional Closing Conditions for OSCA's Benefit

        OSCA's obligation to complete the merger is subject to satisfaction or waiver of the following additional conditions:

  •
  BJ Services shall have performed in all material respects all of its obligations and agreements under the merger agreement required to be performed by it at or prior to the Effective Time; and
  •
  the representations and warranties of BJ Services contained in the merger agreement shall be true and correct to the extent specified in the merger agreement when made and at and as of the Effective Time as if made at and as of such time, except to the extent such representations and warranties of BJ Services address matters only as of a particular date, in which case as of such date.

Termination

        OSCA and BJ Services may mutually agree, at any time prior to the completion of the merger, to terminate the merger agreement. In addition, either OSCA or BJ Services may terminate the merger agreement:

  •
  if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement, and such order, decree, ruling or other action shall have become final and nonappealable; but neither OSCA nor BJ Services may terminate the merger agreement on this basis, however, if its failure to fulfill its obligations under the merger agreement shall have been the cause of, or shall have resulted in, such order, decree, ruling or other action; or
  •
  if the merger has not been completed on or before September 1, 2002; but neither OSCA nor BJ Services may terminate the merger agreement on this basis, however, if its failure to fulfill any obligation under the merger agreement or if its breach of any representation or warranty in the merger agreement has been the cause of, or resulted in, the failure of the merger to occur on or before September 1, 2002.

        In addition, BJ Services may terminate the merger agreement:

  •
  if any of the conditions described above under the heading "—Conditions to the Merger—Closing Conditions for Each Party" on page 33 shall have become impossible to fulfill (other than as a result of any breach by BJ Services of the terms of the merger agreement) and shall not have been waived; or
  •
  OSCA breaches to the extent specified in the merger agreement any obligation, representation or warranty under the merger agreement (but if the breach is reasonably capable of being cured by OSCA through its use of best efforts no later than 10 days after BJ Services gives notice to OSCA, and so long as OSCA continues to exercise such best efforts, BJ Services cannot terminate the merger agreement on this basis before the end of that 10-day period).

        In addition, OSCA may terminate the merger agreement:

  •
  if any of the conditions described above under the heading "—Conditions to the Merger—Closing Conditions for Each Party" on page 33 shall have become impossible to fulfill (other than as a result of any breach by OSCA of the terms of the merger agreement) and shall not have been waived; or
  •
  BJ Services breaches to the extent specified in the merger agreement any obligation, representation or warranty under the merger agreement (but if the breach is reasonably capable of being cured by BJ Services through its use of best efforts no later than 10 days after OSCA gives notice to BJ Services, and so long as BJ Services continues to exercise such best efforts, OSCA cannot terminate the merger agreement on this basis before the end of that 10-day period).

        If the merger agreement is terminated, it will become void and there will be no liability of any party, including their respective officers, directors, stockholders, affiliates, representatives, agents, employees or advisors, to the other party unless such party has willfully breached the merger agreement. However, the provisions relating to certain fees and expenses as described under the heading "—Certain Fees and Expenses" on page 36 will continue in effect.

Certain Fees and Expenses

        Whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement and the contemplated transactions will be paid by the party incurring such costs and expenses, except:

  •
  if the merger is completed, OSCA will pay, or cause to be paid, all expenses of BJ Services incurred in connection with the transactions contemplated by the merger agreement, and
  •
  the costs and expenses incurred in connection with the printing, filing and mailing to stockholders of OSCA this information statement will be paid by OSCA and BJ Services equally if the merger agreement is terminated pursuant to one or more of the other provisions described above under the heading "— Termination" on page 35 above.

        In addition, if the merger agreement is terminated by BJ Services or OSCA under certain circumstances, then BJ Services shall reimburse OSCA for its reasonable documented out-of-pocket costs and expenses incurred in connection with the negotiation, execution and performance of the merger agreement and the contemplated transactions (including the fees and expenses of OSCA's legal and financial advisors), up to a maximum aggregate amount of $3,000,000. Any payment that becomes due under this paragraph in respect of such a termination will be the only amount that BJ Services will be obligated to pay under the merger agreement or applicable laws in respect of such termination.

Amendments and Waivers

        The parties may not make any amendment to the merger agreement which by law or in accordance with the rules and regulations of the Nasdaq Stock Market or the New York Stock Exchange, requires further approval by stockholders without such further approval.

        At any time prior to the Effective Time, OSCA and BJ Services may, by action taken or authorized by their respective boards of directors:

  •
  extend the time for the performance of any of the obligations or other acts of the other party,
  •
  waive any inaccuracies in the representations and warranties in the merger agreement, and
  •
  waive compliance with any of the agreements or conditions contained in the merger agreement.

Other Matters

  Financing of the Merger

        BJ Services has represented to OSCA that it will have sufficient available cash pursuant to its existing credit facilities, cash on hand and other liquid securities to pay the merger consideration. There is no financing condition to the closing of the merger.

  Regulatory Matters

        Under the Hart-Scott-Rodino Act and the related rules, the merger may not be completed until notifications have been given, certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the United States Department of Justice and specified waiting period requirements have been satisfied. The required notification and report forms under the Hart-Scott- Rodino Act were filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice on February 21, 2002, and the waiting period applicable to the merger was terminated on March 8, 2002.

SUPPORT AGREEMENT AND INDEMNIFICATION AGREEMENT

        The following is a summary of the material terms of the support agreement and the indemnification agreement and is qualified by reference to the complete text of the support agreement and the indemnification agreement, which are incorporated by reference herein and attached as Annexes B and C to this information statement, respectively.

Execution and Delivery of Consent

        Pursuant to the support agreement between Great Lakes and BJ Services, Great Lakes has executed and delivered to OSCA its irrevocable written consent voting all of its OSCA shares in favor of approval of the merger agreement and the merger. Since Great Lakes holds approximately 92% of the voting power of OSCA's common stock, this action by Great Lakes was sufficient to obtain the necessary stockholder to approve the merger agreement and the merger.

Other Covenants of Great Lakes Regarding its OSCA Shares

        Great Lakes has agreed to the following additional covenants in the support agreement with respect to its shares of OSCA common stock:

  Restriction on Transfer, Proxies and Non-Interference

        Great Lakes has agreed not to directly or indirectly:

  •
  offer for sale, sell or otherwise dispose of, or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the sale or other disposition of any of its shares of OSCA common stock,

  •
  grant any proxies, powers of attorney or other authorization or consent, deposit any shares of OSCA common stock into a voting trust or enter into any voting arrangement or agreement with respect to any such shares,

  •
  take any action that would have the effect of preventing or disabling Great Lakes from performing its obligations under the support agreement, or

  •
  commit or agree to take any of the foregoing actions.

  No Solicitation

        Great Lakes has agreed to cease any and all existing activities, discussions or negotiations with any parties other than BJ Services conducted with respect to a potential acquisition of OSCA and to demand the return or destruction of any confidential information previously provided in connection with or in contemplation of a potential acquisition. Great Lakes has agreed not to directly or indirectly, and has agreed not to authorize or permit any of its officers, directors, subsidiaries or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of them to:

  •
  solicit, initiate, encourage or take any action to facilitate or, including by way of furnishing information, encourage any inquiries, proposals or offers relating to any potential acquisition by any party other than BJ Services, or

  •
  enter into or participate in any discussions or negotiations regarding any potential acquisition with any parties other than BJ Services.

        Great Lakes has also agreed to promptly inform BJ Services of any acquisition proposal for OSCA, along with the identity of the person making such proposal and the terms and conditions of such proposal, inquiry or contact and any further proposals, inquiries or contacts.

Other Agreements

        Great Lakes and BJ Services have also agreed to the following additional material agreements in the support agreement:

  BJ Services Option to Terminate the Brominated Products Supply Agreement

        Great Lakes and BJ Services have agreed that BJ Services will have the right to terminate, or cause OSCA to terminate, the Brominated Products Supply Agreement, dated as of June 20, 2000, by and between Great Lakes and OSCA at any time on or prior to the 90th calendar day after the closing of the merger.

  Termination of Overlap Agreements

        Great Lakes and BJ Services have agreed that each of the following agreements that were entered into by Great Lakes and OSCA at the time of OSCA's initial public offering would be terminated upon completion of the merger:

  •
  the Tax Disaffiliation Agreement;

  •
  the Initial Public Offering and Distribution Agreement;

  •
  the Registration Rights Agreement; and

  •
  the Services Agreement.

        However, certain provisions of the IPO Agreement and the Services Agreement relating primarily to indemnification will survive the termination of the above agreements.

  Insurance

        Great Lakes has agreed to use its reasonable best efforts to assure that the interests of OSCA and its subsidiaries, as insureds or beneficiaries or in any other capacity in respect of Great Lakes' and its subsidiaries' insurance policies (other than "claims made" or "occurrence first reported" policies) will remain in full force and effect after completion of the merger for all claims or incidents occurring prior to the closing of the merger. Great Lakes has also agreed that after the closing of the merger it will take all action necessary to provide BJ Services and OSCA the benefit of any insurance policies which were held in the name of Great Lakes for the benefit of OSCA.

  Non-Solicitation of Employees

        Great Lakes has agreed that it will not, for a period ending on the third anniversary of the closing of the merger or termination of the support agreement, directly or indirectly solicit, encourage, entice or induce, other than through regional or national solicitations made to the general public, for employment any person who is an employee of OSCA or any of its subsidiaries at February 20, 2002 or at any time thereafter that precedes the closing of the merger or termination of the support agreement.

  Tax Matters

        Great Lakes and BJ Services have agreed that liability for any consolidated, combined or unitary taxes ("Consolidated Taxes") of OSCA and entitlement to any refund for any taxable year or period that ends on or before the last date that OSCA is included in the consolidated federal income tax return of Great Lakes' consolidated group and, with respect to any taxable year or period beginning before and ending after the date of OSCA's initial public offering (the "IPO Date"), the portion of such taxable year ending on and including the IPO Date will be allocated to Great Lakes. Great Lakes has agreed to indemnify and hold harmless BJ Services, OSCA and its subsidiaries for such taxes.

        Great Lakes and BJ Services have agreed that BJ Services will be liable for and indemnify Great Lakes for:

  •
  taxes of OSCA and its subsidiaries for any taxable year or period that begins after the IPO Date and, with respect to any taxable year or period beginning before and ending after the IPO Date, the portion of the taxable year beginning after the IPO Date, and

  •
  all taxes of OSCA and its subsidiaries other than Consolidated Taxes.

        Great Lakes and BJ Services have agreed that the Tax Disaffiliation Agreement and any tax allocation or sharing agreement or arrangements, whether or not written, that may have been entered into by Great Lakes and OSCA or any of its subsidiaries will be terminated as to OSCA as of the closing of the merger, and all amounts due from the OSCA under the Tax Disaffiliation Agreement or any such sharing agreement or arrangement will be paid on or prior to the closing of the merger.

  Conveyance by Great Lakes of Remaining Assets of OSCA Business

        Great Lakes has agreed to take all actions prior to the closing of the merger as may be necessary or appropriate to convey record and beneficial title to all remaining assets of OSCA's business held by Great Lakes for the benefit of OSCA.

Indemnification Agreement

        Pursuant to the indemnification agreement between Great Lakes and BJ Services, Great Lakes has agreed to pay BJ Services after completion of the merger a certain percentage of any uninsured cash damages in excess of a certain amount paid by OSCA upon any settlement or final determination of certain pending litigation matters to which OSCA is a party regarding a blowout of a well in the Gulf of Mexico operated by Newfield Exploration Company. In the lawsuit, plaintiffs claimed that OSCA and the other defendants breached their contracts to perform workover operations on the well and were negligent in performing those operations. On April 4, 2002, a jury reached a verdict on those claims, finding OSCA and the other defendants responsible for those claims and finding OSCA's share of the damages to be approximately $13.3 million. In connection with the lawsuit, OSCA asserted claims against its insurers and insurance brokers in support of insurance coverage for this incident. A related trial on these insurance coverage claims is scheduled to begin on May 20. The court has not yet entered a final judgment on the liability claims and OSCA does not expect final judgment to be entered until completion of the related insurance trial.

INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS;
POTENTIAL CONFLICTS OF INTEREST

        You should be aware that the executive officers and directors of OSCA and Great Lakes have interests in the merger that are different from, or in addition to, their interests as stockholders of OSCA generally. The OSCA Board was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

Stock Options

        OSCA has one stock compensation plan that provides for grants of stock-based awards to key employees and non-employee directors. Plan provisions allow grants of incentive and nonqualified stock options, with terms not to exceed 10 years at the fair market value of OSCA's Class A common stock on the date of grant, as well as other stock-based awards. The stock compensation plan provides for accelerated vesting of outstanding unvested options as a result of the completion of the merger. Pursuant to the merger agreement, any option to purchase OSCA Class A common stock held by a current or former employee or director of OSCA, whether or not vested, that is not exercised prior to consummation of the merger will be canceled in exchange for a cash payment, representing the option spread, equal to the difference between the option exercise price and $28.00.

        The following table provides information related to options held by OSCA's chief executive officer, its next four most highly compensated executive officers (in accordance with SEC rules) and its directors:

Name	Number of Unvested Options that Accelerate as a Result of the Merger(1)	Already Vested Options	Aggregate Option Spread Value of All Options
Robert L. Hollier	103,334	51,666	$1,716,545
Steven J. Brading	26,667	13,333	$405,305
Richard J. Alario	31,334	15,666	$480,179
Donald H. Michel	23,334	11,666	$342,805
Stephen M. Gray	10,334	5,166	$146,403
Martin M. Hale	2,401	1,199	$38,056
Mack G. Nichols	2,401	1,199	$38,056
Richard A. Pattarozzi	2,401	1,199	$38,056
W. Bernard Pieper	2,401	1,199	$38,056
John L. Whitmire	2,401	1,199	$38,056

(1)
Represents the number of unvested options to purchase OSCA Class A common stock at April 1, 2002.

Savings Plan

        Eligible employees of OSCA can elect to participate in the OSCA Savings Plan beginning the first day of hire. Employees may elect to contribute up to 18% of their pay into the plan, subject to certain limits prescribed by Section 402(g) of the Internal Revenue Code. OSCA makes matching contributions, in cash, equal to 75% of the first 6% of salary contributed by the employee. Employees determine how their salary deferrals are invested by selecting from several investment alternatives. OSCA may also elect to make a profit sharing contribution in an amount at OSCA's discretion, although no profit sharing contribution is required. All deferrals and contributions are recorded in individual accounts and held in trust. Upon a change in control, which includes completion of the merger, all benefits in participant accounts become fully vested. However, amounts will not become distributable simply as a result of the change in control.

Deferred Compensation Plan

        Each year participants may defer up to 100% of base salary and bonus reduced by the amount of salary and bonus that is deferred by the participant under OSCA's Savings Plan for such year. The Deferred Compensation Plan is intended to provide eligible employees with benefits in excess of those that can be provided under the Savings Plan because of Internal Revenue Code limits. Upon a change in control, each participant becomes eligible to receive his entire account in a lump sum on the 30th day following a change in control, unless the participant elects to waive his right to receive such distribution. Waiver of the right to receive a change in control distribution means that the participant will receive his account in accordance with his enrollment and election forms.

Change-in-Control and Severance Agreements

        OSCA has entered into change in control agreements with Messrs. Hollier, Brading, Alario, Michel and Gray. Under these agreements, OSCA or its successor would make a lump sum severance payment to Messrs. Hollier, Brading, Alario, Michel and Gray, as applicable, in an amount equal to three times the individual's annual compensation (which includes among other things base salary, bonus, deferred bonus, 401(k) contributions matched by OSCA and profit sharing contributions) in the event that his employment with OSCA is terminated without cause or he resigns for good reason within one year of a change in control of OSCA. The merger will constitute a change in control under these change in control agreements. In the event that any of Messrs. Hollier, Brading, Alario, Michel and Gray are terminated without cause or resign for good reason within one year of the completion of the merger, he would be entitled to receive a lump sum cash payment of approximately $2.2 million, $1.0 million, $1.1 million, $1.1 million and $0.9 million, respectively.

Indemnification; Directors' and Officers' Insurance

        Each of OSCA's directors and officers will be entitled to the insurance and indemnification rights described under the heading "Merger Agreement—Indemnification and Insurance of OSCA Directors and Officers" on page 31.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        This summary of the material United States federal income tax consequences to OSCA stockholders of the merger is based on the law as currently in effect. This summary does not discuss all of the tax consequences that may be relevant to an OSCA stockholder in light of its particular circumstances or to stockholders subject to special rules, such as financial institutions, broker-dealers, tax-exempt organizations, stockholders that hold their OSCA shares as part of a straddle or a hedging or conversion transaction and stockholders who acquired their OSCA shares through the exercise of an employee stock option or otherwise as compensation.

        OSCA stockholders are urged to consult their own tax advisors as to the particular tax consequences to them of the merger, including the effect of United States state and local tax laws or foreign tax laws.

        A United States holder refers to:

  •
  a citizen or resident of the United States;

  •
  a corporation or other entity created or organized in the United States or under the laws of the United States or of any political subdivision of the United States;

  •
  an estate or trust, the income of which is includible in gross income for federal income tax purposes regardless of its source; or

  •
  a trust, the administration of which is subject to the primary supervision of the U.S. Courts and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

        A Non-United States holder refers to an OSCA stockholder that is not a United States holder.

United States Holders

        The receipt in the merger by a United States holder of cash for OSCA shares will be a taxable transaction for United States federal income tax purposes. An OSCA stockholder that is a United States holder will recognize gain or loss in an amount equal to the difference between the cash received by the stockholder in the merger and the stockholder's tax basis in the OSCA shares surrendered in the merger. That gain or loss will be a capital gain or loss if the OSCA shares are held as a capital asset by the OSCA stockholder, and will be long term capital gain or loss if the OSCA shares have been held for more than one year at the time of the merger. In general, long-term capital gain income is subject to a lower federal marginal tax rate than is ordinary income or short-term capital gain.

        An OSCA stockholder that is a United States holder may be subject to backup withholding at a rate of 30% unless, at the time it surrenders shares in the merger, it provides its taxpayer identification number and certifies that the number is correct, or unless an exemption is demonstrated to apply. Backup withholding is not an additional tax. Amounts so withheld can be refunded or credited against the federal income tax liability of the United States holder, provided appropriate information is forwarded to the IRS.

Non-United States Holders

        An OSCA stockholder that is a Non-United States holder generally will not be subject to United States federal income tax on any gain realized on a disposition of OSCA shares in the merger unless:

  •
  the gain is effectively connected with the conduct of a United States trade or business of that Non-United States holder,

  •
  that Non-United States holder is a non-resident alien individual who holds the OSCA shares as a capital asset and who is present in the United States for 183 or more days during the taxable year in which the merger is completed,

  •
  that Non-United States holder is subject to tax under the provisions of the Internal Revenue Code on the taxation of United States expatriates, or

  •
  OSCA is a "United States real property holding corporation." OSCA does not believe that it is a United States real property holding corporation.

        Information reporting and backup withholding imposed at a rate of 30% may apply under specified circumstances to cash payments received in a merger by a Non-United States holder unless, at the time it surrenders shares in the merger, the Non-United States holder certifies as to its foreign status generally on a valid IRS Form W-8BEN (or successor form) or otherwise establishes an exemption, provided that the payor does not have actual knowledge that the holder is a United Stated person. Backup withholding is not an additional tax. Amounts so withheld can be refunded or credited against the federal income tax liability of the Non-United States holder, provided appropriate information is forwarded to the IRS.

APPRAISAL RIGHTS

        Under Section 262 of the Delaware General Corporation Law, or DGCL, if you comply with the conditions established by Section 262, you will be entitled to dissent and elect to have the "fair value" of your shares of OSCA common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, judicially determined by the Delaware Court of Chancery and paid to you in cash. Great Lakes, which executed the stockholder consent approving the merger agreement, has, in effect, waived its appraisal rights with respect to its shares of OSCA common stock.

        Section 262 is reprinted in its entirety as Annex F to this information statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex F. This discussion and Annex F should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the applicable procedures will result in the loss of appraisal rights. A person having a beneficial interest in shares of OSCA common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

        A holder of record of shares of OSCA common stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the Effective Date and who otherwise complies with the statutory requirements of Section 262 will be entitled to an appraisal by the Delaware Court of Chancery of the fair value of his or her shares of stock. All references in this summary of appraisal rights to a "stockholder" is to the record holder of shares of OSCA common stock.

        Under Section 262, where (as in the case of adoption and approval of the merger agreement by Great Lakes) a merger has been approved by written consent pursuant to Section 228 of the DGCL, each constituent corporation must notify each of the holders of its stock for which appraisal rights are available, either before the Effective Date or within ten days thereafter, that such appraisal rights are available and include in each such notice a copy of Section 262. A special subcommittee of the OSCA Board has set April 29, 2002 as the record date for purposes of determining stockholders entitled to receive this notice. This information statement shall constitute such notice to the record holders of OSCA common stock.

        Holders of record of shares of OSCA common stock who desire to exercise their appraisal rights must deliver a separate written demand for appraisal to OSCA within 20 days after the date this information statement is first mailed to common stockholders of OSCA. A demand for appraisal must be executed by or on behalf of the stockholder of record fully and correctly, as that stockholder's name appears on the stock certificates and must state that the stockholder intends to demand appraisal of that stockholder's shares of OSCA common stock.

        A person having beneficial interests in shares of OSCA common stock that are held of record in the name of another person, such as a broker, fiduciary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect whatever appraisal rights are available. If the shares of OSCA common stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, such demand must be executed by or for the record owner. If the shares of OSCA common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, such person is acting as agent for the record owner or owners.

        A record owner such as a broker who holds shares of OSCA common stock as a nominee for others may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In that case, the written demand must set forth the number of shares of OSCA common stock covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of OSCA common stock outstanding in the name of such record owner. Stockholders who held their shares of OSCA common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

        A stockholder who elects to exercise appraisal rights, if available, should mail or deliver his or her written demand to: OSCA, Inc., 156 Commission Boulevard, Lafayette, Louisiana 70508, Attention: Corporate Secretary.

        The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of OSCA common stock owned, and that the stockholder is thereby demanding appraisal of his or her shares. Within 10 days after the consummation of the merger, OSCA must provide notice of the consummation of the merger to all stockholders who are entitled to appraisal rights and who have complied with Section 262.

        Within 120 days after the consummation of the merger, but not thereafter, either OSCA or any holder of OSCA common stock who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in Delaware court, with a copy served on OSCA in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. OSCA is under no obligation to and has no present intention to file such a petition. Accordingly, OSCA stockholders who are entitled to appraisal rights, who have complied with Section 262 and who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

        Within 120 days after the consummation of the merger, any former OSCA stockholder who has complied with Section 262 will be entitled, upon written request, to receive from OSCA a statement setting forth the aggregate number of shares of OSCA common stock not voted in favor of the merger and with respect to which demands for appraisal were received by OSCA and the aggregate number of holders of such shares. OSCA must mail this statement within 10 days of a receipt of written request or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

        If a petition for an appraisal is timely filed with the Delaware court and assuming appraisal rights are available to a former OSCA stockholder and a copy thereof is served on OSCA, OSCA will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all former stockholders who have demanded appraisals of their shares and with whom agreements as to the value of their shares have not been reached. After notice to such stockholders, the Delaware court is empowered to conduct a hearing on such petition to determine which stockholders, if any, are entitled to appraisal rights. The Delaware court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with such direction, the Delaware court may dismiss the proceedings as to such stockholder.

        Where proceedings are not dismissed, the Delaware court will appraise the "fair value" of shares of OSCA common stock owned by such stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. If you consider seeking appraisal, you should be aware that the fair value of your shares as determined by Section 262 could be more than, the same as or less than the consideration you would receive pursuant to the merger if you did not seek appraisal of your shares. In determining fair value, a Delaware court is to take into account all relevant factors.

        In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts ascertainable as of the date of the merger that throw light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy.

        The Delaware court will also determine the amount of interest, if any, to be paid upon the amounts determined to be "fair value." The cost of the appraisal proceedings may be determined by the Delaware court and taxed against the parties as the Delaware court deems equitable in the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

        Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the consummation of the merger, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the consummation of the merger.

        If any stockholder who demands appraisal under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, the stockholder's shares of OSCA common stock will be converted into the right to receive the merger consideration in cash in accordance with the merger agreement, without interest. A stockholder will fail to perfect, or effectively lose or withdraw, the right to appraisal if no petition for appraisal is filed within 120 calendar days after the consummation of the merger. A stockholder may withdraw a demand for appraisal by delivering to OSCA a written withdrawal of the demand for appraisal and acceptance of the merger consideration, except that any such attempt to withdraw made more than 60 calendar days after the consummation of the merger will require the written approval of OSCA. Once a petition for appraisal has been filed, the appraisal proceeding may not be dismissed as to any stockholder, absent approval of the Delaware court.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of April 1, 2002, regarding the beneficial ownership of Class A common stock by holders of more than 5% of OSCA's Class A common stock, the directors, the five most highly compensated executive officers of OSCA (as required by SEC rules), and all directors and executive officers as a group. Most of the individuals listed below have the opportunity to become the beneficial holders of additional shares of Class A common stock as a result of stock options vesting or becoming exercisable, as described under the heading "Interests of Executive Officers and Directors; Potential Conflicts of Interest" on page 37.

        In addition, Great Lakes owns 100%, or 7,900,000 shares, of the outstanding Class B common stock of OSCA. Class B common stock is convertible into Class A common stock at any time at Great Lakes' option or automatically upon transfer by Great Lakes other than in a tax-free distribution. Since shares of Class A common stock are entitled to one vote per share and shares of Class B common stock are entitled to ten votes per share, the shares of Class B common stock owned by Great Lakes represent approximately 92% of the aggregate voting power of OSCA common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Class A Common Stock (1), (2), (3)		Percent of Class
Steinberg Priest Capital Management Company, Inc. 12 East 49th Street, New York, NY 10017	691,500	(4)	10.0
Gabelli Asset Management Inc. One Corporate Center Rye, NY 10580	670,879	(5)	9.7
The TCW Group, Inc. on behalf of the TCW Business Unit 865 South Figueroa Street, Los Angeles, CA 90017	583,300	(6)	8.4
Cramer Rosenthal McGlynn, LLC 707 Westchester Avenue, White Plains, NY 10604	456,600	(7)	6.6
Directors and Named Executives:
Mark P. Bulriss	2,000		*
Martin M. Hale	18,999	(8)(9)	*
Richard T. Higgons	—		—
Mack G. Nichols	3,199	(9)	*
Richard A. Pattarozzi	5,199	(9)	*
W. Bernard Pieper	2,199	(9)	*
John L. Whitmire	1,199	(9)	*
Robert L. Hollier	91,051	(10)	1.3
Steven J. Brading	16,420	(11)	*
Richard J. Alario	19,526	(12)	*
Don H. Michel	18,466	(13)	*
Stephen M. Gray	6,070	(14)	*
Directors and executive officers as a group	193,494		2.7

Note: * Less than 1%

(1)
Information concerning persons known to OSCA to be beneficial owners of more than 5% of its Class A common stock is based upon the most recently available reports furnished by such persons to OSCA on Schedules 13D and 13G filed with the SEC.

(2)
Information concerning ownership and ownership percentage of Class A common stock by directors of OSCA, the five most highly compensated executive officers and directors and executive officers as a group, is as of April 1, 2002.

(3)
Unless otherwise indicated, beneficial ownership is direct, and the person indicated has sole voting and investment power.

(4)
Based upon a Schedule 13G filed jointly by Steinberg Priest Capital Management Company, Inc. ("SPCMC"), an investment advisor, and Michael A. Steinberg & Co., Inc., a broker-dealer. In the Schedule 13G, SPCMC reported that it has sole voting power with respect to 102,000 shares and sole dispositive power with respect to 691,500 shares, and Steinberg & Co. reported that it has sole dispositive power with respect to 13,500 shares.

(5)
As set forth in a Schedule 13D/A filed by Gabelli Funds, LLC ("Gabelli Funds"), GAMCO Investors, Inc. ("GAMCO"), Gabelli Associates Limited ("GAL"), Gabelli Associates Fund ("GAF"), Gabelli Fund, LDC ("GFL"), MJG Associates, Inc. ("MJG"), Gabelli Securities, Inc. ("Gabelli Securities"), Gabelli Group Capital Partners, Inc., Gabelli Asset Management, Inc., Marc J. Gabelli and Mario J. Gabelli on March 20, 2002. The Schedule 13D/A reports that these shares represent: (i) 45,900 shares beneficially owned by Gabelli Funds; (ii) 303,104 shares beneficially owned by GAMCO; (iii) 176,400 shares beneficially owned by GAL; (iv) 122,475 shares beneficially owned by GAF; (v) 2,000 shares beneficially owned by GFL; (vi) 3,000 shares beneficially owned by MJG; and (vii) 18,000 shares beneficially owned by Gabelli Securities. The Schedule 13D/A reports that each such entity has sole voting and dispositive power over the shares reported as beneficially owned by it.

(6)
The TCW Group, Inc. ("TCW"), on behalf of itself and its direct and indirect subsidiaries which collectively constitute the TCW Business Unit, has filed with the SEC an amended Schedule 13G dated March 11, 2002, stating that TCW has shared voting power and shared dispositive power with respect to these shares. According to such amended Schedule 13G, the relevant subsidiaries of TCW are TCW Asset Management Company and TCW Investment Management Company. Such filing also states that the ultimate parent company of TCW is Societe Generale, S.A. ("SG"), a corporation formed under the laws of France, that due to the separate management and independent operation of its business units SG disclaims beneficial ownership of shares of OSCA owned by TCW, and that TCW disclaims beneficial ownership of any shares of OSCA beneficially owned by SG and any of SG's other business units.

(7)
Based upon a Schedule 13G filed by Cramer Rosenthal McGlynn, LLC on February 14, 2002, Cramer Rosenthal McGlynn, LLC has shared voting and investment power with respect to all shares in the table.

(8)
Includes: (1) 1,199 shares that may be purchased within 60 days of April 1, 2002 pursuant to the exercise of outstanding options; and (2) 1,000 shares owned by Mr. Hale's spouse, as to which Mr. Hale disclaims beneficial ownership.

(9)
Includes 1,199 shares that may be purchased within 60 days of April 1, 2002 pursuant to the exercise of outstanding options.

(10)
Includes: (1) 51,666 shares that may be purchased within 60 days of April 1, 2002 pursuant to the exercise of outstanding options; and (2) includes 1,000 shares owned by Mr. Hollier's spouse.

(11)
Includes 13,333 shares that may be purchased within 60 days of April 1, 2002 pursuant to the exercise of outstanding options.

(12)
Includes 15,666 shares that may be purchased within 60 days of April 1, 2002 pursuant to the exercise of outstanding options.

(13)
Includes 11,666 shares that may be purchased within 60 days of April 1, 2002 pursuant to the exercise of outstanding options.

(14)
Includes 5,166 shares that may be purchased within 60 days of April 1, 2002 pursuant to the exercise of outstanding options.

WHERE YOU CAN FIND MORE INFORMATION

        OSCA files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information OSCA files at the Public Reference Room of the SEC, Room 1024—Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. OSCA's SEC filings are also available to the public from commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

        The SEC allows OSCA to "incorporate by reference" information into this information statement, which means that OSCA can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this information statement, except for any information superseded by information in, or incorporated by reference in, this information statement. This information statement incorporates by reference the documents set forth below that OSCA has previously filed with the SEC. These documents contain important information about OSCA and its finances.

OSCA SEC Filings (File No. 0-30723)
Annual Report on Form 10-K, as amended by Amendment No. 1 to Form 10-K	Fiscal Year ended December 31, 2001
Current Report on Form 8-K	Filed April 11, 2002

        OSCA is also incorporating by reference any future filings OSCA makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

        If you are an OSCA stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them from OSCA or through the SEC. Documents incorporated by reference are available from OSCA without charge, excluding all exhibits unless OSCA has specifically incorporated by reference an exhibit in this information statement. Stockholders may obtain documents incorporated by reference in this information statement by requesting them in writing or by telephone from OSCA at the following address:

OSCA, Inc. 156 Commission Boulevard Lafayette, Louisiana 70508 (337) 837-6047 Attention: Corporate Secretary

        If you would like to request documents from OSCA, please do so by May 21, 2002.

        You should only rely on the information contained or incorporated by reference in this information statement. We have not authorized anyone to provide you with information that is different from what is contained in this information statement. This information statement is dated April 29, 2002. You should not assume that the information contained in the information statement is accurate as of any date other than such date, and the mailing of this information statement to stockholders shall not create any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER
DATED AS OF FEBRUARY 20, 2002

BY AND AMONG

BJ SERVICES COMPANY,
BJTX, CO.
AND
OSCA, INC.

ARTICLE VII GENERAL PROVISIONS		A-33
7.1	Non-Survival of Representations, Warranties and Agreements; No Other Representations and Warranties	A-33
7.2	Notices	A-34
7.3	Interpretation	A-34
7.4	Counterparts	A-35
7.5	Entire Agreement	A-35
7.6	Governing Law	A-35
7.7	Severability	A-35
7.8	Assignment	A-36
7.9	Enforcement	A-36
7.10	Definitions	A-36

        This AGREEMENT AND PLAN OF MERGER, dated as of February 20, 2002 (this "Agreement"), by and among BJ SERVICES COMPANY, a Delaware corporation (the "Parent"), BJTX, CO., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and OSCA, INC., a Delaware corporation (the "Company").

WITNESSETH:

        WHEREAS, the Parent and the Company have each determined that it is in their respective best interests for the Parent to acquire the Company, upon the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, the respective Boards of Directors of the Parent, Merger Sub and the Company each have approved this Agreement and the Merger (as defined below) of Merger Sub with and into the Company, declared the Agreement to be advisable and the Board of Directors of the Company has recommended the Merger to the Company's stockholders;

        WHEREAS, concurrently with the execution of this Agreement and as an inducement for Parent and Merger Sub to enter into this Agreement, Parent, Merger Sub and Great Lakes Chemical Corporation, a Delaware corporation and the majority stockholder of the Company ("Majority Stockholder"), are entering into a Support Agreement of even date herewith (the "Support Agreement") pursuant to which, among other things, the Majority Stockholder has agreed to deliver its irrevocable written consent (the "Consent") adopting this Agreement and approving the Merger, which Consent will be delivered promptly after the execution of this Agreement and which will, when executed, constitute the only action necessary by stockholders of the Company required by law or otherwise in order to adopt this Agreement and approve the Merger and the other transactions contemplated hereby;

        WHEREAS, the Company Board (as defined below), subsequent to the unanimous recommendation of a special committee of the Company Board (the "Special Committee"), has determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, has approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, and, for purposes of Section 203 of the DGCL (as defined below) and any similar provisions contained in the Company's Organizational Documents, has recommended approval of the Merger and adoption of this Agreement by the stockholders of the Company; and

        WHEREAS, upon the terms and subject to the conditions set forth herein, Merger Sub shall be merged with and into the Company (the "Merger") in accordance with this Agreement and the relevant provisions of the DGCL, and the surviving corporation of the Merger shall be the Company;

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE MERGER

1.1  The Merger.

        Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company, as a wholly owned subsidiary of Parent, shall continue as the surviving corporation (the "Surviving Corporation") in accordance with the DGCL.

1.2  Closing.

        The closing of the Merger (the "Closing") will take place as soon as practicable after the later of (i) two business days after satisfaction or waiver (as permitted by this Agreement and applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date (as defined herein), but subject to the fulfillment or waiver of these conditions prior to the Closing) set forth in Article V, unless another time or date is agreed to in writing by the parties hereto or (ii) the 20th business day after the Information Statement (as such term is defined in Section 4.1) is first sent or given to the Company's stockholders. The Closing shall be held at the offices of Andrews & Kurth, Mayor, Day, Caldwell & Keeton, L.L.P., 4200 JPMorgan Chase Tower, 600 Travis Street, Houston, Texas 77002, unless another place is agreed to in writing by the parties hereto (the date of the Closing being the "Closing Date").

1.3  Effective Time.

        Upon the Closing, the parties hereto shall file with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as the parties may agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

1.4  Effects of the Merger.

        At and after the Effective Time, the Merger will have the effects set forth in Sections 259, 260 and 261 of the DGCL.

1.5  Certificate of Incorporation.

        At the Effective Time, and by virtue of the Merger, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended to read in its entirety, except that the name of the Surviving Corporation shall be "OSCA, Inc.," as the Certificate of Incorporation of Merger Sub as in effect immediately before the Effective Time, and such amended certificate shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

1.6  Bylaws.

        At the Effective Time, the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended to read in its entirety, except that the name of the Surviving Corporation shall be "OSCA, Inc.", as the bylaws of the Merger Sub as in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable law.

1.7  Officers and Directors of Surviving Corporation.

        At the Effective Time, the officers of Merger Sub shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer. At the Effective Time, the directors of Merger Sub shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

1.8  Effect on Capital Stock.

        As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the Company Common Stock or any shares of capital stock of Merger Sub:

        (a)  Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Surviving Corporation.

        (b)  Cancellation of Treasury Stock and the Parent-Owned Stock. Each share of Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share, of the Company (collectively, the "Company Common Stock") that is owned by the Company and each share of the Company Common Stock that is owned by the Parent or Merger Sub shall automatically be canceled and retired and shall cease to exist, and no common stock of the Parent, Merger Sub or the Surviving Corporation, or any other form of consideration, shall be delivered in exchange therefor.

        (c)  Company Common Stock. Subject to Section 1.8(d), each issued and outstanding share of the Company Common Stock issued and outstanding immediately before the Effective Time (other than shares to be canceled in accordance with Section 1.8(b)) will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, $28.00 in cash (the "Merger Consideration"). As of the Effective Time, all such shares of the Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and, subject to Section 1.8(d), each holder of a Certificate which immediately prior to the Effective Time represented any such shares of the Company Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Certificates as provided in Section 1.9, the Merger Consideration.

        (d)  Notwithstanding Section 1.8(c) hereof, shares of the Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has demanded appraisal for such shares in accordance with Section 262 of the DGCL (and who has neither effectively withdrawn nor lost his right to such appraisal) (each such person, a "Dissenting Shareholder") shall have the right to receive such consideration as may be determined to be due such Dissenting Shareholder pursuant to the laws of the State of Delaware.

1.9  Surrender and Exchange of Certificates.

        (a)  Not less than 10 days prior to the Closing Date Parent shall designate a bank or trust company (or such other person or persons as shall be reasonably acceptable to Parent and the Company) to act as paying agent (the "Paying Agent") in effecting the exchange of Certificates for Merger Consideration pursuant to Section 1.8(c) hereof. Promptly after the Effective Time, the Parent and the Surviving Corporation will cause the Paying Agent to mail and/or make available to each record holder of shares of the Company Common Stock as of the Effective Time, a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions in standard form for use in effecting the surrender of all Certificates held by such record holder. Upon the surrender of each such Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, the Paying Agent shall pay to the holder of such Certificate the Merger Consideration multiplied by the number of shares of Company Common Stock formerly represented by such Certificate in exchange therefor, and such Certificate shall forthwith be canceled. Until so surrendered and exchanged, each such Certificate that prior to the Effective Time represented shares of Company Common Stock (other than Certificates representing shares of Company Common Stock to be canceled in accordance with Section 1.8(b) or shares held by any Dissenting Shareholder in respect of which such person has exercised its rights to require appraisal) shall represent solely the right to receive Merger Consideration. No interest shall be paid or accrue on Merger Consideration.

        (b)  Immediately prior to the Effective Time, Parent shall deposit or cause to be deposited, in trust with the Paying Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article I, the aggregate Merger Consideration which holders of Company Common Stock are entitled to receive pursuant to this Article I.

        (c)  The Merger Consideration deposited with the Paying Agent shall be invested by the Paying Agent, as directed by and for the benefit of the Parent, only in (i) direct obligations of the United States of America and (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, in each case having a maturity not in excess of 30 days and as designated by Parent, with any interest earned thereon being paid to the Parent at the earlier of (i) payment in full of the aggregate Merger Consideration to all record holders of Company Common Stock immediately prior to the Effective Time and (ii) 180 days after the Effective Time; provided that the Paying Agent is authorized to invest the funds constituting the Merger Consideration so deposited in trust in any manner that Parent, in its sole discretion, shall direct so long as Parent provides an undertaking to "top up" any shortfall in the funds available for Merger Consideration as necessary in order to meet its obligations hereunder.

        (d)  After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Company Common Stock. If, after the Effective Time, Certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent, they shall be canceled and (subject to applicable abandoned property, escheat and similar laws) exchanged for Merger Consideration, as provided in this Article I.

1.10 Lost, Stolen or Destroyed Certificates.

        If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in customary form and amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, without any interest or dividends or other payments thereon, upon due surrender of and delivery in respect of such Certificate pursuant to this Agreement.

1.11 Unclaimed Merger Consideration.

        (a)  Transfer to Surviving Corporation. Any portion of the Merger Consideration deposited with the Paying Agent pursuant to Section 1.9(b) that remains unclaimed by the stockholders of the Company 180 days after the Effective Time will be transferred to the Surviving Corporation upon demand. Any holder of Certificates who has not theretofor complied with this Article I will thereafter look only to Parent and the Surviving Corporation for payment of the Merger Consideration in accordance with this Agreement upon surrender of such Certificates, but such holder shall have no greater rights against Parent or the Surviving Corporation than may be accorded to general creditors of Parent or the Surviving Corporation.

        (b)  No Liability of Escheat of Remaining Funds. None of the Parent, Merger Sub, the Company or the Paying Agent will be liable to any Person in respect of any cash delivered from the funds to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates have not been surrendered before seven years after the Effective Time (or immediately before such earlier date on which any payment pursuant to this Section 1.11 would otherwise escheat to or become the property of any Governmental Entity (as defined below)), the aggregate Merger Consideration payable in respect to such Certificates will, unless otherwise provided by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

1.12 Withholding.

        The Surviving Corporation or the Paying Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 7.10), or any applicable provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Paying Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Paying Agent.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1  Representations and Warranties of the Company.

        Except as set forth in the corresponding section of the Company Disclosure Schedule delivered by the Company to the Parent at or prior to the execution and delivery of this Agreement (it being understood that matters disclosed pursuant to one section of the Company Disclosure Schedule shall be deemed disclosed with respect to any other section of the Company Disclosure Schedule as to which its relevance is readily apparent) (the "Company Disclosure Schedule") or the Company SEC Reports (as defined below) filed prior to the date hereof, the Company represents and warrants to the Parent and Merger Sub as of the date of this Agreement and as of the Closing Date:

        (a)  Organization, Standing and Power. Each of the Company and its Subsidiaries (i) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, (iii) has all requisite power and authority to own or lease and operate its properties and assets, and to carry on its business as now conducted and as currently proposed to be conducted, and (iv) has obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its business, except, in the cases of clauses (i) (with respect to Subsidiaries only), (ii), (iii) and (iv), as would not have a Material Adverse Effect. True and complete copies of the Organizational Documents (as defined below) of the Company and each of its Subsidiaries, as amended and currently in force, have been made available to the Parent for inspection to the extent requested by the Parent.

        (b)  Capital Structure.

          (i)    The authorized capital stock of the Company consists solely of (A) 25,000,000 shares of the Class A common stock, par value $0.01 per share (the "Class A Common Stock"), of which 6,946,353 shares are issued and outstanding as of January 31, 2002, (B) 40,000,000 shares of Class B common stock, par value $0.01 per share, of which 7,900,000 shares are issued and outstanding as of January 31, 2002 and (C) 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding as of January 31, 2002. All issued and outstanding shares of the Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and no class of the capital stock of the Company is entitled to preemptive rights. No Subsidiary of the Company owns any capital stock of the Company. There are no outstanding options, warrants or other rights to acquire capital stock of the Company, no obligations of the Company to issue capital stock of the Company, and no outstanding securities exercisable or exchangeable for or convertible into any shares of capital stock of the Company, other than options ("Company Options") representing, as of January 31, 2002, in the aggregate the right to purchase 666,936 shares of the Company Common Stock under the Company Stock Option Plans (as defined below) and other than restricted stock units representing, as of January 31, 2002, the right to receive 46,350 shares of the Company Common Stock (the "Restricted Stock Units"). The Company has provided Parent with a true and correct list of the record holders of the Company Options as of January 31, 2002 and the exercise prices of the Company Options. Since January 31, 2002, the Company has not (i) issued any Company Common Stock (other than shares issued upon exercise of Company Options outstanding on such date or upon the vesting of Restricted Stock Units outstanding on such date) or (ii) issued or granted any Company Options or Restricted Stock Units. Other than shares of Company Common Stock, Restricted Stock Units and Company Options, there are no outstanding equity equivalents, interests in the ownership or earnings of the Company or any of its Subsidiaries or any similar rights, including, without limitation, stock or other appreciation rights.

          (ii)  No bonds, debentures, notes or other indebtedness of the Company having, or convertible into other securities having, the right to vote on any matters on which stockholders may vote ("Company Voting Debt") are issued or outstanding.

          (iii)  There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company or its Subsidiaries. There is no voting trust or other agreement or understanding to which the Company or any of its Subsidiaries is a party or is bound with respect to the voting of the capital stock or other voting securities of the Company or any of its Subsidiaries.

        (c)  Ownership of Subsidiaries. The Company has provided the Parent with a list of each Subsidiary or other equity investment of the Company in any corporation, partnership, joint venture or other business association or entity (collectively, the "Company Sub Entities"). Except as disclosed in the Company Disclosure Schedule, all the outstanding shares of capital stock or other equity interests of each Company Sub Entity is directly owned of record and beneficially by the Company or a wholly owned Subsidiary of the Company (other than nominal equity interests of foreign Company Sub Entities issued to persons other than the Company or any of its Subsidiaries pursuant to the laws of such foreign Company Sub Entity's, jurisdiction of incorporation or organization, which nominal equity interests are subject to repurchase by the Company or any of its Subsidiaries). All the outstanding shares of capital stock of such Company Sub Entities are validly issued, fully paid and nonassessable, and are owned free and clear of any pledges, liens, claims, security interests or other encumbrances of any kind. There are no options, warrants or other rights to acquire, and no obligation of the Company or any Company Sub Entity to issue, capital stock or equity interests of any Company Sub Entity or any securities exercisable or exchangeable for or convertible into any Company Sub Entity capital stock or equity interest.

        (d)  Authority; No Conflicts.

          (i)    The Company has all requisite corporate power and corporate authority to enter into this Agreement and, subject to the adoption of this Agreement by the holders of the Company

  Common Stock, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger to any required adoption of this Agreement by the holders of the Company Common Stock, which is being obtained by the Consent promptly following the execution and the delivery of this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (ii)  The Company's Board of Directors, based on the unanimous recommendation of the Special Committee, at a meeting duly called and held on February 18, 2002, unanimously and duly (A) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger (such approval being sufficient to render the restrictions on "business combinations" set forth in Section 203 of the DGCL and any similar provisions contained in the Company's Organizational Documents inapplicable to this Agreement and the transactions contemplated hereby, including the delivery of the Consent and the Support Agreement), (B) recommended that the stockholders of the Company adopt and approve this Agreement and the Merger, and (C)declared the Merger and this Agreement to be advisable. The Special Committee has received the opinion of J.P. Morgan Securities Inc., the Special Committee's financial advisor, dated as of February 18, 2002, a signed, accurate and complete copy of which has been or promptly will be provided for informational purposes to Parent, to the effect that, as of such date, the Merger Consideration to be received by the holders (other than the Majority Stockholder) of shares of the Class A Common Stock pursuant to the Merger is fair, from a financial point of view, to such holders. In addition, the Company's Board of Directors has received the opinion of Morgan Stanley & Co. Incorporated, the financial advisor to the Company's Board of Directors, dated as of February 18, 2002, to the effect that, as of such date, the Merger Consideration to be received in the aggregate by the holders of shares of the Company Common Stock (other than Parent and its affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders. The full text of each such opinion by J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated shall be included without deletion or modification in the Information Statement along with a summary of the financial analysis underlying each such opinion.

          (iii)  As of the date hereof, the Majority Stockholder owns 7,900,000 shares of Company Common Stock, which represents 50.8% of the outstanding Company Common Stock on a fully diluted basis, and 91.2% of the voting power on a fully diluted basis. The Company has taken all necessary corporate action to permit this Agreement to be adopted and the Merger to be approved promptly following execution of this Agreement by the delivery of the Consent to the Secretary of the Company (with a copy to Parent). Immediately upon receipt of the Consent, the Company will provide Parent a certificate of its Secretary as to sufficiency of the Consent to adopt this Agreement and approve the Merger. The execution and delivery to the Secretary of the Company of the Consent by the Majority Stockholder constitutes the only action necessary by stockholders of the Company required by law or otherwise in order to adopt this Agreement and approve the Merger.

          (iv)  The execution, delivery and performance of this Agreement and the Support Agreement and the delivery of the Consent does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a benefit under, or the creation of a Lien on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the Organizational Documents of the Company or any of its Subsidiaries or (B) except for such Violations as would not have a Material Adverse Effect and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (v) below, any loan or credit agreement, note, mortgage, bond, indenture, lease or benefit plan or any other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its Subsidiaries or their respective properties or assets or to which the Company or any of its Subsidiaries is a party. The execution, delivery and performance of this Agreement and the Support Agreement does not and will not result in (x) any loss of voting rights of any shares of Company Common Stock (including, without limitation, the right of the stockholders of the Company to act by written consent) or (y) any conversion of Class B common stock to Class A common stock.

          (v)  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except (x) for those required under or in relation to (A) the HSR Act, (B) state securities or "blue sky" or state takeover laws, (C) the Securities Act (as defined below), (D) the Exchange Act, (E) the DGCL with respect to the filing and recordation of appropriate Certificate of Merger or other documents, (F) rules and regulations of the Nasdaq Stock Market, and (G) any applicable foreign legal requirements or (y) where the failure to obtain such consents, approvals, orders, authorizations or to make such registrations or filings would not have a Material Adverse Effect.

        (e)  Reports and Financial Statements.

          (i)    The Company has filed all required Company SEC Reports (as defined in Section 7.10). None of the Company's Subsidiaries is required to file any form, report or other document with the SEC. None of the Company SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has provided to Parent copies of its unaudited summary consolidated financial statements (which did not include notes) of the Company and its consolidated Subsidiaries as of and for the three months ended December 31, 2001 (the "December Financial Statements"). Each of (a) the financial statements (including the related notes) included in the Company SEC Reports and (b) the December Financial Statements present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with U.S. GAAP (as defined below) consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments that have not been and are not expected to be material in amount. Since January 1, 2001 there has been no material change in the Company's accounting methods or principles except as described in the notes to the consolidated financial statements of the Company contained in the Company SEC Reports filed prior to the date hereof. All of such Company SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Company SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder.

          (ii)  Except as set forth in the consolidated balance sheets (and notes thereto) of the Company and its consolidated Subsidiaries included in the Company SEC Reports filed prior to the date of this Agreement, except as set forth in the December Financial Statements, and except for liabilities or obligations incurred since December 31, 2001 in the Ordinary Course (as defined below) and the transactions contemplated hereby, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated Subsidiaries.

        (f)    Information Supplied.

          (i)    None of the information regarding the Company or any of its Subsidiaries that is included or incorporated by reference in the Information Statement will, on the date it is first mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. With regard to information regarding the Company or any of its Subsidiaries that is included or incorporated by reference in the Information Statement, such information will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC promulgated thereunder.

          (ii)  Notwithstanding the foregoing provisions of this Section 2.1(f), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Information Statement based on information supplied by Parent for inclusion or incorporation by reference therein.

        (g)  Compliance with Applicable Laws; Regulatory Matters. Except for such matters as would not have a Material Adverse Effect, (i) the Company and its Subsidiaries hold all Permits (as defined below) which are necessary to the operation of their respective businesses; (ii) the Company and its Subsidiaries are in compliance with the terms of such Permits; and (iii) the businesses of the Company and its Subsidiaries are not being and have not been conducted in violation of any law, ordinance, regulation, judgment, decree, injunction, rule or order of any Governmental Entity, including the Foreign Corrupt Practices Act. As of the date hereof, no material investigation by any Governmental Entity with respect to the Company or any of its Subsidiaries is, to the knowledge of the Company, pending or threatened.

        (h)  Litigation. There is no litigation, arbitration, claim, suit, action, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries and there is no judgment, award, decree, injunction or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries or to which any of the assets of the Company or any of its Subsidiaries are subject other than as would not have a Material Adverse Effect.

        (i)    Taxes. (i) The Company and each of its Subsidiaries have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns (as defined below) required to be filed by any of them and such Tax Returns are true, correct and complete in all material respects; (ii) the Company and each of its Subsidiaries have paid all Taxes (as defined below) that are due and owing whether or not shown on such filed Tax Returns or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters being contested or to be contested in good faith and for which adequate reserves have been established in accordance with GAAP as reflected in the most recent consolidated balance sheet or for such amounts that would not have a Material Adverse Effect; (iii) as of the date of this Agreement and except as disclosed in the Company SEC Reports, there are no pending or, to the knowledge of the Company, threatened in writing, audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters relating to the Company or any of its Subsidiaries, which if determined adversely to the Company or its Subsidiaries, would have a Material Adverse Effect; (iv) there are no deficiencies or claims for any amount of Taxes that have been proposed, asserted or assessed against the Company or any of its Subsidiaries in writing which, if such deficiencies or claims were finally resolved against the Company or any of its Subsidiaries, would have a Material Adverse Effect; (v) there are no material Liens for Taxes upon the assets of the Company or any of its Subsidiaries, other than Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP as reflected in the most recent balance sheet; (vi) neither of the Company nor its Subsidiaries has made an election under Section 341(f) of the Code (as defined below); (vii) neither the Company nor any of its Subsidiaries has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (viii) neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return other than a group the common parent of which is the Majority Stockholder or the Company; (ix) no waiver or extension of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its Subsidiaries, which waiver or extension is currently in effect; (x) neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or in the payment of any compensation that would not be deductible pursuant to Code Section 162(a)(1) or 162(m); (xi) except for the Tax Disaffiliation Agreement dated June 20, 2000, between the Majority Stockholder and the Company (the "Tax Disaffiliation Agreement") and the Master Separation Agreement, dated as of June 20, 2000, between the Majority Stockholder and the Company (the "Master Separation Agreement"), neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under, any Tax sharing agreement or similar contract or arrangement that obligates it to make a payment computed by reference to the Taxes, taxable income or taxable losses of any Person; (xii) except for agreements that will not apply to the Company or any of its Subsidiaries for periods after the Closing Date, no closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of state, local or foreign law has been entered into with respect to any material amount of Taxes of the Company or any of its Subsidiaries; and (xiii) neither the Company nor any of its Subsidiaries has any liability for Taxes of any Person under Treasury Regulation 1.1502-6(a) (or any similar provision of state, local or foreign law), or as a transferee or successor, by contract or otherwise.

        (j)    Absence of Certain Changes or Events. From December 31, 2001 through the date hereof, (i) other than in connection with or arising out of this Agreement and the transactions contemplated hereby, the Company and its Subsidiaries have conducted their respective businesses in the Ordinary Course, (ii) there has not been any condition, event or occurrence which (as of the date hereof) has a Material Adverse Effect and (iii) there has been no condition, event or occurrence that, if such condition, event or occurrence had occurred after the date hereof, would require consent of Parent under Article III hereof.

        (k)  Vote Required. The affirmative vote or written consent of a majority of the votes entitled to be cast by the holders of the Company Common Stock, acting together as a single class, is the only action by the holders of any class or series of the capital stock of the Company necessary to adopt and approve this Agreement, the Merger and the transactions contemplated hereby, and the execution and delivery of the Consent promptly after the execution of this Agreement will constitute such approval.

        (l)    Employee Benefit Plans; Labor Matters.

          (i)    Other than policies, plans, programs or arrangements imposed by any applicable foreign law or multiemployer foreign labor agreements, the Company Disclosure Schedule contains a true and complete list of each written or, if not written, material (a) employee benefit plan, employee benefit policy or employee benefit program (including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA (as defined below) and each incentive, severance, termination, change in control or other similar plan, program or arrangement) which is sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of current or former employees, directors, consultants or independent contractors or in which any such current or former employees, directors, consultants or independent contractors participate or benefit with respect to their relationship to the Company or any of its Subsidiaries and (b) benefit arrangement or contract between the Company or its Subsidiaries in the U.S. or foreign jurisdictions and any current or former employees, directors, consultants and independent contractors, under which any such current or former employee, director, consultant or independent contractor of the Company or any of its Subsidiaries (the "Company Participants") has any present or future right to benefits or under which the Company has any present or future liability (collectively, the "Company Benefit Plans"). None of the Company Benefit Plans are maintained or sponsored by any Person other than the Company and its Subsidiaries. In addition to the listing in the Company Disclosure Schedule, the Company has delivered to Parent true and complete copies of each of the Change in Control Agreements between the Company and each of its officers or employees, each as amended and in effect as of the date hereof (collectively, the "CIC Agreements"). Since September 30, 2001, none of the Company Benefit Plans have been modified or amended except to the extent required to comply with applicable law, the Company has not added any additional Company Benefit Plan, the compensation (salary, bonus and other compensation or benefits included within the definition of "Annual Compensation" in the CIC Agreements) of the officers or employees who are parties to a CIC Agreement has not been increased and (other than normal merit raises or increases in connection with promotions of employees, in each such case in the Ordinary Course) the compensation (salary, bonus and other compensation or benefits) of the Company's other current employees, directors and officers has not been increased.

          (ii)  (a) Each of the Company Benefit Plans has been established, operated and administered in material compliance with applicable law, including but not limited to (to the extent applicable) ERISA and the Code; (b) no Company Benefit Plan provides welfare or insurance benefits (whether or not insured) to Company Participants or their dependents or beneficiaries beyond the Company Participant's termination of employment or termination of service of non-employees with the Company or any of its Subsidiaries, other than coverage mandated by applicable law or benefits the full cost of which is borne by the Company Participant (or his or her dependent or beneficiary); (c) no Company Benefit Plan is a "multiemployer plan," as such term is defined in Section 3(37) or 4001 of ERISA, or is subject to Section 412 of the Code or Title IV of ERISA; (d) neither the Company nor any of its Subsidiaries have engaged in a transaction with respect to any Company Benefit Plan which to the Company's knowledge subjects such entity to liability for or with respect to either a civil penalty assessed pursuant to Sections 502(i) or 502(e) of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code or any similar applicable statutes and regulations; (e) there are no pending or to the knowledge of the Company, threatened claims (other than routine claims for benefits), audits (other than routine audits of financial statements in accordance with applicable reporting requirements), or investigations by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto; (f) no event has occurred and no condition exists that to the Company's knowledge would subject the Company or any of its Subsidiaries to any Tax, fine, lien, penalty or other liability with respect to any Company Benefit Plan imposed by ERISA, the Code or any similar applicable statutes and regulations; (g) all contributions or other amounts payable by the Company or any of its Subsidiaries as of the Effective Time with respect to any Company Benefit Plan in respect of current or prior plan years which are required to be reflected in the Company's financial statements in accordance with GAAP have been, in all material respects, paid or accrued in accordance with GAAP; (h) no

  Company Benefit Plan is a self-insured "multiple employer welfare arrangement" as such term is defined in Section 3(40) of ERISA; (i) no Company Benefit Plan is an "employee stock ownership plan" as such term is defined by Code Section 4975; (j) no Company Benefit Plan (other than the Company's 401(k) plan) holds assets which constitute "employer securities" or "employer real property" as such terms are defined by Section 407(d) of ERISA; and (k) each Company Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, nothing has occurred since the date of the most recent such determination that would adversely affect the qualified status of any such Company Benefit Plan, and each such Company Benefit Plan has been or will be submitted to the Internal Revenue Service within the applicable remedial amendment period (as determined under Code Section 401(b)) for a determination that such plan remains qualified under the provisions of the "GUST" legislative requirements.

          (iii)  None of the Company or any of its ERISA Affiliates has incurred any liability or obligation with respect to or maintains or contributes to an employee benefit plan that is subject to (a) a violation or waiver of the minimum funding standards imposed by Section 302 of ERISA or Section 412 of the Code; (b) an "accumulated funding deficiency" within the meaning of Section 412 of the Code; (c) a "reportable event" (as defined in Section 4043 of ERISA), other than a reportable event for which the 30-day reporting requirement has been waived or extended; (d) a lien on any asset of the Company or any of its ERISA Affiliates that is imposed under ERISA or the Code with respect to any such plan; (e) any liability under Title IV of ERISA that, on or after the Closing Date, becomes or remains a liability of the Surviving Corporation or the Parent (as a result of its control or ownership of the Surviving Corporation); (f) any liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of Sections 4205 and 4203, respectively, of ERISA) or otherwise with respect to any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA); and (g) any obligation or liability under Sections 4069, 4204, or 4212(c) of ERISA.

          (iv)  The terms of the Company Stock Option Plans (a) provide for and permit the treatment of Options as set forth in Section 4.9 or (b) may be amended by the Company prior to the Effective Time without the consent of any optionee to provide for the treatment of Company Options as set forth in Section 4.9.

          (v)  Except as provided in Section 4.9, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby shall (a) result in any payment becoming due to any Company Participant pursuant to any Company Benefit Plan; (b) increase any benefits otherwise payable under any Company Benefit Plan; (c) result in any acceleration of the time of funding, payment or vesting of any benefits under any Company Benefit Plan; or (d) violate the provisions of any agreement between a Company Participant and the Company or any of its Subsidiaries or any Company Benefit Plan agreement.

          (vi)  (a) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining or other labor union contract or other understanding with a labor union and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries; (b) there is no pending or to the knowledge of the Company, threatened labor dispute, strike, work stoppage, work slowdown, lockout or other labor controversy involving the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries experienced any such labor controversy within the past three years; (c) except as set forth in the Company Disclosure Schedule, there is no pending or, to the knowledge of the Company, threatened unfair labor charge, action, complaint, arbitration, proceeding or investigation against the Company or any of its Subsidiaries by or before any court, governmental agency, administrative agency, board or commission brought by or on behalf of any prospective, current or former employee, labor organization or other representative of employees of the Company or any of its Subsidiaries; (d) the Company and its Subsidiaries are in compliance with all applicable laws, agreements, and policies relating to employment, employment practices and terms and conditions of employment except where such noncompliance would not have a Material Adverse Effect; (e) no representation question exists, nor to the knowledge of the Company are there any campaigns being conducted to solicit cards from the employees of the Company or any Subsidiary of the Company to authorize representation by any labor organization; (f) neither the Company nor any Subsidiary of the Company is a party to, or is otherwise bound by, any consent decree with any governmental authority relating to employees or employment practices of the Company or any Subsidiary of the Company; and (g) neither the Company nor any of its Subsidiaries has closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past year, nor has the Company or any of its Subsidiaries planned or announced any such action or program for the future.

        (m)  Intellectual Property. The Company and each of its Subsidiaries owns, or has the right to use (in each case free and clear of any liens or encumbrances), all trademarks, tradenames, service marks, domain names, trade dress, patents, copyrights, technology, know-how, trade secrets and processes which are used in or necessary to the conduct by the Company or any of its Subsidiaries of their respective businesses in the Ordinary Course (the "Company Intellectual Property"), except where failure to own or have such legal right to use would not have a Material Adverse Effect. As of the date hereof, no claim has been asserted in writing to the Company and is pending by any Person challenging or questioning the use of any such Company Intellectual Property or the validity or effectiveness of any such Company Intellectual Property, and to the Company's knowledge, the use of such Company Intellectual Property does not infringe on the rights of any Person, except for such claims and infringements that would not have a Material Adverse Effect.

        (n)  Environmental Laws. Each of the Company and each of its Subsidiaries is and has been in compliance with all applicable foreign and U.S. federal, state and local laws, regulations, rules, orders, decrees, and judgments relating to the protection of human health or safety, the environment or Hazardous Substances (the "Environmental Laws") in respect of the conduct of its business and the ownership or use of its property, except for such noncompliance as would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received a complaint, order, citation, notice or other written communication with respect to the existence or alleged existence of a violation of, or liability arising under, any Environmental Laws, except for those the outcome of which would not have a Material Adverse Effect and, to the knowledge of the Company, no such complaint, order, citation or other communication is threatened. Except as would not have a Material Adverse Effect, none of the Company and its Subsidiaries has assumed, contractually or by operation of law, any liabilities or obligations under any Environmental Laws.

        (o)  Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, other than J. P. Morgan Securities Inc. (in connection with its advice and fairness opinion delivered to the Special Committee) and Morgan Stanley & Co. Incorporated (in connection with its services as financial advisor to the Company and the Company's Board of Directors and its fairness opinion delivered to the Company's Board of Directors).

        (p)  Affiliate Transactions. There are no material contracts, commitments, agreements, arrangements or other transactions between the Company or any of its Subsidiaries, on the one hand, and any (i) present or former officer or director of the Company or any of its Subsidiaries or any of their immediate family members (including their spouses), (ii) record or beneficial owner of five percent or more of the voting securities of the Company or (iii) affiliate of any such officer, director, family member or beneficial owner, on the other hand.

        (q)  DGCL Section 203; State Takeover Statutes. Prior to the date hereof, the Company Board has approved this Agreement, the Merger and the other transactions contemplated hereby and such approval is sufficient to render inapplicable to this Agreement, the Merger, the Support Agreement and any of such other transactions contemplated hereby and thereby, the restrictions on "business combinations" set forth in Section 203 of the DGCL or any similar provisions contained in the Company's Organizational Documents. No other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, the Support Agreement, this Agreement or any of the transactions contemplated by this Agreement and the Support Agreement and no provision of the Organizational Documents of the Company or any of the Company's Subsidiaries would, directly or indirectly, restrict or impair the ability of the Merger Sub and its affiliates and associates to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of capital stock of the Company and its Subsidiaries that may be acquired or controlled by the Merger Sub and its affiliates and associates.

        (r)  Insurance. Set forth on Section 2.1(r) of the Company Disclosure Schedule is a list of all fire and casualty, director and officer, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by or for the benefit of, the Company or any of its Subsidiaries.

2.2  Representations and Warranties of Parent and the Merger Sub.

        Except as set forth in the corresponding section of the Parent Disclosure Schedule delivered by the Parent to the Company at or prior to the execution and delivery of this Agreement (it being understood that matters disclosed pursuant to one section of the Parent Disclosure Schedule shall be deemed disclosed with respect to any other section of the Parent Disclosure Schedule as to which its relevance is readily apparent) (the "Parent Disclosure Schedule") or the Parent SEC Reports (as defined below) filed prior to the date hereof, the Parent and Merger Sub each represent and warrant to the Company as of the date of this Agreement and as of the Closing Date:

        (a)  Organization, Standing and Power. Each of the Parent and Merger Sub (i) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, (iii) has all requisite power and authority to own or lease and operate its properties and assets, and to carry on its business as now conducted and as currently proposed to be conducted, and (iv) has obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its business, except, in the cases of clauses (i) (with respect to Subsidiaries only), (ii), (iii) and (iv), as would not have a Material Adverse Effect. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby. True and complete copies of the Organizational Documents of the Parent and Merger Sub, as amended and currently in force, have been made available to the Company for inspection to the extent requested by the Company.

        (b)  Authority; No Conflicts.

          (i)    Each of the Parent and Merger Sub has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Parent and Merger Sub.

          (ii)  Parent's Board of Directors, at a meeting duly called and held on February 20, 2002, and Merger Sub's Board of Directors, by written consent dated February 19, 2002, unanimously and duly approved and adopted this Agreement and the transactions contemplated hereby, including the Merger.

          (iii)  The execution, delivery and performance of this Agreement does not and the consummation of the transactions contemplated hereby and thereby will not result in any Violation pursuant to: (A) any provision of the Organizational Documents of the Parent or Merger Sub, or (B) except for such Violations as would not have a Material Adverse Effect and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iv) below, any loan or credit agreement, note, mortgage, bond, indenture, lease or benefit plan or any other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent or its properties or assets or to which the Parent is a party.

          (iv)  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to the Parent or Merger Sub in connection with the execution and delivery of this Agreement by the Parent and Merger Sub or the consummation by the Parent and Merger Sub of the transactions contemplated hereby, except (x) for those required under or in relation to (A) the HSR Act, (B) state securities or "blue sky" or state takeover laws, (C) the Securities Act, (D) the Exchange Act, (E) the DGCL with respect to the filing and recordation of appropriate Certificate of Merger or other documents, (F) rules and regulations of the NYSE and (G) any applicable foreign legal requirements or (y) where failure to obtain such consents, approvals, orders, authorizations or to make such registrations or filings would not have a Material Adverse Effect.

        (c)  Information Supplied.

          (i)    None of the information regarding the Parent or any of its Subsidiaries that is included or incorporated by reference in the Information Statement will, on the date it is first mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. With regard to information regarding the Parent or any of its Subsidiaries that is included or incorporated by reference in the Information Statement, such information will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC promulgated thereunder.

          (ii)  Notwithstanding the foregoing provisions of this Section 2.2(c), no representation or warranty is made by the Parent with respect to statements made or incorporated by reference in the Information Statement based on information supplied by the Company for inclusion or incorporation by reference therein.

        (d)  Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent and the Merger Sub, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated.

        (e)  Ownership of Company Capital Stock. Except as contemplated by this Agreement, as of the date of this Agreement, neither the Parent nor, to the best of its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in case of either clause (i) or (ii), shares of the capital stock of the Company.

        (f)    Financial Resources. Parent has, and will continue to have at all times prior to the Closing, sufficient available cash, marketable securities and borrowing capacity under its credit facilities which are permitted to be used for the Merger to consummate the transactions contemplated hereby.

ARTICLE III

COVENANTS RELATING TO CONDUCT OF BUSINESS

3.1  Covenants of the Company.

        During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that the Parent shall otherwise consent in writing):

        (a)  Ordinary Course. The Company and its Subsidiaries shall carry on their respective businesses in the Ordinary Course, and shall use their respective reasonable commercial efforts to preserve intact their present business organizations, keep available the services of their current employees (except for reductions in employee ranks that the Company determines to be appropriate under then existing business conditions) and preserve their relationships with customers, suppliers and others having business dealings with them; provided, however, that no action by the Company or any of its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 3.1 shall be deemed a breach of this Section 3.1(a) unless such action would constitute a breach of one or more of such other provisions.

        (b)  Employee Benefits. The Company shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) enter into any new, or amend any existing, severance agreement or arrangement (other than settlement arrangements with employees other than officers in accordance with past practice and pursuant to which the Company obtains certain waivers of rights from such employees), deferred compensation arrangement or employment agreements with any current officer, director or employee, (ii) adopt any new, or amend or terminate any existing, incentive, retirement or welfare benefit arrangements, plans or programs for the benefit of current, former or retired employees of the Company and its Subsidiaries and their respective predecessors (other than amendments required by law or to maintain the tax qualified status of such plans under the Code) or otherwise adopt, terminate or amend any Company Benefit Plans (provided that the Company may, to the extent provided by the terms of Section 4.5, adopt a retention or severance program for some or all of its current employees), or (iii) grant any increases in employee compensation (including pursuant to bonuses or retention agreements subject to the proviso in clause (ii) in this Section 3.1(b)), other than in the Ordinary Course or pursuant to promotions, in each case consistent with past practice (which shall include normal individual periodic performance reviews and related compensation and benefit increases and bonus payments and awards under existing plans and forgiveness of employee indebtedness incurred in connection with relocation loans made under existing policies), provided that in no event may the compensation or benefits of any officer or employee that is a party to a CIC Agreement be increased if such increase would be included within the definition of "Annual Compensation" in such officer's or employee's CIC Agreement.

        (c)  Dividends; Changes in Share Capital. The Company shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock or any of the capital stock of any of the Company's Subsidiaries, except dividends to the Company or any of its wholly owned Subsidiaries by any of its direct or indirect wholly owned Subsidiaries, (ii) split, combine or reclassify any of its capital stock or the capital stock of any of the Company's Subsidiaries, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or the capital stock of any of the Company's Subsidiaries, (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or the capital stock of any of the Company's Subsidiaries, or any securities convertible into or exercisable for any shares of its capital stock or the capital stock of any of the Company's Subsidiaries.

        (d)  Acquisitions; Capital Expenditures. The Company shall not, and shall not permit any of its Subsidiaries to, and shall not propose to (i) acquire (by merger, consolidation or acquisition of stock or assets) or sell, lease or otherwise dispose of any corporation, partnership or other business organization or division thereof or business or line of business or any other assets other than in the Ordinary Course, or engage in any negotiations with any person or entity concerning any such transaction (provided that this clause (i) shall not be construed to apply to the sale by the Company of its real property in Freeport, Texas); (ii) make any capital expenditures in excess of $250,000, individually or in the aggregate, except for those capital expenditures individually listed in the Company's 2002 business plan previously provided to Parent; (iii) enter into any other transaction not in the Ordinary Course; (iv) amend or modify, except as specifically required by the terms of this Agreement, any of the terms of any Company Option or grant any stock option, stock appreciation rights or stock bonuses; (v) merge or consolidate with another corporation other than the merger of a wholly owned Subsidiary of the Company with and into the Company or another wholly owned Subsidiary.

        (e)  Issuance of Securities. The Company shall not, and shall cause its Subsidiaries not to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class (including, without limitation, restricted shares), any Company Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Company Voting Debt or any equity equivalents, interests in the ownership or earnings of the Company or its Subsidiaries or any similar rights (including, stock or other appreciation rights) or enter into any agreement with respect to any of the foregoing, other than the issuance of shares of Company Common Stock upon the exercise of stock options granted prior to the date hereof and disclosed pursuant to Section 2.1(b) in accordance with the terms of the Company Stock Option Plans as in effect on the date of this Agreement or pursuant to elections made by participants in the Company's 401(k) plan.

        (f)    Organizational Documents. Except to the extent required to comply with their respective obligations hereunder or under applicable law, the Company and its Subsidiaries shall not amend or propose to amend their respective Organizational Documents in any manner which would have an adverse impact on the consummation of the transactions contemplated by this Agreement.

        (g)  Indebtedness and Other Matters. The Company shall not, and shall not permit any of its Subsidiaries to, (i) lease, license, mortgage or otherwise encumber or subject to any consensual lien any material asset other than in the Ordinary Course; (ii) other than incurrence of indebtedness under existing working capital facilities in the Ordinary Course, incur any indebtedness for borrowed money or guarantee, assume, endorse or otherwise become responsible for any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or its Subsidiaries or of other Persons, other than indebtedness of the Company or its Subsidiaries to the Company or its Subsidiaries, (iii) make any loans or advances other than by the Company or its Subsidiaries to the Company or its Subsidiaries or other than to customers for the purchase of products or services from the Company or its Subsidiaries in the Ordinary Course, (iv) make any capital contributions to, or investments in, any other Person, other than by the Company or its wholly owned domestic Subsidiaries to or in the Company or its wholly owned domestic Subsidiaries, or (v) other than the payment, discharge or satisfaction of claims, liabilities and obligations in the Ordinary Course not in excess of amounts duly accrued or accruable therefor, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise).

        (h)  Liquidation; Collective Bargaining; Accounting; Litigation; Waiver; Contract. The Company shall not, and shall not permit any of its Subsidiaries to, and shall not propose to (i) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization; (ii) other than in the Ordinary Course enter into any collective bargaining agreement, successor collective bargaining agreement or amended collective bargaining agreement or any other labor agreement, (iii) change any accounting principle used by it, except for such changes required to be implemented after the date hereof pursuant to a change in U.S. GAAP; (iv) settle or compromise any litigation brought against it other than settlements or compromises of any litigation where the amounts paid in settlement or compromise (including without limitation the cost to the Company and its Subsidiaries of complying with any provision of such settlement or compromise other than cash payments) do not, individually or in the aggregate, exceed $400,000, exclusive of amounts covered by insurance, (v) other than in the Ordinary Course, waive, release, grant or transfer any right of material value; or (vi) other than in the Ordinary Course, modify or change in any material respect any existing material license, lease, contract or other document.

        (i)    Taxes. Neither the Company nor any of its Subsidiaries shall change any Tax election, change any annual Tax accounting period, change any method of Tax accounting, file any material amended Tax Return, enter into any closing agreement relating to any material amount of Taxes, waive or extend the statute of limitations in respect of any material amount of Taxes, settle any material Tax claim or assessment or surrender any right or claim for a material Tax refund, or change regular independent accountants or make any payments to the Majority Stockholder pursuant to the Tax Disaffiliation Agreement (except in accordance with Section 4.8(c) of the Support Agreement). In addition, neither any affiliated group, within the meaning of Section 1504(a) of the Code (or any corresponding provision of state and local law), of which the Company or any of its Subsidiaries is a member (a "Company Group") nor any member of any such Company Group may undertake any of the foregoing actions without the written consent of the Parent to the extent such action would reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

3.2  Covenants of Merger Sub.

        During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that the Company shall otherwise consent in writing), Merger Sub will not engage in any business or other activities of any nature other than in connection with the Merger and the other transactions contemplated by this Agreement.

3.3  Advice of Changes; Government Filings.

        Each of the Company and the Parent shall (a) confer on a regular and frequent basis with the other, and (b) promptly advise the other orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it (A) to comply with or satisfy in any respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is qualified as to materiality or (B) to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is not so qualified as to materiality or (iii) any change, event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect on such party or materially and adversely affects its ability to consummate the transactions contemplated hereby in a timely manner; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. The Company shall report (to the extent permitted by law and regulation) to Parent on operational matters. The Company, the Parent and Merger Sub shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver or otherwise make available to the other party copies of all such reports promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each of the Company and the Parent shall have the right to review in advance, and to the extent practicable each will consult with the other, with respect to all the information relating to such party and each of its respective Subsidiaries, which appears in any filings, announcements or publications made by the other party with, or written materials submitted by the other party to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each of the Company and the Parent agrees that, to the extent practicable, it will consult with the other party with respect to the obtaining of all Permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each further agrees to keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Preparation of the Information Statement.

        As soon as practicable following the date hereof, the Company and the Parent shall prepare and file with the SEC an information statement pursuant to Regulation 14C under the Exchange Act (the "Information Statement"), and use their reasonable best efforts to have the Information Statement cleared by the SEC and mailed to the Company's stockholders as promptly as possible. The Parent, Merger Sub and the Company shall cooperate with each other in the preparation of the Information Statement. The Information Statement shall contain a description of the recommendations of the Company Board as such recommendations are referenced in Section 2.1(d)(ii) of this Agreement and shall comply as to form and content in all material respects with the applicable provisions of the federal securities laws. Each of the Company and the Parent and their respective counsel shall be given an opportunity to review and comment upon the Information Statement and any amendment or supplement thereto prior to the filing thereof with the SEC or the mailing thereof to the Company's stockholders, and the Information Statement and each such amendment or supplement shall be reasonably satisfactory to each of the Company and the Parent. The Company agrees to provide to Parent and its counsel any comments which it may receive from the staff of the SEC with respect to the Information Statement promptly after receipt thereof. The Company, the Parent and Merger Sub agree to promptly correct any information provided by any of them for use in the Information Statement which shall have become false or misleading in any respect, and the Company further agrees to take all steps necessary to cause such Information Statement as so corrected to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by the applicable provisions of the federal securities laws and the DGCL. Each of the parties hereto agree to use its reasonable best efforts to promptly provide the other parties with any information necessary to respond promptly to any comments made by the Commission with respect to the Information Statement, and any preliminary version thereto or amendment thereof. The Company undertakes and agrees to cause the Information Statement to be mailed to the Company's stockholders at the earliest practicable time. In addition, as promptly as practicable after the date hereof the Company shall prepare a notice pursuant to Section 228(e) and 262(d)(2) of the DGCL (the "Notice"), and shall mail the Notice to the stockholders of the Company either prior to or together with the Information Statement, or otherwise provide that the Information Statement shall comply with and satisfy applicable requirements for such Notice.

4.2  Access to Information.

        (a)  To the extent permitted by the Organizational Documents or other pertinent agreements of the Company and its Subsidiaries, upon reasonable notice, (i) the Company shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, accounts and records and its officers, employees, accountants and representatives and (ii) during such period, the Company shall (and shall cause its Subsidiaries to) furnish or otherwise make available promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of federal or state securities laws, as applicable (other than reports or documents which such party is not permitted to disclose under applicable law) and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as the Parent may reasonably request; provided, however, the Company may restrict the foregoing access to the extent that (i) a Governmental Entity requires the

Company or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations, (ii) any law, treaty, rule or regulation of any Governmental Entity applicable to the Company or any of its Subsidiaries requires the Company or any of its Subsidiaries to restrict access to any properties or information, or (iii) based upon the advice of counsel, the disclosure of same may jeopardize the availability of attorney-client privilege therefor. Such information shall be held in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement (as defined below), which Confidentiality Agreement shall remain in full force and effect.

        (b)  To the extent permitted by the Organizational Documents or other pertinent agreements of the Parent and its Subsidiaries, upon reasonable notice, (i) the Parent shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the Company reasonable access during normal business hours, during the period prior to the Effective Time, to all its officers, accountants and representatives and (ii) during such period, the Parent shall (and shall cause its Subsidiaries to) furnish or otherwise make available promptly to the Company (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of federal or state securities laws, as applicable (other than reports or documents which such party is not permitted to disclose under applicable law) and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as the Company may reasonably request; provided, however, the Parent may restrict the foregoing access to the extent that (i) a Governmental Entity requires the Parent or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations, (ii) any law, treaty, rule or regulation of any Governmental Entity applicable to the Parent or any of its Subsidiaries requires the Parent or any of its Subsidiaries to restrict access to any properties or information or (iii) based upon the advice of counsel, the disclosure of same may jeopardize the availability of attorney-client privilege therefor. Such information shall be held in confidence to the extent required by, and in accordance with, the provisions of any customary confidentiality agreement which the Parent may require the Company to execute.

        (c)  Promptly after the request by the Parent to the Company, the Company shall furnish Merger Sub such information (including a list of the stockholders of the Company, mailing labels, non-objecting beneficial owners lists and a list of securities positions, each of a recent date), and shall thereafter render such assistance, as the Parent or Merger Sub may reasonably request in connection with the transactions contemplated by this Agreement. Subject to the requirements of applicable law and except for such steps as are necessary to disseminate any documents necessary to consummate the Merger, the Parent and Merger Sub and each of their respective affiliates and associates shall (i) hold in confidence the information contained in any of such labels and lists, (ii) use such information only in connection with the transactions contemplated by this Agreement and (iii) if this Agreement is terminated, promptly deliver to the Company all copies of such information then in their possession.

        (d)  No investigation or knowledge made or obtained either prior to the execution of this Agreement or pursuant to this Section 4.2 shall affect any representation or warranty of the parties hereto or the conditions to the obligations of the parties hereto.

4.3  Commercially Reasonable Efforts; Approvals and Consents; Cooperation.

        (a)  Subject to the terms and conditions in this Agreement, the Company, Merger Sub and Parent will use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, will (i) promptly after the date of this Agreement make their respective filings under the HSR Act with respect to the Merger and thereafter shall promptly make any other required submissions under the HSR Act; (ii) use their reasonable best efforts to cooperate with one another in (A) determining which filings and notifications are required to be made prior to the Effective Time under applicable federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment, injunction or decree (collectively, "Laws") with, and which consents, licenses, approvals, permits, waivers, orders or authorizations are required to be obtained prior to the Effective Time under applicable Law from, Governmental Entities of the United States and the several states in connection with the execution and delivery of this Agreement, the Support Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby; (B) timely making all such filings and notifications and timely seeking all such consents, licenses, approvals, permits, waivers, orders or authorizations; and (C) as promptly as practicable, responding to any request for information from such Governmental Entities; (iii) subject to any restrictions under antitrust Laws, to the extent practicable, promptly notify each other of any communication to that party from any Governmental Entity with respect to this Agreement, the Support Agreement and the transactions contemplated hereby and thereby and permit the other party to review in advance any proposed written communication to any Governmental Entity; (iv) unless required by applicable law, not agree to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry with respect to this Agreement, the Support Agreement and the transactions contemplated hereby and thereby unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat, in each case to the extent practicable; (v) subject to any restrictions under antitrust Laws, furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its affiliates and their respective representatives on the one hand, and any Governmental Entity or members of its staff on the other hand, with respect to this Agreement, the Support Agreement and the transactions contemplated hereby and thereby (excluding documents and communications which are subject to preexisting confidentiality agreements and to the attorney client privilege or work product doctrine); and (vi) furnish the other party with such necessary information and reasonable assistance as such other party and its affiliates may reasonably request in connection with their preparation of necessary filings, registrations, or submissions of information to any Governmental Entities in connection with this Agreement, the Support Agreement and the transactions contemplated hereby and thereby, including without limitation any filings necessary or appropriate under the provisions of the HSR Act.

        (b)  Without limiting Section 4.3(a), Parent, Merger Sub and the Company will: (i) each use its commercially reasonable efforts to avoid the entry of, or to have vacated, lifted, reversed, overturned or terminated, any order, judgment, injunction or decree (whether temporary, preliminary or permanent) or any other judicial, administrative or legislative action or proceeding ("Order") that would restrain, prevent or delay the closing of the transactions contemplated by this Agreement, on or before the Outside Date, including, without limitation, defending through litigation on the merits any claim asserted in any court by any party; and (ii) each use its commercially reasonable efforts to obtain clearance under any antitrust, competition or trade regulation Law applicable to the Merger and the transactions contemplated hereby so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the Outside Date).

        (c)  Each of Parent and the Company shall give (or shall cause their respective Subsidiaries to give, as applicable) any notices to third parties, and use (and cause their respective Subsidiaries to use, as applicable) all reasonable best efforts to obtain any third party consents (other than those subject to Sections 4.3(a) and (b) above) (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, and (ii) otherwise required under any material contracts of the Company, Company Permits or other agreements in connection with the consummation of the transactions contemplated hereby. In the event that any party fails to obtain any third party consent described above and the parties agree to consummate the Merger without such consent, such party will use its commercially reasonable efforts, and will take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and Parent, their respective Subsidiaries and their respective businesses resulting or which could reasonably be expected to result after the Effective Time from the failure to obtain such consent.

        (d)  Each of Parent and the Company shall promptly notify the other of (i) any material change in the current or future business, financial condition or results of operations of it or any of its material

Subsidiaries, (ii) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Entities with respect to (x) the business of it or any of its Subsidiaries, or (y) the transactions contemplated hereby, (iii) the institution or the threat of material litigation involving it or any of its Subsidiaries or (iv) any event or condition that might reasonably be expected to cause any of its representations, warranties, covenants or agreements set forth herein not to be true and correct at the Effective Time.

4.4  Acquisition Proposals.

        (a)  After the date hereof and before the Effective Time, neither the Company nor any of its Subsidiaries shall (whether directly or indirectly through affiliates, directors, officers, employees, advisors, agents or other intermediaries), nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, agents, representatives or advisors to, (i) solicit, initiate, encourage or take any action to facilitate or encourage, including by way of furnishing information any inquiries, proposals or offers (whether or not in writing) from any Person (other than the Parent and its affiliates) relating to, other than the transactions contemplated by this Agreement, (A) any acquisition or purchase of 10% or more of the consolidated assets of the Company and its Subsidiaries taken as a whole or of 10% or more of any class of equity securities of the Company or any of its Subsidiaries, (B) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Person beneficially owning 10% or more of any class of equity securities of the Company or any of its Subsidiaries, or (C) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 10% or more of the consolidated assets of the Company (collectively, "Acquisition Proposals"), or agree to or endorse any Acquisition Proposal, or (ii) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to its business, properties or assets in connection with the foregoing, or (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries; provided, however, that the foregoing shall not prohibit the Company (A) from, following receipt of a bona fide Acquisition Proposal after the date hereof, complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with respect to such Acquisition Proposal, so long as the Company does not recommend acceptance of such Acquisition Proposal; or (B) from making disclosure to the Company's stockholders or otherwise which is necessary or appropriate under applicable law or the rules of the Nasdaq Stock Market, it being agreed that the foregoing proviso does not release the Company from, or alter, the Company's obligations under this Agreement. If the Company Board (or its advisors) receives an Acquisition Proposal or request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any person or entity that informs the Company (or its advisors) that it is considering making, or has made, an Acquisition Proposal, then the Company shall promptly inform the Parent, orally and in writing, of such proposal, the identity of the Person making it and the terms and conditions of such proposal, inquiry or contact and any further proposals, inquiries or contacts. Notwithstanding anything contained in this Agreement to the contrary, the exercise of the Company's or the Company Board's rights under this Section 4.4 shall not constitute a breach of this Agreement.

        (b)  The Company will immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will demand the return or destruction of any information previously provided.

4.5  Employee Benefits.

        (a)  Not later than the first anniversary of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, establish or make available employee benefit plans and arrangements to the U.S. employees of the Surviving Corporation that are substantially comparable to those benefit plans and arrangements provided to similarly situated employees of Parent and its Subsidiaries (other than those employees whose terms and conditions of employment are subject to the terms of collective bargaining agreements) (the "Parent Group Plans"); provided, however, that until such time as the Surviving Corporation so establishes or makes available a Parent Group Plan, Parent shall cause the Surviving Corporation to maintain (and during such period the Surviving Corporation shall maintain) in effect the similar Company Benefit Plan (if any) in effect at the Effective Time for such employees (subject to changes required to comply with applicable law or to make such plan comparable to the benefits provided to similarly situated employees of Parent and its Subsidiaries). With respect to the non-U.S. employees of the Surviving Corporation working for the Surviving Corporation and its Subsidiaries outside of the U.S., not later than the first anniversary of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide such employee benefit plans and arrangements, if any, as are provided to similarly situated employees in the applicable country by the Parent or its Subsidiaries in that same country, to the extent permitted by law; provided, however, that until such time as the Parent or the Surviving Corporation so establishes or makes available to such non-U.S. employees plans and arrangements in accordance with this sentence, Parent shall cause the Surviving Corporation to maintain (and during such period the Surviving Corporation shall maintain) the similar Company Benefit Plan (if any) in effect at the Effective Time for such employees (subject to changes required to comply with applicable law or to make such plan comparable to the benefits provided to similarly situated employees of Parent and its Subsidiaries). Except as provided in this Section 4.5, in no event shall this Agreement be construed to require Parent or the Surviving Corporation to continue any plan, program or arrangement after the Effective Time.

        (b)  On and after the Effective Time, employees of the Surviving Corporation and its Subsidiaries shall be entitled to receive credit for service with the Company and its Subsidiaries prior to the Effective Time (to the same extent credit was granted under the analogous Company Benefit Plans) for all purposes under the comparable Parent Group Plans (including eligibility, vesting, and levels of benefits), except for purposes of defined benefit plan benefit accruals or eligibility for benefit subsidies or for any other purpose for which similarly situated employees of Parent are not credited with their service with Parent prior to the effective date of the applicable Parent Group Plan. In no event shall this Agreement be construed to require Parent or the Surviving Corporation to give any employee credit for any service to the extent it would result in or cause any duplication of benefits, and any benefits shall be subject to reduction or offset to the extent necessary to eliminate such duplication.

        (c)  Except as otherwise consented to by the applicable employee or permitted by the terms of an applicable agreement and subject to the following sentence, the Parent shall cause the Surviving Corporation or its Subsidiaries to assume and honor as of the Effective Time in accordance with their respective terms (with such changes as may be required by applicable law or permitted under such terms) the following agreements, plans, and policies to the extent identified in the Company Disclosure Schedule: all written employment, benefits, indemnification, severance and termination plans and agreements (including, without limitation, change in control provisions contained in the OSCA Savings Plan) applicable to employees of the Company and its Subsidiaries. Notwithstanding the foregoing, but subject to Section 4.5(a), in no event shall this Agreement require Parent or the Surviving Corporation to continue any plan, program or arrangement after the Effective Time.

          (i)    On and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to cover employees of the Surviving Corporation (other than those employees covered under change of control agreements that provide for severance pay) under a severance program that provides a level of benefit as set forth on Schedule 4.5(c)(i), and in determining such benefit, an employee shall be credited with years of service in accordance with Section 4.5(b). Such severance program shall otherwise have terms that are substantially comparable to the severance program generally available to similarly situated employees of Parent.

          (ii)  Parent shall cause the Surviving Corporation and its Subsidiaries to "grandfather" the number of weeks of vacation that employees of the Surviving Corporation are entitled to (or would become entitled to at any time up to December 31, 2002) under the Company's vacation policy in effect immediately prior to the Effective Time. Otherwise, the vacation benefits of employees of the Surviving Corporation shall be determined in accordance with the terms of the vacation policy applicable to similarly situated employees of Parent.

        (d)  Nothing expressed or implied in this Section 4.5 or in Section 4.9 shall confer upon any current or former employee or officer of the Company, the Surviving Corporation, or their respective Subsidiaries, or upon any legal representative of such employee or officer, any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement. Nothing in this Agreement, express or implied, shall create a third party beneficiary relationship or otherwise confer any benefit, entitlement, or right upon any such employee or officer, other than the rights of Indemnified Parties (as defined in Section 4.7 below) under Section 4.7 hereof. Nothing in this Agreement shall be deemed to confer upon any person (or any beneficiary thereof) any rights under or with respect to any plan, program, or arrangement described in or contemplated by this Section 4.5 or Section 4.9, and each person (and any beneficiary thereof) shall be entitled to look only to the express terms of any such plan, program, or arrangement for his or her rights thereunder. Except as specifically required by Section 4.5(c), nothing in this Agreement shall cause the Surviving Corporation or the Parent or any of their respective affiliates to have any obligation to provide or continue the employment of any person for any period of time following the Closing Date.

4.6  Fees and Expenses.

        Whether or not the Merger is consummated, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, all expenses of the Parent and Merger Sub incurred in connection with the transactions contemplated by this Agreement, and (b) the Expenses incurred in connection with the printing, filing and mailing to stockholders of the Company of the Information Statement shall be paid by the Company and the Parent equally if this Agreement is terminated pursuant to one or more of the other provisions set forth in Article VI.

4.7  Indemnification; Directors' and Officers' Insurance.

        (a)  Continuation of Organizational Documents Obligations. The Company shall and, from and after the Effective Time, the Parent shall cause the Surviving Corporation to maintain the right to indemnification and exculpation of officers and directors provided for in the Organizational Documents of the Company as in effect on the date hereof, with respect to indemnification and exculpation for acts and omissions occurring prior to the Effective Time, including, without limitation, the transactions contemplated by this Agreement, provided that such indemnification and exculpation shall be subject to any limitation imposed from time to time under applicable law.

        (b)  Continuation of Directors' and Officers' Insurance. Until the sixth anniversary of the Effective Time, the Parent shall cause the Surviving Corporation to maintain officers' and directors' liability insurance with an insurance company or companies (whose senior unsecured obligations are, at the time such policy is obtained with such insurance company, rated "A" or better by A.M. Best Company) covering the Persons serving as directors and/or officers of the Company and its Subsidiaries and who are presently covered by the Majority Stockholder's officer's and director's liability insurance policies (copies of which have heretofore been furnished to Parent). The policy or policies so maintained by the Surviving Corporation during such period shall provide coverage of up to a maximum combined amount of $40 million with respect to actions or omissions by the covered Persons prior to the Effective Time on terms at least equivalent in all material coverage respects to the terms of the current insurance in effect under the referenced Majority Stockholder policies as in effect on the date hereof and providing coverage only with respect to matters occurring prior to the Effective Time. Parent will provide to the Company a copy of the proposed policy or policies or binder or binders therefore not less than seven days prior to the Closing Date.

        (c)  Indemnification. The Company shall and, from and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless each present and former director and officer of the Company (each an "Indemnified Party" and collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission occurring prior to the Effective Time (including, without limitation, any claim, action, suit, proceeding or investigation arising out of or pertaining to the transactions contemplated by this Agreement). In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), to the extent permitted under applicable law, (i) the Company or the Surviving Corporation shall advance expenses to each such Indemnified Party, including the payment of the fees and expenses of counsel selected by such Indemnified Party, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, as the case may be, promptly after statements therefor are received, and (ii) the Company and the Surviving Corporation will cooperate fully in the defense of any such matter. Neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent. Notwithstanding anything in this Section 4.7(c) to the contrary, except for proceedings to enforce rights to indemnification under this Section 4.7, the Company shall not be obligated to indemnify any person under this Section 4.7(c) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Company's Board of Directors.

        (d)  Survival. This Section 4.7 shall survive the closing of the transactions contemplated hereby, is intended to benefit the Company, Merger Sub and the Surviving Corporation and each of the Indemnified Parties (each of whom shall be entitled to enforce this Section 4.7 against the Company, Merger Sub and the Surviving Corporation, as the case may be), and shall be binding on all successors and assigns of the Surviving Corporation.

        (e)  Merger, Assignment, etc. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 4.7.

4.8  Public Announcements.

        Neither party hereto shall make any press release or public announcement with respect to this Agreement, the Merger or the other transactions contemplated hereby without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld); provided, however, that each party hereto may make any disclosure or announcement which such party, after consultation with its legal counsel, determines that it is obligated to make pursuant to applicable law or regulation of any national securities exchange or market, in which case the party desiring to make the disclosure shall use its reasonable best efforts to consult with the other party hereto prior to making such disclosure or announcement.

4.9  Employee Stock Options and Equity Incentives.

        (a)  Immediately prior to the Effective Time, the Company shall cause each outstanding Company Option and Restricted Stock Unit, whether or not then vested, to be canceled by the Company, and each holder of any such Company Option or Restricted Stock Unit, whether or not then vested, shall be paid at the Closing or as soon as practicable thereafter by the Surviving Corporation for each such Company Option and Restricted Stock Unit (in the case of Company Options, to the extent the Merger Consideration exceeds the per share exercise price of such Company Option) an amount, in cash, determined by multiplying (i) the excess, if any, of the per share Cash Consideration over the applicable per share exercise price of such Company Option or Restricted Stock Unit by (ii) the number of shares of the Company Common Stock subject to such Company Option or Restricted Stock Unit. Any such payment shall be subject to all applicable federal, state and local Tax withholding requirements. Prior to the Effective Time, the Company shall take all such action so that on and after the Effective Time, no Company Option or Restricted Stock Unit shall remain outstanding and any plan, program or arrangement related to the Company Common Stock and any options or other rights thereunder shall terminate on the Effective Time.

        (b)  The Company shall, in connection with such cancellation, use its reasonable best efforts to effect such cancellation in conformity with the requirements of Rule 16b-3(e) under the Exchange Act, without the incurrence of liability by the holders of options in connection therewith. As promptly as practicable following the Effective Time, the Parent shall provide the Surviving Corporation with funds necessary to pay in full the consideration payable under Section 4.9(a) hereof.

4.10 Further Assurances.

        In case at any time after the Effective Time any further action is reasonably necessary to carry out the purposes of this Agreement or the transactions contemplated by this Agreement, the proper officers of the Company, the Parent and the Surviving Corporation shall take any such reasonably necessary action.

4.11 Termination of the Majority Stockholder's Guarantees.

        The Company, Parent and Merger Sub will take, or cause to be taken, all action necessary to terminate as of the Closing Date any and all guarantees of indebtedness and other obligations of the Company and the Company's Subsidiaries by the Majority Stockholder and its affiliates (other than the Company or any of the Company's Subsidiaries) identified in Schedule 4.11 hereto.

4.12 Employee Schedule.

        Within 14 days after the execution and delivery of this Agreement, the Company will furnish to Parent a schedule identifying each employee of the Company and its Subsidiaries as of the date of this Agreement, together with the employee's title or job position, service, compensation and such other information as is reasonably requested by the Parent. Such schedule shall be updated (a) 30 days after the date of this Agreement and (b) as of a date no earlier than 10 days prior to the Closing Date to identify individuals who have become employees after the date of this Agreement and to remove those individuals who have ceased to be employees of the Company and its Subsidiaries as of the date of such update (without regard to the reason or circumstance for such termination of employment).

ARTICLE V

CONDITIONS PRECEDENT

5.1  Conditions to Each Party's Obligation to Effect the Merger.

        The respective obligations of the Parent, Merger Sub and the Company to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a)  Stockholder Approval. The 20 business-day period required by Item 1 of Schedule 14C under the Exchange Act shall have elapsed and the Company shall have obtained all approvals of holders of shares of the capital stock of the Company required under applicable Law to approve this Agreement and the transactions contemplated hereby (it being understood that the Company has represented to Parent that the delivery of the Consent promptly after the execution of this Agreement will irrevocably satisfy all such required approvals);

        (b)  HSR Act. Any applicable waiting period under the HSR Act (and any extension thereof) shall have expired or been terminated;

        (c)  No Injunctions or Restraints; Illegality. No Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, which order or injunction remains in effect; and

        (d)  Suspension of Trading; Banking Moratorium; War. Since the date of this Agreement, there shall not have occurred and be continuing (i) any suspension or limitation of trading in securities generally on any national securities exchange (which suspension or limitation shall continue for at least 48 hours) or any setting of minimum prices for trading on such exchange, (ii) any banking moratorium declared by the U.S. federal or New York authorities or any suspension of payments in respect of banks in the United States or (iii) either commencement of a war or the occurrence of a national or international calamity or emergency, in either case with a commensurate calamitous effect on the capital markets in the United States (the parties acknowledging that the United States led "War on Terrorism" as conducted on the date hereof does not constitute such a war, calamity or emergency).

5.2  Conditions to the Obligations of Parent and Merger Sub.

        The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following further conditions:

        (a)  (i) the Company shall have performed in all material respects all of its obligations and agreements hereunder required to be performed by it at or prior to the Effective Time (except that the covenant of the Company in the final proviso of Section 3.1(b) shall have been performed in all respects at the Effective Time), (ii) the representations and warranties of the Company contained in this Agreement (x) that are qualified by materiality shall be true and correct in all respects when made and at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties of the Company address matters only as of a particular date, in which case as of such date), and (y) that are not qualified by materiality shall be true and correct in all material respects when made and at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties of the Company address matters only as of a particular date, in which case as of such date), and (iii) Parent shall have received a certificate signed on behalf of the Company by the President or any Vice President of the Company to the foregoing effect;

        (b)  there shall not have occurred any event or circumstance that has had a Material Adverse Effect on the Company;

        (c)  the Support Agreement shall have been executed and delivered by the Majority Stockholder, such Support Agreement shall remain in full force and effect and the Majority Stockholder shall not have materially breached the Support Agreement or, if so breached, such breach is not then continuing; and

        (d)  the Information Statement shall have been mailed to the Company's stockholders at least 20 business days prior to the Effective Time.

5.3  Condition to the Obligation of the Company.

        The obligation of the Company to effect the Merger is subject to the satisfaction or waiver of the following further conditions:

        (a)  Each of Parent and Merger Sub shall have performed in all material respects all of its obligations and agreements hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Parent and Merger Sub contained in this Agreement (x) that are qualified by materiality shall be true and correct in all respects when made and at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties of Parent and Merger Sub address matters only as of a particular date, in which case as of such date) and (y) that are not qualified by materiality shall be true and correct in all material respects when made and at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties of Parent and Merger Sub address matters only as of a particular date, in which case as of such date) and (iii) the Company shall have received a certificate signed on behalf of Parent and Merger Sub by the President or any Vice President to the foregoing effect; and

        (b)  there shall not have occurred any event or circumstance that has had a Material Adverse Effect on Parent.

ARTICLE VI

TERMINATION AND AMENDMENT

6.1  Termination by Either the Company or the Parent.

        This Agreement may be terminated at any time prior to the Effective Time by either the Company or the Parent, whether before or after adoption of this Agreement by the Company's stockholders:

        (a)  by the mutual written consent of the Parent and the Company, by action of their respective Boards of Directors;

        (b)  if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the provisions of this Section 6.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 4.3 shall have been the cause of, or shall have resulted in, such order, decree, ruling or other action; and

        (c)  if the Effective Time shall not have occurred on or prior to the Outside Date; provided, however, that the right to terminate this Agreement pursuant to this subparagraph shall not be available to any party whose failure to fulfill any obligation under this Agreement or whose breach of any representation or warranty in this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or prior to the Outside Date.

6.2  Termination by the Parent.

        This Agreement may also be terminated by the Parent at any time prior to the Effective Time:

        (a)  if any of the conditions set forth in Section 5.1 shall have become impossible to fulfill (other than as a result of any breach by Parent or Merger Sub of the terms of this Agreement) and shall not have been waived in accordance with the terms of this Agreement; or

        (b)  upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement or upon any breach by the Company of its covenant in the final proviso of Section 3.1(b), or (i) if any representation or warranty of the Company set forth herein that is qualified as to materiality shall have become untrue, or (ii) if any such representation or warranty of the Company that is not so qualified shall have become untrue in any material respect (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is reasonably capable of being cured by the Company no later than 10 calendar days after the Parent has furnished the Company with written notice of such Terminating Company Breach through the exercise of best efforts, so long as the Company continues to exercise such best efforts, the Parent may not terminate this Agreement under this Section 6.2(b) prior to the expiration of such 10-day period.

6.3  Termination by the Company.

        This Agreement may also be terminated by the Company at any time prior to the Effective Time:

        (a)  if any of the conditions set forth in Section 5.1 shall have become impossible to fulfill (other than as a result of any breach by the Company of the terms of this Agreement) and shall not have been waived in accordance with the terms of this Agreement; or

        (b)  upon a material breach of any covenant or agreement on the part of the Parent or Merger Sub set forth in this Agreement, or if (i) any representation or warranty of the Parent or Merger Sub set forth herein that is qualified as to materiality shall have become untrue or (ii) any such representation or warranty of the Parent or Merger Sub that is not so qualified shall have become untrue in any material respect (a "Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is reasonably capable of being cured by the Parent or Merger Sub, as the case may be, no later than 10 calendar days after the Company has furnished the Parent with written notice of such Terminating Parent Breach, through the exercise of best efforts, so long as the Parent or Merger Sub, as the case may be, continues to exercise such best efforts, the Company may not terminate this Agreement under this Section 6.3(b) prior to the expiration of such 10-day period.

6.4  Effect of Termination.

        (a)  In the event of termination of this Agreement by either the Company or the Parent as provided in this Article VI, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Parent, Merger Sub or the Company or their respective officers, directors, stockholders, affiliates, representatives, agents, employees or advisors, except, with respect to the Parent, Merger Sub and the Company, (i) with respect to Section 4.6, this Section 6.4, Article VII and the last sentences of Sections 4.2(a) and 4.2(b), and (ii) expenses with respect to any liabilities or damages incurred or suffered by a party as a result of the willful breach by the other party or parties of this Agreement.

        (b)  If this Agreement is terminated by Parent or the Company other than due to (i) a breach, violation or default by the other party of its obligations hereunder, (ii) the failure of the conditions to Closing set forth in Section 5.2 or (iii) the failure of any conditions to Closing set forth in Sections 5.1(a) or 5.1(d), then Parent shall reimburse the Company for its reasonable documented out-of-pocket costs and expenses incurred in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby (including the fees and expenses of J.P. Morgan

Securities Inc. under the Company's engagement letter with J.P. Morgan Securities Inc., dated as of July 6, 2001, the fees and expenses of Morgan Stanley & Co. Incorporated under the Company's engagement letter with Morgan Stanley & Co. Incorporated, dated as of February 11, 2002, and the fees and expenses of Kirkland & Ellis, Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P., Ernst & Young and Clifford Chance), up to a maximum aggregate amount of $3,000,000. The parties acknowledge and agree that if any payment becomes due under this Section 6.4(b) in respect of a termination, the obligation to pay such amount shall be the only obligation that Parent or Merger Sub shall be obligated to pay under this Agreement or applicable laws in respect of such termination.

6.5  Amendment.

        This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of this Agreement by the Company's stockholders, but, after any such adoption, no amendment shall be made which by law or in accordance with the rules of the Nasdaq Stock Market or the NYSE, as applicable, requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

6.6  Extension; Waiver.

        At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE VII

GENERAL PROVISIONS

7.1  Non-Survival of Representations, Warranties and Agreements; No Other Representations and Warranties.

        None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Support Agreement), including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and the provisions of this Article VII. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, none of the Company, the Parent or Merger Sub makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to the other party or the other party's representatives of any documentation or other information with respect to any one or more of the foregoing.

7.2  Notices.

        All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

        if to the Parent or Merger Sub:

    BJ Services Company
    5500 Northwest Central Drive
    Houston, Texas 77092
    Attention: Vice President and General Counsel
    Facsimile: (713) 895-5625

        if to the Company:

    OSCA, Inc.
    156 Commission Boulevard
    Lafayette, Louisiana 70598
    Attention: Vice President and General Counsel
    Facsimile: (337) 837-5211

        with copies to:

    Great Lakes Chemical Corporation
    500 E. 9th Street, Suite 500
    Indianapolis, Indiana 46240
    Attention: Senior Vice President and General Counsel
    Facsimile: (317) 715-3050

        and

    Kirkland & Ellis
    200 East Randolph Drive
    Chicago, Illinois 60601
    Attention: Carter W. Emerson, P.C.
    Facsimile: (312) 861-2200

7.3  Interpretation.

        When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement, nor shall comparisons to prior unexecuted drafts of this Agreement be admissible as evidence of intent or interpretation. Any reference to any federal, state, local or foreign statue or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the content requires otherwise. It is understood and agreed that neither the specifications of any dollar amount in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of setting of such amounts or the fact of the inclusion of such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

7.4  Counterparts.

        This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

7.5  Entire Agreement.

        This Agreement (including the schedules and exhibits) and the Support Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement.

7.6  Governing Law.

        This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the laws of other jurisdictions that might be applicable under conflicts of laws principles.

7.7  Severability.

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any provision of this Agreement held invalid or unenforceable only in part, degree or certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

7.8  Assignment.

        Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

7.9  Enforcement.

        The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

7.10 Definitions.

        As used in this Agreement:

          (a)  "Board of Directors" means the Board of Directors of any specified Person and any properly serving and acting committees thereof.

          (b)  "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

          (c)  "Certificate" means a certificate representing shares of the Company Common Stock to be canceled in the Merger pursuant to Section 1.8(c) hereof.

          (d)  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          (e)  "Company Board" means the Board of Directors of the Company.

          (f)    "Company SEC Reports" means all reports, schedules, forms, statements and other documents filed or required to be filed by the Company with the SEC since June 15, 2000, including all exhibits thereto.

          (g)  "Company Stock Option Plans" means, including each predecessor, amendment or restatement, (i) the OSCA 2000 Stock Compensation Plan and (ii) any stock option agreements issued under the foregoing.

          (h)  "Confidentiality Agreement" means the Confidentiality Agreement dated June 25, 2001, between the Company and Parent (as affirmed in a letter agreement dated January 25, 2002).

          (i)    "DGCL" means the Delaware General Corporation Law.

          (j)    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (k)  "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code or similar applicable non-U.S. statutes or regulations.

          (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m)  "Expenses" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources and their counsel, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this

  Agreement, the Support Agreement and the transactions contemplated hereby and thereby, including the preparation, printing, filing and mailing of the Information Statement and all other matters related to the transactions contemplated hereby and thereby.

          (n)  "GAAP" means U.S. generally accepted accounting principles.

          (o)  "Governmental Entity" means any supranational, foreign, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, or other governmental or quasi-governmental authority.

          (p)  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          (q)  knowledge of the Company" or any similar phrase means the actual knowledge, after due inquiry, of any of Robert L. Hollier, Steven J. Brading, Bruce C. Leininger, Stephen Gray, Donald H. Michel, Richard J. Alario and Kenneth R. Simpkins.

          (r)  "Liens" means liens, claims, encumbrances, restrictions, preemptive rights or any other claims of any third party.

          (s)  "Material Adverse Effect" means, with respect to any entity, (a) any change, circumstance or effect that, individually or aggregated with other changes, circumstances and effects, has or would reasonably be expected to have a material adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of such entity and its Subsidiaries taken as a whole; provided, however, that the concept of Material Adverse Effect shall not include any change, circumstance or effect resulting from (i) general economic conditions or conditions affecting firms in the applicable entity's industry generally, (ii) declines in the market price of any securities issued by the Company, the Parent or the Majority Stockholder, (iii) this Agreement or the transactions contemplated hereby or (iv) in the case of the Company or any of its Subsidiaries, the loss of a customer, contract or account to the Parent or any of its Subsidiaries, or, in the case of the Parent or any of its Subsidiaries, the loss of a customer, contract or account to the Company or any of its Subsidiaries; or (b) a material impairment of the ability of such entity and its Subsidiaries taken as a whole to perform any of their material obligations under this Agreement or to consummate the transactions contemplated hereby, in each case on a timely basis. For avoidance of doubt, the parties acknowledge that Parent and Merger Sub are entering into this Agreement for the long-term benefits that they anticipate from owning and operating the Company's business, and the materiality of any particular events, facts and circumstances, including the acquisition and loss of customers and short-term earnings volatility, is to be assessed from this long-term perspective. In addition, for purposes of Section 4.3(c), "Material Adverse Effect" shall not include any change, circumstance or effect relating to the cost or availability of any financing to Parent.

          (t)    "NYSE" means New York Stock Exchange.

          (u)  "Ordinary Course" means, with respect to any entity, any actions taken in the regular and ordinary course of that entity's business, consistent in all material respects with past practices.

          (v)  "Organizational Documents" means, with respect to any entity, the certificate of incorporation, bylaws or other governing documents of such entity.

          (w)  "Outside Date" means September 1, 2002.

          (x)  "Parent SEC Reports" means all reports, schedules, forms, statements or other documents filed or required to be filed by Parent, including all exhibits thereto.

          (y)  "Permits" means permits, licenses, certificates, franchises, registrations, variances, exemptions, orders and approvals of all Governmental Entities.

          (z)  "Person" means an individual, corporation, partnership, limited liability company association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

        (aa)  "Securities Act" means the Securities Act of 1933, as amended.

        (bb)  "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting and economic interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

        (cc)  "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, transfer, employment, unemployment disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties, fines and additions to tax imposed with respect to such amounts and any interest in respect of such penalties and additions to tax.

        (dd)  "Tax Return" means all returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax authority in any jurisdiction relating to Taxes, including any amendments thereof.

        (ee)  "the other party" means, unless the context otherwise requires, with respect to the Company, the Parent, and means, with respect to the Parent, the Company.

        IN WITNESS WHEREOF, the Parent, the Company and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above.

BJ SERVICES COMPANY, a Delaware Corporation
By:	/s/ J.W. STEWART Name: J.W. Stewart Title: President and Chief Executive Officer
BJTX, CO., a Delaware Corporation
By:	/s/ J.W. STEWART Name: J.W. Stewart Title: President and Chief Executive Officer
OSCA, INC., a Delaware Corporation
By:	/s/ MARK P. BULRISS Name: Mark P. Bulriss Title: Chairman

ANNEX B

SUPPORT AGREEMENT

        This SUPPORT AGREEMENT (this "Agreement"), dated as of February 20, 2002 by and among BJ SERVICES COMPANY, a Delaware corporation ("Parent"), BJTX, Co., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and GREAT LAKES CHEMICAL CORPORATION, a Delaware corporation ("Stockholder"). Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

RECITALS:

        WHEREAS, Parent, Merger Sub and OSCA, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") pursuant to which Merger Sub will be merged with and into the Company (the "Merger"), upon the terms and conditions set forth in the Merger Agreement and each outstanding share of Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), other than shares owned by the Company or Parent or certain of their respective affiliates will be converted into the right to receive the Merger Consideration, as defined and more fully set out in the Merger Agreement;

        WHEREAS, as of the date hereof, Stockholder beneficially and of record owns 7,900,000 shares of Class B common stock of the Company (the "Owned Shares");

        WHEREAS, the Board of Directors of the Company has adopted resolutions approving the Merger Agreement, the Merger and, for purposes of Section 203 of the Delaware General Corporation Law ("DGCL"), this Agreement, recommending that the Company's stockholders adopt the Merger Agreement and approve the Merger;

        WHEREAS, promptly after the execution and delivery of this Agreement and the Merger Agreement, Stockholder will (in accordance with Section 228 of the DGCL) execute and deliver to the Secretary of the Company (with a copy to Parent) its written consent (the "Consent"), which Consent is irrevocable, as the record holder of the Owned Shares and all other shares of Company Common Stock to which Stockholder has, directly or indirectly, the right to vote or direct the voting, adopting the Merger Agreement and approving the Merger and the other transactions contemplated by the Merger Agreement;

        WHEREAS, when so executed and delivered, the Consent will represent the only stockholder action required under applicable law and the Organizational Documents of the Company in order to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement and the Secretary of the Company will provide to Parent a certificate to the effect that such Consent has been received by the Company, and that no further stockholder action is required under the DGCL or the Organizational Documents of the Company in order to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement;

        WHEREAS, Stockholder understands and acknowledges that Parent is entering into, and causing Merger Sub to enter into, the Merger Agreement in reliance upon Stockholder's execution and delivery of the Consent and this Agreement;

        WHEREAS, as a condition precedent to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required that Stockholder agree to make certain representations and warranties and covenant to perform certain actions as described herein;

        NOW, THEREFORE, in consideration of the execution and delivery by Parent and Merger Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

TERMINATION

        SECTION 1.1    Termination. This Agreement shall terminate on the earlier of (i) the consummation of the Merger, and (ii) the termination of the Merger Agreement in accordance with its terms; provided, however, that the agreements contained in Article IV hereof and the representations and warranties contained in Section 2.2 hereof shall continue indefinitely and survive any termination pursuant to clause (i) of this Section 1.1 but not any termination pursuant to clause (ii) of this Section 1.1.

        SECTION 1.2    Effect of Termination. In the event of a termination of this Agreement as provided in Section 1.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or Stockholder or their respective officers or directors hereunder thereafter, except as to those sections referenced in the proviso in Section 1.1 above for which any liability or obligation shall survive indefinitely if the Merger is consummated; provided, however, that nothing herein shall relieve any party for liability (i) for any breach hereof prior to such termination or (ii) for any breach of Section 2.2 or Article III.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

        SECTION 2.1    Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby jointly and severally represent and warrant to Stockholder as follows:

        (a)  Organization, Due Authorization. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Parent has full corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and no other corporate or stockholder proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms.

        (b)  Organization, Due Authorization. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Merger Sub has full corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Merger Sub, and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against Merger Sub in accordance with its terms.

        (c)  No Conflicts. Other than in connection with or in compliance with the provisions of the DGCL with respect to the transactions contemplated hereby, the Exchange Act, the securities or takeover laws of the various states and the HSR Act, no authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the execution, delivery or consummation by Parent or Merger Sub of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Parent or Merger Sub will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a breach, violation or default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien or encumbrance upon any of the properties or assets of Parent or Merger Sub under, (i) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Parent or Merger Sub is a party or by which their respective properties or assets are bound, other than breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not materially impair the ability of Parent or Merger Sub (as the case may be) to perform its obligations hereunder or (ii) any of its Organizational Documents.

        SECTION 2.2    Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent and Merger Sub as follows:

        (a)  Organization, Due Authorization. Stockholder is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Stockholder has full corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Stockholder, and no other corporate or stockholder proceedings on the part of Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms.

        (b)  Title; Voting Rights. Stockholder has good and valid title to the Owned Shares, free and clear of any lien, charge, encumbrance or claim of whatever nature. Except pursuant to this Agreement, the Owned Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Owned Shares.

        (c)  Ownership of Shares of Company Common Stock. On the date hereof, Stockholder owns, of record and beneficially, the Owned Shares. Stockholder has sole voting power and sole power to dispose of the Owned Shares, with no restrictions other than those contained herein and subject to applicable federal securities laws on its rights of disposition pertaining thereto.

        (d)  No Conflicts. Other than in connection with or in compliance with the provisions of the DGCL with respect to the transactions contemplated hereby, the Exchange Act, the securities or takeover laws of the various states and the HSR Act, no authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by Stockholder of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Stockholder and the consummation of the transactions contemplated hereby and the compliance by the Stockholder with the provisions hereof will not conflict with or constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a breach, violation or default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien or encumbrance upon any of the properties or assets of Stockholder under (i) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Stockholder is a party or by which its properties or assets are bound, other than breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, individually or in the aggregate, would not materially impair the ability of Stockholder to perform its obligations hereunder or (ii) the Organizational Documents of the Stockholder.

        (e)  No Proceedings. There is no suit, action, investigation or proceeding pending or, to the knowledge of Stockholder, threatened against the Stockholder at law or in equity before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that could reasonably be expected, individually or in the aggregate, to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which the Stockholder is subject that could reasonably be expected, individually or in the aggregate, to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

        (f)    Certain Matters Relating to the Master Separation Agreement. The Stockholder does not currently retain record or beneficial title to any Asset (as such term is defined in the Master Separation Agreement (defined below)) relating solely to the OSCA Business (as defined in the Master Separation Agreement).

        (g)  Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee payable by the Company based on arrangements made by or on behalf of Stockholder in connection with any of the transactions contemplated by this Agreement or the Merger Agreement, other than Morgan Stanley & Co. Incorporated.

ARTICLE III

COVENANTS OF STOCKHOLDER

        Stockholder hereby covenants and agrees as follows:

        SECTION 3.1    Restriction on Transfer, Proxies and Non-Interference. Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby, by the Consent and the transactions contemplated by the Merger Agreement not to directly or indirectly (i) offer for sale, sell or consent to the offer for sale, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any of its Owned Shares or any interest therein, (ii) grant any proxies, powers of attorney or other authorization or consent, deposit any shares of capital stock of the Company into a voting trust or enter into any voting arrangement or agreement with respect to any such Owned Shares, (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement, or (iv) commit or agree to take any of the foregoing actions.

        SECTION 3.2    No Solicitation. Stockholder shall, and shall direct and cause its officers, directors, employees, representatives, advisors, subsidiaries (other than the Company) and agents to, immediately cease any and all existing activities, discussions or negotiations with any parties other than Parent and Merger Sub conducted heretofor with respect to an Acquisition Proposal (as defined in Section 4.4 of the Merger Agreement) and will demand the return or destruction of any confidential information previously provided in connection with or in contemplation of an Acquisition Proposal. While this Agreement is in effect, Stockholder shall not (directly or indirectly), and shall not authorize or permit any of its officers, directors, subsidiaries (other than the Company) or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of them to (i) solicit, initiate, encourage or take any action to facilitate or, including by way of furnishing information, encourage any inquiries, proposals or offers, whether or not in writing, relating to any Acquisition Proposal, or (ii) enter into or participate in any discussions or negotiations regarding any Acquisition Proposal. If Stockholder receives an Acquisition Proposal then Stockholder shall promptly inform Parent, orally and in writing, of such proposal, the identity of the person making it and the terms and conditions of such proposal, inquiry or contact and any further proposals, inquiries or contacts.

        SECTION 3.3    Execution and Delivery of Consent. Promptly after the execution of this Agreement and the Merger Agreement, but in no event later than 5:00 p.m. on the first business day after the execution of this Agreement, Stockholder will execute and deliver the Consent to the Secretary of the Company (with a copy to Parent), which Consent shall be irrevocable, and no further stockholder action shall be required to adopt the Merger Agreement or to approve the Merger and the other transactions contemplated by the Merger Agreement.

ARTICLE IV

OTHER AGREEMENTS

        SECTION 4.1    Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, voting or executing a written consent with respect to the Owned Shares, or any other shares of the Company's capital beneficially owned by Stockholder.

        SECTION 4.2    Public Announcements. Each of Parent, Merger Sub and Stockholder agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if such party determines based upon the advice from its legal counsel that such disclosure is required pursuant to applicable law or regulations of national securities exchanges and the party making such disclosure has first used its best efforts to consult with the other parties about the form and substance of such disclosure prior to making such disclosure.

        SECTION 4.3    Brominated Products Supply Agreement. The parties hereto agree that at any time on or prior to the expiration of an evaluation period ending at 5:00 p.m. on the 90th calendar day after the Effective Time, Parent, in its sole discretion, may or may cause the Company to, terminate the Brominated Products Supply Agreement dated as of June 20, 2000 (the "Supply Agreement") by and between Stockholder and the Company (other than the provisions of Article 5 thereof) by delivering written notice of such termination to Stockholder.

        SECTION 4.4    Overlap Agreements. The parties hereto agree that each of (a) the Tax Disaffiliation Agreement, dated as of June 20, 2000, by and among Stockholder and the Company (the "Tax Disaffiliation Agreement"), (b) the Initial Public Offering and Distribution Agreement dated as of June 20, 2000 by and between Stockholder and the Company (the "IPO Agreement"), (c) the Registration Rights Agreement dated as of June 20, 2000 by and between Stockholder and the Company (the "Registration Rights Agreement"), and (d) the Services Agreement dated as of June 20, 2000 by and between Stockholder and the Company (the "Services Agreement" and together with the Tax Disaffiliation Agreement, IPO Agreement and Registration Rights Agreement, the "Canceled Agreements"), shall terminate at the Effective Time without any obligation of any party to the Canceled Agreements continuing after the Effective Time other than amounts accrued and unpaid for services performed under the Services Agreement prior to the Effective Time, provided, however, that (i) Sections 6 (excluding Sections 6.1(a), 6.1(b), 6.1(d), 6.2(a) and 6.2(c) of the IPO Agreement), 7.4, 7.5, (except to the extent modified below) 7.6, and 7.7 through 7.15 of the IPO Agreement shall continue in full force and effect from and after the Effective Time, and (ii) subparagraph 2(g), Section 3 and Sections 5 through 19 and Sections 21 through 23 (except to the extent modified below) of the Services Agreement shall continue in full force and effect from and after the Effective Time. Notwithstanding anything in any of the IPO Agreement, the Services Agreement or the Master Separation Agreement dated as of June 20, 2000 by and between Stockholder and the Company (the

"Master Separation Agreement") to the contrary, from and after the Effective Time the following shall apply:

        (a)  any notice required to be given to the Company, Parent or the Stockholder under any of the IPO Agreement, the Services Agreement or the Master Separation Agreement shall be delivered as specified in Section 5.2 hereof, instead of the address specified in those agreements.

        (b)  the rights and obligations of the Company under any of the IPO Agreement, the Services Agreement and the Master Separation Agreement may be assigned by the Company by operation of law or merger or in connection with the sale, contribution or transfer by the Company of all or substantially all of its assets;

        (c)  any arbitration conducted under Section 6.08 of the Master Separation Agreement or Section 23(b) of the Services Agreement shall be conducted in Wilmington, Delaware in lieu of Indianapolis, Indiana; and

        (d)  The record retention obligation of the Company set forth in Section 5.04 of the Master Separation Agreement shall be deemed modified to the extent necessary for such provision to be construed to require that the Company shall only be obligated to retain its books, records and returns relating to the period prior to Effective Time for such period as it is required under applicable law to retain same (the "Retention Period"). After such Retention Period, if the Company intends to dispose or destroy any of its financial and tax-related books, records and returns it will (and Parent will cause the Company to) comply with the notice and right of the Stockholder to take possession of same as provided in the second and third sentences of Section 5.04(a) of the Master Separation Agreement. The fourth, fifth and sixth sentences of Section 5.04(a) of the Master Separation Agreement shall continue in full force and effect after the Effective Time. Except to the extent modified by this Section 4.4 and by Section 4.8 hereof, the Master Separation Agreement shall continue in full force and effect from and after the Effective Time.

        SECTION 4.5    Insurance. Stockholder shall make its reasonable best efforts to assure that the interest of the Company and its Subsidiaries, as insureds or beneficiaries or in any other capacity in respect of Stockholder's and its Subsidiaries' insurance policies (other than "Claims Made" or "Occurrence First Reported" policies) shall remain in full force and effect at and after the Closing Date for all claims or incidents occurring prior to the Closing Date (whether or not a claim thereunder has been made or filed prior to or is made after the Closing Date). Stockholder agrees that after the Closing Date, Stockholder shall take all action necessary to provide any of the Parent, Merger Sub and the Surviving Corporation the benefit of any insurance policies which were held in the name of Stockholder for the benefit of the Company. Such actions shall include taking any action necessary to allow any of the Parent, Merger Sub or the Surviving Corporation to file claims under such policies and to negotiate reasonably with the insurance carrier settlements of such claims. Stockholder shall retain all insurance policy and claim files related to the Company ("Insurance Records") for a period of seven years from the Closing Date or for such longer period as may be required by law or any applicable court order, after which time Stockholder may, in its judgment, destroy or dispose of such Insurance Records, unless it shall have received in writing (no earlier than 60 days prior to the seven-year anniversary) a prior request from Parent that Parent wishes to take possession of such Insurance Records at its own cost and expense within 60 days after the date of such notice. Further, Stockholder shall issue, promptly after the Closing Date, all necessary notices to insurance companies, where required, providing notification of the Merger, with a copy to Parent. Stockholder agrees to provide Parent any further insurance-related assistance as set forth on Schedule 4.5(a) hereto. Nothing in this Section 4.5 shall obligate or be construed to obligate Stockholder to guarantee in any respect the performance of any obligations of insurance companies under any such insurance policies, or to incur any out-of-pocket costs to obtain any consent, endorsement or other action of a third party.

        SECTION 4.6    Confidentiality. Prior to and after the Effective Time, (a) Stockholder will maintain the confidentiality of any information relating to the business, operations, financial structure, financial position or financial results, customers, suppliers, contracts, employees and affairs of the Company that shall not be generally known to the public or to other participants in the Company's industry ("Company Confidential Information"), and (b) Parent will maintain the confidentiality of any information relating to the business, operations, financial structure, financial position or financial results, customers, suppliers, contracts, employees and affairs of Stockholder that shall not be generally known to the public or other participants in the Stockholder's industry ("Stockholder Confidential Information"); provided however, that such restriction shall not apply as to particular portions of the Company Confidential Information or Stockholder Confidential Information (i) if, and only to the extent, such portions become generally available to the public other than as a result of a disclosure by Stockholder or Parent, as the case may be, in violation of this Section 4.6 or (ii) if Stockholder or Parent, as the case may be, determines based upon the advice from its legal counsel that disclosure is required pursuant to applicable law or regulations of national securities exchanges and has used its best efforts to consult with Parent or Stockholder, as the case may be, about the form and substance of such disclosure prior to making such disclosure, in which event it may disclose to the extent, but only to the extent, so required under such applicable law or regulations. In addition, the restrictions in the prior sentence shall not apply as to particular portions of the Company Confidential Information or Stockholder Confidential Information which Stockholder or Parent, as the case may be, reasonably believes it needs to disclose to a court, tribunal or arbitration panel in an action to enforce or defend its rights under and with respect to this Agreement or the Master Separation Agreement. In the event that Stockholder or Parent, as the case may be, is requested or becomes compelled (by oral questions, interrogatories, requests for information or documents, subpoena, investigative demand or similar legal or regulatory process) to disclose any Company Confidential Information or Stockholder Confidential Information, as applicable, Stockholder or Parent, as the case may be, will promptly provide the other with written notice so such other may seek a protective order or other appropriate remedy and Stockholder will fully cooperate with Parent's efforts to obtain the same. If, in the absence of a protective order or other remedy or waiver, Stockholder, after consultation with Parent, is compelled to disclose such Company Confidential Information or Parent, after consultation with Stockholder, is compelled to disclose Stockholder Confidential Information to any tribunal or regulator authority or else, in the reasonable judgment of Stockholder's or Parent's counsel, as the case may be, stands liable for contempt or suffer other censure or penalty, Stockholder or Parent, as applicable, will furnish only that portion of the Company Confidential Information or Stockholder Confidential Information, as applicable, which is required to be furnished. From and after the date hereof, this Section 4.6 shall supersede the obligations and regulations set forth in Sections 5.01 and 5.02 of the Master Separation Agreement, which Sections 5.01 and 5.02 shall cease to be of any force or effect.

        SECTION 4.7    Non-Solicitation. The Stockholder shall not, and shall cause each of its Subsidiaries not to, for a period commencing on the date hereof and ending on the third anniversary of the Effective Time under the Merger Agreement or termination of this Agreement, without the prior written approval of Parent, directly or indirectly solicit, encourage, entice or induce, other than through regional or national solicitations made to the general public, for employment any person who is an employee of the Company or any of its Subsidiaries at the date hereof or at any time hereafter that precedes the Effective Time under the Merger Agreement or such termination. If it is ever held that the restriction placed on Stockholder by this Section 4.7 is too onerous and is not necessary for the protection of Parent, Stockholder agrees that any court of competent jurisdiction may impose lesser restrictions which such court may consider necessary or appropriate to properly protect Parent.

        SECTION 4.8    Tax Matters.

        (a)  Liability for Taxes and Related Matters. After the Effective Time:

          (i)    Liability for consolidated, combined or unitary federal, state and local Taxes (including any liability in respect of any Tax as a result of being a member of any consolidated, combined or unitary group) of the Company and each Subsidiary of the Company for the Consolidated Period ("Consolidated Taxes") and entitlement to any refund for Consolidated Taxes for any taxable year or period that ends on or before the last date that the Company is included in the consolidated federal income Tax Return of the Stockholder Group (the "IPO Date") and, with respect to any taxable year or period beginning before and ending after the IPO Date, the portion of such taxable year ending on and including the IPO Date (the "Consolidated Periods") shall be allocated to Stockholder and Stockholder shall indemnify and hold harmless Parent, the Company and the Company's Subsidiaries for such Consolidated Taxes.

          (ii)  Parent shall be liable for and indemnify Stockholder for (x) the Taxes of the Company and each Subsidiary of the Company for any taxable year or period that begins after the IPO Date and, with respect to any taxable year or period beginning before and ending after the IPO Date, the portion of the taxable year beginning after the IPO Date (the "Standalone Period") and (y) all Taxes of the Company and each Subsidiary other than Consolidated Taxes; provided, none of Parent, the Company or any Subsidiary of the Company shall have any liability for any Taxes of Stockholder as a result of Stockholder's participation in the IPO (as defined in the Tax Disaffiliation Agreement) or the transactions effected and contemplated by the Merger Agreement.

          (iii)  For purposes of paragraphs (a)(i), (a)(ii) and (c), whenever it is necessary to determine the liability for Taxes of the Company or any Subsidiary of the Company for a portion of a taxable year or period that begins before and ends after the IPO Date, the determination of such Taxes for the portion of the year or period ending on, and the portion of year or period beginning after, the IPO Date shall be determined by assuming that the Company or Subsidiary, as applicable, had a taxable year or period which ended at the close of the IPO Date.

          (iv)  If a Tax audit proceeding or an amendment of a Tax Return resulting from a tax audit proceeding results in an increase in income, gain or recapture, or a decrease in deduction, loss or credit, as calculated for income Tax purposes, of the taxpayer for the Standalone Period coupled with an increase in deduction, loss or credit, or a decrease in income, gain or recapture, of the taxpayer for the Consolidated Period (a "Timing Difference"), and such Timing Difference results in a decrease in the liability the Stockholder would otherwise have under Section 4.8(a)(i), then for each Standalone Period in which the Parent Group actually realizes an Income Tax Detriment, Stockholder shall pay to Parent or its designee an amount equal to such Income Tax Detriment. Stockholder shall make all such payments within ten days after Parent notifies Stockholder that the relevant Income Tax Detriment has been actually realized; provided, however, no payment shall be required by this Section 4.8(iv) for any taxable period until the aggregate amount of Income Tax Detriment exceeds $100,000 and then the total amount of such Income Tax Detriment shall be payable and the aggregate payments which Stockholder shall be required to make under this Section 4.8(a)(iv) with respect to any Timing Difference shall not exceed the aggregate amount of the Income Tax Benefits of the Stockholder Group for all taxable periods as a result of such Timing Difference. "Income Tax Benefit" means for any taxable period the excess of (i) the hypothetical income Tax liability of a taxpayer for the taxable period calculated as if the Timing Difference or Reverse Timing Difference, as the case may be, had not occurred but with all other facts unchanged, over (ii) the income Tax liability of a taxpayer for the taxable period, calculated taking into account the Timing Difference or Reverse Timing Difference, as the case may be. "Income Tax Detriment" means for any taxable period the excess of (A) the income Tax liability of a taxpayer for the taxable period, calculated taking into account the Timing Difference or Reverse

  Timing Difference, as the case may be, over (B) the hypothetical income Tax liability of a taxpayer for the taxable period, calculated as if the Timing Difference or Reverse Timing Difference, as the case may be, had not occurred but with all other facts unchanged.

          (v)  If a Tax audit proceeding or an amendment of a Tax Return resulting from a tax audit proceeding results in an increase in income, gain or recapture, or a decrease in deduction, loss or credit, as calculated for income Tax purposes, of the taxpayer for any Consolidated Period coupled with an increase in deduction, loss or credit, or a decrease in income, gain or recapture, of the taxpayer for the Standalone Period (a "Reverse Timing Difference"), and such Reverse Timing Difference results in a decrease in the liability Parent would otherwise have under Section 4.8(a)(ii), then for each Consolidated Period in which the Stockholder Group actually realizes an Income Tax Detriment, the Parent shall pay to Stockholder or its designee an amount equal to such Income Tax Detriment. Parent shall make all such payments within ten days after Stockholder notifies Parent that the relevant Income Tax Detriment has been actually realized; provided, however, no payment shall be required by this Section 4.8(v) for any taxable period until the aggregate amount of Income Tax Detriment exceeds $100,000 and then the total amount of such Income Tax Detriment shall be payable and the aggregate payments which Parent shall be required to make under this Section 4.8(a)(v) with respect to any Reverse Timing Difference shall not exceed the aggregate amount of the Income Tax Benefits of the Parent Group for all taxable periods as a result of such Reverse Timing Difference.

          (vi)  Any payment by Parent or Stockholder under this Section 4.8 will be an adjustment to the portion of the Merger Consideration allocable to the shares of the Company Common Stock that are held by Stockholder immediately prior to the Effective Time.

          (vii) For purposes of this Section 4.8, the term "Stockholder Group" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes Stockholder or any predecessor of or successor to Stockholder (or another such predecessor or successor) and the term "Parent Group" means any affiliated group that includes Parent or any predecessor of or successor to Parent (or another such predecessor or successor).

        (b)  Tax Returns. After the Effective Time, Stockholder shall file or cause to be filed (including by causing the Company or its relevant Subsidiary to file) when due all Tax Returns with respect to Consolidated Taxes that are required to be filed by or with respect to a member of the Stockholder Group and any of the Company and/or any Subsidiary of the Company for taxable years or periods ending on or before the IPO Date, and Parent shall file or cause to be filed when due all other Tax Returns that are required to be filed or with respect to the Company.

        (c)  Termination of Tax Allocation Agreements, Net Operating Losses. The Tax Disaffiliation Agreement and any tax allocation or sharing agreement or arrangements, whether or not written, that may have been entered into by Stockholder or any member of the Stockholder Group and the Company or any Subsidiary of the Company shall be terminated as to the Company and each Subsidiary of the Company as of the Effective Time, and all amounts due from the Company or any Subsidiary of the Company under the Tax Disaffiliation Agreement or any such sharing agreement or arrangement shall be paid on or prior to the Effective Time, and after the Effective Time neither the Company nor any Subsidiary of the Company shall be bound by or have any liability thereunder for any taxable year. No later than twenty days after which Parent, the Company or its Subsidiaries actually realizes a tax savings from utilization of the net operating losses denominated in Mexican pesos existing at the IPO Date (as defined the Tax Disaffiliation Agreement) attributable to the OSCA de Mexico S.A. de C.V. environmental remediation services business, Parent shall pay or cause to be paid to Stockholder an amount equal to the then US dollar value of the actual reduction in Taxes payable by Parent, the Company or its Subsidiaries resulting from utilization of such net operating losses.

        (d)  Assistance and Cooperation. After the Effective Time, each of Stockholder and Parent shall:

          (i)    assist in all reasonable respects (and cause their respective affiliates to assist) the other party in preparing any Tax Returns or reports which such other party is responsible for preparing and filing in accordance with this Section 4.8;

          (ii)  cooperate in all reasonable respects in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company or any Subsidiary of the Company;

          (iii)  make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company and each Subsidiary of the Company;

          (iv)  provide timely notice to the other in writing of any pending or threatened tax audits or assessments of the Company and each Subsidiary of the Company for taxable periods for which the other may have a liability under this Section 4.8; and

          (v)  furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period.

        (e)  Contests; Payment Procedure. After the Effective Time:

          (i)    Stockholder shall control, manage and solely be responsible for any audit, contest, claim, proceeding or inquiry with respect to Consolidated Taxes and shall have the exclusive right to settle or contest in its sole discretion any such audit, contest, claim, proceeding or inquiry without the consent of any other party; provided, however, that Stockholder shall inform Parent of any proposed adjustment or settlement which could have a material effect on Taxes of the Company and its Subsidiaries in any Standalone Period and Stockholder will defend against any such proposed adjustment or settlement in good faith.

          (ii)  Parent shall control, manage and solely be responsible for any audit, contest, claim, proceeding or inquiry with respect to Standalone Taxes and shall have the exclusive right to settle or contest any such audit, contest, claim, proceeding, or inquiry without the consent of any other party; provided, however, that Parent shall inform Stockholder of any proposed adjustment or settlement which could have a material effect on Taxes in any Consolidated Period and Parent will defend against any such proposed adjustment or settlement in good faith.

        (f)    Survival. The indemnification provisions contained in this Section 4.8 (Tax Matters) shall survive the consummation of the Merger and shall not expire.

        SECTION 4.9    Conveyance by Stockholder of Remaining Assets of OSCA Business. Prior to the Effective Time, at Stockholder's expense, Stockholder shall take all such actions as may be necessary or appropriate to convey record and beneficial title to all remaining assets of the OSCA Business (as defined in Section 1.01 of the Master Separation Agreement) held by Stockholder for the benefit of the Company.

        SECTION 4.10    Termination of Other Agreements; Waiver of Right to Seek Certain Indemnity. Other than the Supply Agreement, the Tax Disaffiliation Agreement, the IPO Agreement, the Registration Rights Agreement, the Services Agreement and the Master Separation Agreement (the treatment of which are addressed in Section 4.3 and Section 4.4 above), the parties hereto agree that all contracts, commitments, agreements, arrangements or other transactions between the Company or any of its Subsidiaries, on the one hand, and Stockholder, on the other hand, shall terminate at the Effective Time without any further obligation or payment due from the Company or Parent upon or after any such termination. The Stockholder undertakes and agrees, on its own behalf and on behalf of each of its Subsidiaries (as defined in the Master Separation Agreement) and their respective successors in interest, and each of their respective past and present Representatives (as defined in the Master

Separation Agreement) (collectively, "Indemnitees") not to seek, and hereby waive, relinquish and forever release any right to seek, any indemnification under clause (c) of Section 4.01 of the Master Separation Agreement. Stockholder's indemnity obligation under Section 4.02 of the Master Separation Agreement with regard to the Environmental Remediation Business (as defined under the Master Separation Agreement) shall specifically include any liabilities assumed by Company under that certain Assumption Agreement dated January 18, 1999 and executed by Company in connection with the sale of stock in Four Seasons Environmental, Inc. and Aquaterra Engineering, Inc.

ARTICLE V

MISCELLANEOUS

        SECTION 5.1    Entire Agreement; Assignment; No Third Party Beneficiaries. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign its rights and obligations hereunder to Parent or any direct or indirect wholly owned subsidiary of Parent. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies.

        SECTION 5.2    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

To Stockholder as follows: Great Lakes Chemical Corporation 500 E. 96th Street, Suite 500 Indianapolis, Indiana 46240 Attention: Senior Vice President and General Counsel Facsimile: (317) 715-3050
Copy to: Kirkland & Ellis 200 East Randolph Drive Chicago, Illinois 60601 Attention: Carter W. Emerson, P.C. Facsimile: (312) 861-2200
To Parent, the Company or Merger Sub:
BJ Services Company 5500 Northwest Central Drive Houston, Texas 77092 Attention: Vice President and General Counsel Facsimile No.: (713) 895-5625

Copy to: Andrews & Kurth Mayor, Day, Caldwell & Keeton, L.L.P. 4200 JPMorgan Chase Tower Houston, Texas 77002 Attention: A. Michael O'Leary Facsimile: (713) 220-4285

        Any notices to be given to the parties under the Cancelled Agreements, the Master Separation Agreement, or the Supply Agreement shall be deemed to have been properly given if given in the manner specified in this section.

        SECTION 5.3    Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof. Each of the parties hereto (i) consents to subject itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, and consents to service of process by notice as provided in this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of Delaware.

        SECTION 5.4    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        SECTION 5.5    Descriptive Headings. The descriptive headings used hereby are inserted for convenience of reference only and are not intended to be part of or to effect the meaning or interpretation of this Agreement.

        SECTION 5.6    Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        SECTION 5.7    Expenses. Each party shall pay its own costs and expenses, including without limitation, the fees and expenses of their respective counsel and financial advisors.

        SECTION 5.8    Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party or parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief, without the posting of bond or other security, in addition to any other remedy to which it or they might be entitled, at law or in equity.

        SECTION 5.9    Dispute Resolution. Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, or otherwise (collectively, "Disputes"), shall be exclusively governed by and settled in accordance with the provisions of this Section 5.9. The parties hereto shall use all commercially reasonable efforts to settle all Disputes without resorting to mediation, arbitration, litigation or other third party dispute resolution mechanisms. If any Dispute remains unsettled, a party hereto may commence proceedings hereunder by first delivering a written notice from a Senior Vice President or comparable executive officer of such party (the "Demand") to the other party or parties providing a reasonable description of the Dispute to the others and expressly requesting mediation hereunder. The parties hereby agree to submit all Disputes to non-binding mediation before a mediator reasonably acceptable to all parties involved in such Dispute. If, after such mediation, the parties subject to such mediation disagree regarding the mediator's recommendation, such Dispute shall be submitted to arbitration under the terms hereof, which arbitration shall be final, conclusive and binding upon the parties, their successors and assigns. The arbitration shall be conducted in Wilmington, Delaware by three arbitrators acting by majority vote (the "Panel") selected by agreement of the parties not later than 10 days after the delivery of the recommendation provided by the mediator as described above or, failing such agreement, appointed pursuant to the commercial arbitration rules of the American Arbitration Association, as amended from time to time (the "AAA Rules"). If an arbitrator so selected becomes unable to serve, his or her successors shall be similarly selected or appointed. The arbitration shall be conducted pursuant to the Federal Arbitration Act and such procedures as the parties subject to such arbitration may agree, or, in the absence of or failing such agreement, pursuant to the AAA Rules. Notwithstanding the foregoing: (i) each party shall have the right to audit the books and records of the other party that are reasonably related to the Dispute; (ii) each party shall provide to the other, reasonably in advance of any hearing, copies of all documents which a party intends to present in such hearing; and (iii) each party shall be allowed to conduct reasonable discovery through written requests for information, document requests, requests for stipulation of fact and depositions, the nature and extent of which discovery shall be determined by the parties; provided that if the parties cannot agree on the terms of such discovery, the nature and extent thereof shall be determined by the Panel which shall take into account the needs of the parties and the desirability of making discovery expeditious and cost effective. The award shall be in writing and shall specify the factual and legal basis for the award. The Panel shall additionally have the authority to impose a confidentiality protective order. The Panel shall apportion all costs and expenses of arbitration, including the Panel's fees and expenses and fees and expenses of experts, between the prevailing and non-prevailing party as the Panel deems fair and reasonable. Notwithstanding anything in this Agreement to the contrary, in no event may the Panel award consequential, special, exemplary or punitive damages. Any arbitration award shall be binding and enforceable against the parties hereto and judgment may be entered therein in any court of competent jurisdiction.

        IN WITNESS WHEREOF, Parent, Merger Sub and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

BJ Services Company, a Delaware corporation
By:	/s/ J.W. STEWART Name: J.W. Stewart Title: President and Chief Executive Officer
BJTX, Co., a Delaware corporation
By:	/s/ J.W. STEWART Name: J.W. Stewart Title: President and Chief Executive Officer
Great Lakes Chemical Corporation, a Delaware corporation
By:	/s/ MARK P. BULRISS Name: Mark P. Bulriss Title: President and Chief Executive Officer

ANNEX C

INDEMNIFICATION AGREEMENT

        This INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of February 20, 2002 is entered into by and among BJ SERVICES COMPANY, a Delaware corporation ("Parent"), and GREAT LAKES CHEMICAL CORPORATION, a Delaware corporation ("Stockholder"). Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

R E C I T A L S:

        WHEREAS, Parent, BJTX, Co., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and OSCA, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") pursuant to which Merger Sub will be merged with and into the Company (the "Merger") upon the terms and conditions set forth in the Merger Agreement;

        WHEREAS, the Company is party to that litigation styled Underwriters at Lloyd's London and Certain Insurance Companies Subscribing to Policy No. JHB-CJP-1177 Issued to Newfield Exploration Company; Underwriters at Lloyd's London and Certain Insurance Companies Subscribing to Policy No. EF960247 Issued to Apache Oil Corporation; OIL Insurance Limited; Underwriters at Lloyd's London and Certain Insurance Companies Subscribing to Certificate No. 1105 Issued to Continental Land & Fur; Underwriters at Lloyd's London and Certain Insurance Companies Subscribing to Certificate AJGIS00005299P and Certificate JHB-CJP-1187 Issued to Fidelity Oil Co.; Newfield Exploration Company; Apache Oil Corporation; Continental Land & Fur; and Fidelity Oil Co., plaintiffs, and Williams Field Services, and Transcontinental Gas Pipeline Corporation, intervenors, v. OSCA, Inc., High Pressure Integrity, Inc., and Chalmers, Collins & Atwell, defendants (Civil Action No. H-00-3442; United States District Court; Southern District of Texas, Houston Division) (together with all current and future consolidated and derivative actions, the "Newfield Litigation"); and

        WHEREAS, as a condition precedent to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required that Stockholder enter into this Agreement;

        NOW, THEREFORE, in consideration of the execution and delivery by Parent and Merger Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

INDEMNIFICATION

        SECTION 1.1    Pre-Closing Resolution of Newfield Litigation.

        (a)    Effective Period.    The provisions of this Section 1.1 shall apply during the period commencing on the date hereof and ending at the earlier to occur of (i) at such time after the consummation of the Merger as the Stockholder has paid in full all amounts payable under Section 1.1(b) and (ii) the termination of this Agreement in accordance with Section 2.1 hereof.

        (b)    Payment by Stockholder.    If all liability, insurance and other claims and causes of action relating to the Newfield Litigation ("Newfield Claims") are, prior to the consummation of the Merger, (i) settled (subject to the restrictions on such settlement contained in the Merger Agreement) by the Company with prejudice or (ii) finally determined by the entry of a final, non-appealable judgment or order of a court of competent jurisdiction, Stockholder shall promptly after consummation of the Merger pay to Parent an amount equal to the percentage (such percentage, the "Great Lakes' Contribution Percentage") specified in Schedule 1 hereto under the column labeled "Great Lakes' Contribution Percentage" of all "uninsured cash damages" (as defined below) paid or payable by the

Company in excess of the amount stipulated in Schedule I hereto under the column labeled "Company Deductible Amount" (such amount, the "Company Deductible Amount") in connection with such settlement or final determination of the Newfield Claims. For purposes of this Agreement, the term "uninsured cash damages" shall mean the sum of that portion of any settlement of the Newfield Claims (subject to the other restrictions contained herein) or judgment in the Newfield Litigation (as finally determined by the entry of a final, non-appealable judgment or order of a court of competent jurisdiction) paid or payable by the Company which remains after taking into account any recovery of monies received from the Company's or Stockholder's insurers and/or insurance brokers; and for purposes of clarification "uninsured cash damages" shall specifically include (i) any self-insured retentions or deductibles which the Company is obligated to pay or any amounts the Company is obligated to pay as a result of the insolvency of the Company's or Stockholder's insurers plus (ii) the unreimbursed out-of-pocket costs and expenses paid or payable by the Company to defend or prosecute the Newfield Claims or the Newfield Litigation to the extent such costs and expenses are related to services performed for the Company, or other amounts incurred by the Company, after December 31, 2001.

        (c)    Consent to Settlement.    Notwithstanding anything to the contrary contained in the Merger Agreement (including Section 3.1(h) thereof), Parent agrees that it shall promptly consent in writing to any settlement by the Company of the Newfield Claims or any decision by the Company to cease to defend the Newfield Litigation if (i) pursuant to or as a result of such settlement or cessation the Company would not be obligated to pay any uninsured cash damages in excess of the Company Deductible Amount and (ii) any such settlement would expressly and unconditionally release the Company from all Newfield Claims with prejudice or any such decision to cease to defend the Newfield Litigation would have the effect of finally determining all Newfield Claims with prejudice.

        (d)    No Obligation to Settle.    Nothing contained in this Agreement shall obligate Stockholder to cause the Company to settle any Newfield Claims or cease to defend the Newfield Litigation prior to the consummation of the Merger.

        SECTION 1.2    Post-Closing Resolution of Newfield Litigation.

        (a)    Effective Period.    The provisions of this Section 1.2 shall apply during the period commencing upon consummation of the Merger and continuing until any termination of this Agreement in accordance with Section 2.1 hereof.

        (b)    Payment by Stockholder.    If all Newfield Claims are, after the consummation of the Merger, (i) settled by the Company with prejudice or (ii) finally determined by the entry of a final, non-appealable judgment or order of a court of competent jurisdiction, Stockholder shall promptly pay to Parent an amount equal to the Great Lakes' Contribution Percentage of all uninsured cash damages paid or payable by the Company in excess of the Company Deductible Amount in connection with such settlement or final determination of the Newfield Claims.

        (c)    Settlement Limitations.    Without the prior written consent of Stockholder, Parent shall not, and shall cause the Company not to, settle the Newfield Claims or cease to defend the Newfield Litigation if pursuant to or as a result of such settlement or cessation the Company shall be or become obligated to pay any uninsured cash damages in excess of the Company Deductible Amount.

        (d)    Participation in Defense; Information.    Stockholder shall be entitled to participate in the defense of the Newfield Litigation and any settlement discussions relating thereto at its expense and Parent shall take all action necessary to cause the Company to permit Stockholder to participate in the defense of the Newfield Litigation and any settlement discussions relating thereto. In addition, Parent shall, and shall cause the Company to, keep Stockholder fully apprised of all significant developments relating to the Newfield Litigation.

        (e)    Company Joinder.    Promptly upon consummation of the Merger, Parent shall cause the Company to covenant directly with Stockholder with respect to the matters set forth in Sections 2.1(c) and 2.1(d) above.

ARTICLE II

TERMINATION

        SECTION 2.1    Termination. This Agreement shall terminate on the first to occur of:

            (i) the termination of the Merger Agreement in accordance with its terms,

            (ii) any failure or refusal by Parent, prior to the consummation of the Merger, to promptly deliver a consent required under Section 1.1(c) hereof, and

            (iii) any rejection by the Company of, or any failure or refusal by Parent to cause the Company to accept, any offer to settle the Newfield Claims after consummation of the Merger if (i) pursuant to the proposed settlement offer the Company would not have been obligated to pay any uninsured cash damages in excess of the Company Deductible Amount and (ii) such proposed settlement would have expressly and unconditionally released the Company from all Newfield Claims.

        SECTION 2.2    Effect of Termination.    In the event of a termination of this Agreement as provided in Section 2.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or Stockholder hereunder thereafter.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

        SECTION 3.1    Representations and Warranties of Parent.    Parent hereby represents and warrants to Stockholder as follows:

        (a)    Organization, Due Authorization.    Parent is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Parent has full corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and no other corporate or stockholder proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms.

        (b)    No Conflicts.    Other than in connection with or in compliance with the provisions of the DGCL with respect to the transactions contemplated hereby, the Exchange Act, the securities or takeover laws of the various states and the HSR Act, no authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the execution, delivery or consummation by Parent of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Parent will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a breach, violation or default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien or encumbrance upon any of the properties or assets of Parent under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Parent is a party or by which its properties or assets are bound, other than breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not materially impair the ability of Parent to perform its obligations hereunder.

        SECTION 3.2    Representations and Warranties of Stockholder.    Stockholder hereby represents and warrants to Parent and Merger Sub as follows:

        (a)    Organization, Due Authorization.    Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Stockholder has full corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Stockholder, and no other corporate or stockholder proceedings on the part of Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms.

        (b)    No Conflicts.    Other than in connection with or in compliance with the provisions of the DGCL with respect to the transactions contemplated hereby, the Exchange Act, the securities or takeover laws of the various states and the HSR Act, no authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by Stockholder of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Stockholder and the consummation of the transactions contemplated hereby and the compliance by the Stockholder with the provisions hereof will not conflict with or constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a breach, violation or default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien or encumbrance upon any of the properties or assets of Stockholder under (i) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Stockholder is a party or by which its properties or assets are bound, other than breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, individually or in the aggregate, would not materially impair the ability of Stockholder to perform its obligations hereunder or (ii) the Organizational Documents of the Stockholder.

ARTICLE IV

OTHER AGREEMENTS

        SECTION 4.1    Further Assurances.    From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

        SECTION 4.2    Public Announcements.    Each of Parent and Stockholder agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if such party determines based upon the advice from its legal counsel that such disclosure is required pursuant to applicable law or regulations of national securities exchanges and the party making such disclosure has first used its best efforts to consult with the other party about the form and substance of such disclosure prior to making such disclosure.

ARTICLE V

MISCELLANEOUS

        SECTION 5.1    Entire Agreement; Assignment; Third Party Beneficiaries.    This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies; provided that the Company shall be a third party beneficiary of, and shall be entitled to directly enforce, Parent's agreement contained in Section 1.1(c).

        SECTION 5.2    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

To Stockholder as follows:
Great Lakes Chemical Corporation 500 E. 96th Street, Suite 500 Indianapolis, Indiana 46240 Attention: Senior Vice President and General Counsel Facsimile: (317) 715-3050
Copy to:
Kirkland & Ellis 200 East Randolph Drive Chicago, IL 60601 Attention: Carter W. Emerson, P.C. Facsimile: (312) 861-2200
To Parent as follows:
BJ Services Company 5500 Northwest Central Drive Houston, TX 77092 Attention: Vice President and General Counsel Facsimile: (713) 895-5625
Copy to:
Andrews & Kurth, Mayor, Day, Caldwell & Keeton L.L.P. 4200 JPMorgan Chase Tower 600 Travis Street Houston, Texas 77002 Attention: G. Michael O'Leary Facsimile: (713) 220-4285

        SECTION 5.3    Governing Law; Jurisdiction.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof. Each of the parties hereto (i) consents to subject itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, and consents to service of process by notice as provided in this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of Delaware.

        SECTION 5.4    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        SECTION 5.5    Descriptive Headings.    The descriptive headings used hereby are inserted for convenience of reference only and are not intended to be part of or to effect the meaning or interpretation of this Agreement.

        SECTION 5.6    Severability.    Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        SECTION 5.7    Expenses.    Each party shall pay its own costs and expenses, including without limitation, the fees and expenses of their respective counsel and financial advisors.

        SECTION 5.8    Specific Performance.    Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party or parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief, without the posting of bond or other security, in addition to any other remedy to which it or they might be entitled, at law or in equity.

        IN WITNESS WHEREOF, Parent and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

BJ SERVICES COMPANY, a Delaware corporation
By:	/s/ J.W. STEWART Name: J.W. Stewart Title: President and Chief Executive Officer
GREAT LAKES CHEMICAL CORPORATION, a Delaware corporation
By:	/s/ MARK P. BULRISS Name: Mark P. Bulriss Title: President and Chief Executive Officer

ANNEX D

OPINION OF J.P. MORGAN SECURITIES INC.

February 18, 2002

The Special Committee of The Board of Directors of OSCA, Inc.
c/o Richard A. Pattarozzi, Chairman
156 Commission Boulevard
Lafayette, LA 70508
Members of the Special Committee of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders (other than the Principal Stockholder (as defined below)) of Class A common stock, par value $0.01 per share (the "Class A Common Stock"), of OSCA, Inc. (the "Company") of the consideration to be received by such holders in the proposed merger (the "Merger") of the Company with a wholly-owned subsidiary of BJ Services Company (the "Merger Partner"). Pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), among the Company, the Merger Partner and a subsidiary of the Merger Partner ("Merger Sub"), the Company will become a wholly-owned subsidiary of the Merger Partner, and each outstanding share of Class A Common Stock and Class B common stock, par value $0.01 per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Company Common Stock") of the Company (other than shares of Company Common Stock held in treasury or owned by the Merger Partner and its affiliates) will be converted into the right to receive $28 in cash (the "Consideration").

        We understand that Great Lakes Chemical Corporation (the "Principal Stockholder") owns a portion of the outstanding shares of Class A Common Stock and all of the outstanding shares of Class B Common Stock, together representing approximately 53% (and approximately 92% of the voting power) of the aggregate outstanding shares of Company Common Stock, and that simultaneously with the execution of the Merger Agreement by the parties thereto, the Principal Stockholder will enter into a Support Agreement (the "Support Agreement" and together with the Merger Agreement, the "Agreements") with the Merger Partner and Merger Sub providing, among other things, for the Principal Stockholder's agreement to deliver its written consent in favor of the Merger no later than 5 p.m. the day following the execution of the Agreements.

        In arriving at our opinion, we have (i) reviewed the drafts dated February 9, 2002 of the Agreements; (ii) reviewed certain publicly available business and financial information concerning the Company and the Merger Partner and the industries in which they operate; (iii) compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of the Company and the Merger Partner with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and the Merger Partner Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the managements of the Company and the Merger Partner relating to their respective businesses; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

        In addition, we have held discussions with certain members of the management of the Company and the Merger Partner with respect to certain aspects of the Merger, and the past and current business operations of the Company and the Merger Partner, the financial condition and future prospects and operations of the Company and the Merger Partner, the effects of the Merger on the financial condition and future prospects of the Company and the Merger Partner, and certain other matters we believed necessary or appropriate to our inquiry.

        In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and the Merger Partner or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Merger Partner to which such analyses or forecasts relate. We have also assumed that the Merger will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and that the other transactions contemplated by the Agreements will be consummated as described in the Agreements. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel. We have also assumed that the definitive Agreements will not differ in any material respects from the drafts thereof furnished to us, except for the elimination of the option on the part of holders of Class A Common Stock besides the Principal Stockholder to elect to receive Merger Partner stock in lieu of cash Consideration. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or the Merger Partner or on the contemplated benefits of the Merger.

        Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by the holders (other than the Principal Stockholder) of the Class A Common Stock in the proposed Merger and we express no opinion as to the Class B Stock or the underlying decision by the Company to engage in the Merger.

        In addition, we were not requested to and did not provide advice concerning the negotiation of structure, consideration, or any other terms of the Merger. We were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction. We did not participate in negotiations with respect to the terms of the Merger and related transactions. Consequently, we express no opinion whether the Company could have achieved more beneficial terms.

        We will receive a fee from the Company for the delivery of this opinion. Please be advised that certain of our affiliates are lenders to a subsidiary of the Merger Partner. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

        On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be received by the holders (other than the Principal Stockholder) of the Class A Common Stock in the proposed Merger is fair, from a financial point of view, to such holders.

        This letter is provided to the Special Committee of the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES INC.

/s/ J.P. Morgan Securities Inc.

ANNEX E

OPINION OF MORGAN STANLEY & CO. INCORPORATED

February 18, 2002

Board of Directors
OSCA, Inc.
156 Commission Boulevard
Lafayette, LA 70598

Members of the Board:

We understand that OSCA, Inc. (the "Company"), BJ Services Company ("BJ") and BJTX, Co., a wholly owned subsidiary of BJ ("Merger Sub"), propose to enter into an Agreement and Plan of Merger substantially in the form of the draft dated February 18, 2002 (the "Merger Agreement") which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, each outstanding share of the Company's Class A common stock, par value $.01 per share (the "Class A Common Stock") and the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock"; and together with the Class A Common Stock, the "Company Common Stock") other than shares held in treasury or held by BJ or Merger Sub or as to which dissenters' rights have been perfected, will be converted into the right to receive $28.00 in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

We also understand that, in connection with the execution of the Merger Agreement, BJ, Merger Sub and Great Lakes Chemical Corporation, the majority stockholder of the Company ("Great Lakes"), propose to enter into a Support Agreement substantially in the form of the draft dated February 18, 2002 (the "Support Agreement") pursuant to which Great lakes will agree, upon the terms and conditions set forth therein, among other things, to deliver its irrevocable written consent approving the Merger.

You have asked for our opinion as to whether the consideration to be received in the aggregate by the holders of shares of the Company Common Stock (other than BJ and its affiliates) pursuant to the Merger Agreement is fair from a financial point of view to such holders.

For purposes of the opinion set forth herein, we have:

  (i)
  reviewed certain publicly available financial statements and other business and financial information of the Company;

  (ii)
  reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

  (iii)
  reviewed certain financial forecasts regarding the Company prepared by the management of the Company;

  (iv)
  discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

  (v)
  reviewed the reported prices and trading activity of the Class A Common Stock;

  (vi)
  compared the financial performance of the Company and the prices and trading activity of the Class A Common Stock with that of certain comparable publicly-traded companies and their securities;

E-1

  (vii)
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  (viii)
  participated in discussions and negotiations among representatives of the Company, Great Lakes and BJ and their financial and legal advisors;

  (ix)
  reviewed the Merger Agreement, the Support Agreement and certain related documents; and

  (x)
  considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to us for the purposes of this opinion. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company.

We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. We have assumed that the executed version of the Merger Agreement will not differ in any material respect from the last draft thereof that we have reviewed and that the Merger will be consummated in accordance with the terms set forth without material modification or waiver. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee from the Company for our services, including a transaction fee which is contingent upon the consummation of the Merger. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for the Company, Great Lakes and BJ and have received fees for the rendering of these services. Morgan Stanley is currently engaged by Great Lakes to provide financial advisory and financing services in the event the Merger is not consummated and will receive fees for rendering such services. In the ordinary course of business, Morgan Stanley may from time to time trade in the securities or indebtedness of the Company, Great Lakes or BJ for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or indebtedness.

It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety, if required, in any filing made by the Company in respect of the transaction with the Securities and Exchange Commission and distributed to stockholders of the Company in respect to the Merger. This opinion does not address the relative fairness of the consideration to be paid pursuant to the Merger Agreement to the holders of the Class A Common Stock and the Class B Common Stock. To the extent that a vote is required by applicable law, we express no opinion as to how the stockholders of the Company should vote with respect to the Merger.

Based upon and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received in the aggregate by the holders of shares of the Company Common Stock (other than BJ and its affiliates) pursuant to the Merger Agreement is fair from a financial point of view to such holders.

Very truly yours,
MORGAN STANLEY & CO. INCORPORATED
By:	/s/ Mark D. Eichorn Mark D. Eichorn Managing Director

E-2

ANNEX F

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

SECTION 262—APPRAISAL RIGHTS.

(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this Title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §257, §258, §263 or §264 of this title:

(1)
Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or the depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of §251 of this title.

(2)
Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c.
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

    d.
    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

  (3)
  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to §228 or §253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)
After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceedings, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

QuickLinks

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
OSCA, Inc. 156 Commission Boulevard Lafayette, Louisiana 70508
OSCA, Inc. 156 Commission Boulevard Lafayette, Louisiana 70508 (337) 837-6047
We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy.

SUMMARY TERM SHEET
SUMMARY
OSCA, Inc. 156 Commission Boulevard Lafayette, Louisiana 70508 (337) 837-6047
BJ Services Company 5500 Northwest Central Drive Houston, Texas 77092 (713) 462-4239
THE MERGER
MERGER AGREEMENT
SUPPORT AGREEMENT AND INDEMNIFICATION AGREEMENT
INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS; POTENTIAL CONFLICTS OF INTEREST
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
APPRAISAL RIGHTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
WHERE YOU CAN FIND MORE INFORMATION
ANNEX A
AGREEMENT AND PLAN OF MERGER DATED AS OF FEBRUARY 20, 2002 BY AND AMONG BJ SERVICES COMPANY, BJTX, CO. AND OSCA, INC.

WITNESSETH
ARTICLE I THE MERGER
ARTICLE II REPRESENTATIONS AND WARRANTIES
ARTICLE III COVENANTS RELATING TO CONDUCT OF BUSINESS
ARTICLE IV ADDITIONAL AGREEMENTS
ARTICLE V CONDITIONS PRECEDENT
ARTICLE VI TERMINATION AND AMENDMENT
ARTICLE VII GENERAL PROVISIONS
ANNEX B SUPPORT AGREEMENT
RECITALS
ARTICLE I TERMINATION
ARTICLE II REPRESENTATIONS AND WARRANTIES
ARTICLE III COVENANTS OF STOCKHOLDER
ARTICLE IV OTHER AGREEMENTS
ARTICLE V MISCELLANEOUS
ANNEX C INDEMNIFICATION AGREEMENT
ARTICLE I INDEMNIFICATION
ARTICLE II TERMINATION
ARTICLE III REPRESENTATIONS AND WARRANTIES
ARTICLE IV OTHER AGREEMENTS
ARTICLE V MISCELLANEOUS
ANNEX D OPINION OF J.P. MORGAN SECURITIES INC.
ANNEX E OPINION OF MORGAN STANLEY & CO. INCORPORATED
ANNEX F SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE